Exhibit 10.21

AGREEMENT OF SUB-SUBLEASE

THIS AGREEMENT OF SUB-SUBLEASE (this “Sub-Sublease:”) is made and entered into as of this 22nd day of August, 2005, by and between MERCURY INTERACTIVE CORPORATION, a Delaware corporation (hereinafter referred to as “Mercury”), and RELIANT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as “Reliant”).

RECITALS

This Sub-Sublease is made with reference to the following facts and understandings, and with the following intentions:

A.                                   Pursuant to that certain Lease, dated as of January 31, 1997, as subsequently amended by that certain First Amendment to Lease Agreement, dated as of March 31, 1997, that certain Second Amendment to Lease Agreement, dated as of April 15, 1997, and that certain Third Amendment to Lease Agreement, dated as of April 30, 1997 (collectively, the “Prime Lease”), 464 Ellis Street Associates, L.P., a California limited partnership (“Prime Landlord”), presently leases to Netscape Communications Corporation, a Delaware corporation (“Master Sublandlord”) three (3) separate, adjacent buildings having addresses at 464 Ellis Street (“Building 20”), 466 Ellis Street (“Building 21”) and 468 Ellis Street (“Building 22”), Mountain View, California (collectively, “Phase 1”). A copy of the Prime Lease is attached hereto and made a part hereof as Exhibit A.

B.                                     Pursuant to that certain Agreement of Sublease, dated as of February 28, 2005 (“Sublease”), Master Sublandlord subleases Phase I to Mercury. A copy of the Sublease is attached hereto and made a part hereof as Exhibit B.

C.                                     Mercury desires to sub-sublease to Reliant a portion of Building 20, consisting of approximately 53,118 square feet, and Reliant desires to sub-sublease that portion of Building 20 from Mercury, on the terms and conditions set forth in this Sub-Sublease.

D.                                    Capitalized terms used in this Sub-Sublease but not otherwise defined shall have the meaning ascribed to such terms in the Prime Lease and/or the Sublease, as applicable.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.                                      Subleased Premises

a.                                       Subleased Premises Defined. Subject to receipt of Prime Landlord’s written Consent and Master Sublandlord’s written Consent to this Sub-Sublease in accordance with Section 28 below, Mercury does hereby sub-sublease to Reliant, and Reliant does hereby sub-sublease from Mercury, for the term and upon the conditions hereinafter provided, the Subleased Premises, as more particularly described on the plan attached hereto and made part hereof as Exhibit C. Mercury and Reliant hereby stipulate that the aggregate rentable area of the Subleased Premises is fifty-three thousand one hundred eighteen (53,118) rentable square feet and agree that this square footage shall be conclusive for all purposes under this Sub-Sublease.

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b.                                       Condition of Subleased Premises. Subject to the provisions of this Section 1(b), the Subleased Premises are sub-sublet to Reliant in their “as is, where-is” condition existing on the date delivered to Reliant. Mercury shall have no obligation to complete any alterations, improvements, repairs or decorations to the Subleased Premises either prior to the time possession is given to Reliant or during the Term (as defined below). The foregoing sentence notwithstanding, the roof, roof membrane, mechanical, electrical, plumbing and HVAC systems serving the Subleased Premises, and the sidewalks, driveways and parking lot serving Building 20, shall be in good working condition on the date that Mercury delivers possession of the Subleased Premises to Reliant pursuant to Section 3 below.

c.                                       Initial Improvements. Reliant may, at its option and subject to the provisions of the Prime Lease, including, without limitation, Article 8 thereof, and the Sublease, including, without limitation, Section 1.c, thereof, complete certain initial improvements to prepare the Subleased Premises for Reliant’s occupancy thereof as more particularly described in the Work Letter Agreement (“Workletter”) attached hereto and made a part hereof as Exhibit D (the “Initial Improvements”), at Reliant’s sole cost and expense without any contribution or improvement allowance from Mercury except for the Allowance described in the Workletter; provided, however, Reliant shall not make or permit anyone to make any Initial Improvements without the prior written consent of Mercury, which shall not be unreasonably withheld or delayed, and of Prime Landlord in accordance with the Prime Lease and of Master Sublandlord in accordance with the Sublease. In connection with the foregoing, Reliant shall submit to Mercury, for prior written approval by Mercury, which shall not be unreasonably withheld or delayed, and Prime Landlord and Sublandlord, complete plans and specifications for any and all Initial Improvements, including, without limitation, schematic designs and work drawings. Any and all costs and expenses associated with the acquisition of cabling, equipment, furniture, security systems (other than the card key/badge access system to be maintained by Mercury pursuant to this Sub-Sublease), or other personal property for Reliant or the Subleased Premises or the installation or placement of any of the foregoing within the Subleased Premises or with the project management for performance of the Initial Improvements (collectively, “Reliant’s Personal Property and Services”), shall be paid for by and be the sole responsibility of Reliant, and the Allowance shall not be applicable thereto. Mercury acknowledges and agrees that Reliant shall not be required to remove any Initial Improvements upon the expiration or earlier termination of this Sub-Sublease, and that if removal is required by Prime Landlord or Sublandlord, the obligation for such removal and the costs in connection therewith shall be the responsibility of Mercury.

2.                                      Term. Provided Mercury has received Prime Landlord’s Consent to this Sub-Sublease in accordance with the Prime Lease and Master Sublandlord’s Consent to this Sub-Sublease in accordance with the Sublease, the term of this Sub-Sublease (the “Term”) shall be for that period commencing on the earlier of (i) the date that is sixty (60) days after the Subleased Premises has been delivered to Reliant in the required condition, and (ii) the date upon which Reliant has substantially completed the Initial Improvements and obtained all governmental approvals required to permit occupancy of the Initial Improvements (“Commencement Date”), and expiring at 11:59 p.m. on the date that is the last day of the thirty-sixth (36th) month following the Commencement Date (“Expiration Date”).

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3.                                      Delivery of Subleased Premises.

a.                                       Delivery. Mercury shall deliver the Subleased Premises to Reliant in the condition required by this Sub-Sublease promptly following receipt of Prime Landlord’s and Master Sublandlord’s Consents to this Sub-Subleases, as set forth in Section 28.a.(i) and (ii) below, and the Consents to the Testing Lab Use, as set forth in Section 28.a.(iii) below, and, from and after the date on which Mercury delivers the Subleased Premises to Reliant (the ”Delivery Date”) until the Commencement Date (“Early Access Period”), Reliant shall have the right, subject, however, to having obtained Prime Landlord’s and Master Sublandlord’s prior written consents to such early access for purposes of the following, to enter the Subleased Premises for purposes of moving Reliant’s personal property into, performing the Initial Improvements to, and otherwise preparing the Subleased Premises for Reliant’s occupancy. All terms and conditions of this Sub-Sublease shall apply to the Early Access Period except for the obligation to pay Rent (as defined below). Notwithstanding anything to the contrary contained in this Sub-Sublease, Reliant shall not have the right to commence the Initial Improvements (which commencement shall include demolition work) until (i) Mercury, Prime Landlord and Master Sublandlord have approved the Sublease, the Testing Lab Use and the Project Plans for the Initial Improvements as set forth in Sections  28.a.(i) through (iv) below, and (ii) Reliant has delivered to Mercury the Letter of Credit pursuant to the provisions of Section 12.b below. For avoidance of doubt, if Reliant does not submit the Project Plans as required by the Workletter at the time of execution and delivery of this Sub-Sublease, the “Delivery Date” for all purposes of this Sub-Sublease shall be the date on which Mercury delivers the Subleased Premises to Reliant after receipt of the Consents set forth in Sections  28.a.(i) through (iii) below.

b.                                       Outside Termination Date. Notwithstanding the foregoing, in the event Mercury fails, as a result of occurrences other than a Reliant default hereunder or Force Majeure Events, to deliver (i) all of the Consents (as defined in Section 28.a. below, but subject to the provisions of Section 28.b below) and (ii) the Subleased Premises to Reliant within sixty (60) days following the date of this Sub-Sublease (the “Outside Termination Date”), then Reliant, or Mercury may terminate this Sub-Sublease by providing written notice thereof to the other within ten (10) days after the Outside Termination Date, in which case this Sub-Sublease shall terminate on the day following the last day of the ten (10 day notice period (unless Mercury delivers the Subleased Premises to Reliant during such ten (10) day period, in which case this Sub-Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder (subject, however, to Reliant’s obligations and Mercury’s right pursuant to Section 28.b below regarding removal of Initial Improvements and/or restoration of the Subleased Premises, if applicable), and Mercury shall return to Reliant all sums paid by Reliant to Mercury in connection with Reliant’s execution hereof. The return of all sums paid by Reliant to Mercury shall be Reliant’s sole and exclusive remedy in the event of a termination pursuant to this Section.

4.                                      Use. Reliant shall use and occupy the Subleased Premises solely for office, distribution, research, development, and/or light manufacturing, and for no other purpose, pursuant to and in accordance with the Prime Lease and the Sublease. Notwithstanding the foregoing, Mercury acknowledges that Sublessee intends to use a portion of the Subleased Premises for testing laboratory space in which Reliant’s product are tested by doctors, and patients (“Testing Lab Use”). Mercury makes no representation or warranty of any kind with

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respect to whether the Testing Lab Use is permitted by applicable law (including, without limitation, zoning and land use regulations and laws, and health and safety codes and regulations), or by applicable encumbrances affecting the Subleased Premises, including, without limitation, covenants, conditions and restrictions, declarations and easements (collectively “Applicable Requirements”). Reliant shall be solely responsible for determining whether the Testing Lab Use is permitted for the Subleased Premises under Applicable Requirements. Subject to having obtained the prior written consent of Prime Landlord and Master Sublandlord to the Testing Lab Use, and subject to the Testing Lab Use being permitted by Applicable Requirements, Mercury hereby agrees that Reliant may use up to 2,300 square feet of the Subleased Premises for the Testing Lab Use. If, however, either or both of Prime Landlord and Master Sublessor do not consent to the Testing Lab Use, or if Applicable Requirements do not permit the Testing Lab Use, Mercury’s consent shall be deemed rescinded without any further action required on the part of Mercury.

5.                                      Base Rent.

a.                                       Base Rent. Subject to the provisions of Section 5.b. below, from and after the Commencement Date and throughout the Term, Reliant shall pay, as base rent for the Subleased Premises, in advance and in lawful currency of the United States on or before the first day of each calendar month, without deduction or offset, in the amounts set forth below. (“Base Rent”):

Term	Rental Rates/SF/Month

Rent Commencement Date - last day of twelfth month of Term	$1.05 psf, or $55.773.90/mo

First anniversary of Commencement Date - last day of twenty-fourth month of Term	$1.08 psf, or $57.367.44/mo

Second anniversary of Commencement Date - Expiration Date	$1.11 psf, or $58.960.98/mo

Reliant shall pay said Base Rent to Mercury or to such other party as Mercury may designate at its address set forth in Section 22 below, or at such other address as Mercury may hereafter designate in writing.

b.                                       Base Rent Abatement. Notwithstanding anything to the contrary contained in this Sublease, Reliant shall not be obligated to pay Base Rent under this Sub-Sublease (“Rent Abatement Period”) until the later of (i) January 1, 2006, or (ii) the sixty-first (61st) day following the Delivery Date (“Rent Commencement Date”). Additional Rent, as defined below, shall not be abated during the Rent Abatement Period.

c.                                       Payment of First Month’s Rent. Upon execution of this Sub-Sublease by Reliant, Reliant shall pay to Mercury the sum of $55,773.90, which sum shall constitute Base Rent for the month of the Term commencing on the Rent Commencement Date.

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6.                                      Additional Rent.

a.                                       Real Estate Taxes, Expenses. Commencing on the Commencement Date, Reliant shall pay to Mercury, as additional rent (“Additional Rent”), all Additional Charges (as defined in the Prime Lease), including but not limited to Real Estate Taxes, Expenses, and all other such amounts payable by Mercury under the Sublease and allocable to the Subleased Premises (excluding Specific Default Charges). As used herein, “Specific Default Charges” shall mean, to the extent not caused in whole or in part by Reliant’s default hereunder, any amounts resulting solely from a default by Mercury under the Sublease and identified in a notice of default delivered by Master Sublandlord to Mercury, which amounts may include, without limitation, any late fees or interest payable by Mercury pursuant to Section 4(e) of the Prime Lease. Without limiting the generality of the foregoing, Reliant shall pay to Mercury, as Additional Rent, all charges for (1) alterations (excluding charges for alterations made by Mercury prior to the date hereof), (ii) all amounts payable to by Reliant pursuant to Section 2(c) of the Workletter, and (iii) any additional services provided to the Subleased Premises or otherwise in connection wit the Prime Lease, including, without limitation, charges and fees for after-hours heating and air conditioning services, if any. Mercury shall provide Reliant with copies of all relevant statements and bills received by Mercury pursuant to the applicable provisions of the Prime Lease and Sublease. Reliant shall pay one-twelfth of the annual Expenses and Real Property Taxes, as defined and estimated pursuant to Article 4 of the Prime Lease, respect to the Subleased Premises and Sublease Term not later than the first day of each month during the Term until the Rent Commencement Date and, thereafter, to Mercury together with each monthly payment of Base Rent, subject to annual reconciliation in accordance with Section 4(c)(3) of the Prime Lease. Notwithstanding the foregoing, if the Prime Lease requires Mercury to pay Expenses or Real Estate Taxes other than on a monthly basis based on estimates of such costs, Reliant shall make payments of each element of Expenses or Real Estate Taxes on the later of (i) two (2) business days prior to the date on which Mercury in obligated to pay the applicable sum under the Prime Lease (only if the applicable element of Expenses and/or Real Estate Taxes is payable by Mercury under the Prim Lease), or (ii) twenty (20) business days after receipt of a statement from Mercury setting forth the amount of Real Estate Taxes and/or Expenses due. Reliant shall pay all other Additional Rent within twenty (20) business days after receipt of an invoice therefore from Mercury. Reliant’s obligation to pay Additional Rent shall survive the expiration or earlier termination of this Sub-Sublease with respect to the Subleased Premises and Sublease Term.

b.                                       Utilities, Janitorial, Telecommunications. In addition to Base Rent and the Additional Rent described in Section 6.a above, Reliant shall pay directly to the provider Reliant’s own telephone, telecommunications, internet and data communications, utilities, janitorial and security charges. All monies required to be paid by Reliant under this Sub-Sublease (except for Base Rent, as defined above), including, without limitation, any amounts payable by Mercury to Master Sublandlord under the Sublease or to Prime Landlord under the Prime Lease with respect to the Subleased Premises which arise as a result of Reliant’s default, beyond applicable notice and cure periods, under this Sub-Sublease, shall be deemed Additional Rent. Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent.”

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7.                                      Furniture. During the Term, Reliant may use the furniture, including, without limitation, the work stations, and office and conference room tables and chairs, currently located in the Subleased Premises, all as more particularly described in Exhibit D hereto (the “Furniture”), at no additional Base Rent expense to Reliant. Without limiting the generality of the foregoing, “Furniture” shall also include the cables connecting each desktop area within the Subleased Premises to the central computer room, including all related patch panels and the racks upon which such patch panels are situated, and all data and voice wiring currently located in the Subleased Premises, but excluding Mercury’s telephone switches and other telephone and computer equipment. Reliant shall be responsible for maintaining, repairing and insuring the Furniture during the Term, but Mercury shall pay the personal property taxes with respect thereto. Upon the expiration or earlier termination of this Sub-Sublease, Reliant shall surrender the Furniture to Mercury in the condition received, normal wear and tear excepted. Reliant shall use the furniture in its “as is, where is, with all faults” condition, and Mercury makes no representations or warranties of any kind whatsoever, express or implied, with respect to the Furniture, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose. Mercury shall not be responsible for the maintenance, repair or replacement of any furniture.

8.                                      Maintenance and Repair.

a.                                       Mercury’s Obligations. Notwithstanding anything to the contrary contained in the Prime Lease or the Sublease, Mercury, at no cost to Reliant, shall be responsible for the cost of maintaining the roof, roof structure, foundation, structural components and exterior walls of the Sublease Premises. Mercury also shall maintain and repair, at no cost to Reliant, the card key/badge access security system for Building 20, the Cafeteria (as defined below) and the Fitness Center (as defined below). In addition, Mercury shall Mercury’s vendor monitor and maintain the fire panels serving the Subleased Premise at no cost to Reliant. Notwithstanding the foregoing to the contrary, however, if any maintenance or repair of any of the foregoing items is the result of any negligence or willful misconduct of Reliant, its agents, employees, contractors or invitees, Mercury shall perform the same at Reliant’s sole cost and expense, subject to the waiver of subrogation set forth in this Sub-Sublease, and Reliant shall reimburse Mercury for such costs as Additional Rent upon demand, together with interest thereon at the maximum rate permitted by law from the date incurred by Mercury until paid by Reliant.

b.                                       Reliant’s Obligations. Except as set forth in Section 8.a. above and Section 9.a below, Reliant shall be responsible for the maintenance and repair obligations with respect to the Sublease Premises imposed upon “Tenant” pursuant to the Prime Lease and “Subtenant” pursuant to the Sublease.

9.                                      Obligations Under the Prime Lease, Sublease.

a.                                       Incorporation of Prime Lease. This Sub-sublease and Reliant’s rights under this Sub-Sublease shall at all times be subject to and subordinate to the Prime Lease, and is made upon the terms, covenants, and conditions of the Prime Lease incorporated herein with the same force and effect as if fully set forth herein at length, and except as otherwise expressly provided for in this Sub-Sublease, Reliant shall keep, observe and perform or cause to be kept,

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observed and performed, faithfully those terms, covenants and conditions of the “Tenant” under the Prime Lease which are incorporated herein with respect to the Subleased Premises and the Sublease Term. In the event of a conflict between the terms and conditions of this Sub-Sublease and the Prime Lease, as between Mercury and Reliant, the terms and conditions of this Sub-Sublease shall control. The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Prime Lease, are not incorporated herein; provided, however, the foregoing provision shall in no way be construed as limiting Mercury’s obligation to use commercially reasonable, good faith efforts to enforce, pursuant to Section 9(b) below, to enforce the obligation of Master Sublandlord to use commercially reasonable good faith efforts to enforce the obligations of Prime Landlord under the Prime Lease, including, without limitation, the obligations of Prime Landlord set forth in Section 8(a) of the Prime Lease. For the  purposes of this Sub-Sublease and for purposes of the Prime Lease as incorporated herein, all references to the “Premises” in the Prime Lease shall be deemed to refer only to the Subleased Premises, all references to the “Term” or “Initial Term” therein shall refer to the Term under this Sub-Sublease, all references to “Landlord” therein shall, except as provided otherwise herein and subject to the first sentence of Section 9(b) of this Sub-Sublease, refer to Mercury, excluding any such references to “Landlord” under Article 40 of the Prime Lease and further excluding any liabilities assumed by “Landlord” under the Prime Lease that are not expressly assumed by Mercury pursuant to the Sublease; and all references to “Tenant” therein shall refer to Reliant except as expressly set forth in this Sub-Sublease. Notwithstanding the foregoing, the following provisions of the Prime Lease are hereby expressly excluded and shall not be incorporated in this Sub-Sublease:  Basic Lease information pertaining to Tenant, Tenant’s Address, the Premises, the permitted uses of the Subleased Premises, the Lease Term Scheduled Occupancy Date, Scheduled Rent Commencement Date, Expiration Date, Monthly Base Rent, Base Rent Adjustments, Security Deposit, Broker and Broker’s Fees; Sections 1(a) and (b); Section 3(other than the first three (3) sentences of Section 3(b) which are incorporated herein but are subject to the limitations set forth in Section 9(b) of this Sub-Sublease); Section 4(b); Section 8(e); subsection (ii) in Section 13; the second sentence of Section 14; subsection (iii) in Section 21(a); Section 21(b); the third sentence of Section 21(e)(1); 21(e)(2); Section 24; Section 34; the last two sentences of Section 36; 38; 39; 40(d); 43; 44; Exhibits “D” and “M”; and the First, Second and Third Amendments to Lease Agreement. In addition, (1) references to “Tenant” in the first sentence of Section 4(a)(1) shall mean only Mercury; and (2) references to “Landlord” in Section 1(d), Section 5 (with respect only to “Landlord’s” assumption of the management of the Premises and Common Area, which management obligations have been assumed by Prime Landlord), Section 8(a), Section 9 (with respect only to Landlord’s maintenance, repair and replacement obligations but not with respect to the limitations on “Landlord’s” liability set forth in Section 9(f) of the Prime Lease), Section 12(e), Section 17, Section 22, Section 23, the first sentence of Section 24 and Section 40(c)(1) shall mean only Prime Landlord. In addition, for purposes of this Sub-Sublease, the reference to “Occupancy Date”, as first described in Section 3(a) of the Prime Lease, and used throughout the Prime Lease, shall mean the Delivery Date with respect to the Subleased Premises. Further, all grace periods specified in the Prime Lease shall be deemed deleted from this Sub-Sublease, and Reliant’s grace periods shall be as set forth in Section 9.c. below. Further, Section 26(b) of the Prime Lease is incorporated herein, subject, however, to the provisions of this Sub-Sublease. Notwithstanding any provision of the Prime Lease, including without limitation Section 9(b) of the Prime Lease, Reliant shall have no obligation to perform maintenance and repairs on the

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Common Areas or any portion of the Project other than the Subleased Premises. Further, notwithstanding the provisions of Section 12(c)(1) of the Prime Lease, Reliant shall not have any obligation to insure or add as an additional insured the SFWD, the City and County of San Francisco, its Public Utilities Commission or any other person or entity with an interest in the Common Area for any liability arising out of the ownership, maintenance, repair or improvement of any Common Areas, subject, however, to any objection by Prime Landlord or Master Sublandlord, in which case Reliant shall be required to comply with Prime Landlord’s and/or Master Sublandlord’s requirements with respect thereto. Tenant’s business income and extra expense insurance shall be for a period of not less than twelve (12) months.

b.                                       Mercury’s Obligations Under Prime Lease. Mercury does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Prime Lease on the part of Prime Landlord to be performed. In the event Prime Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Prime Lease on its part to be performed, Mercury shall have no liability to Reliant unless such failure by Prime Landlord is a result of a breach by Mercury. Notwithstanding anything to the contrary contained in this Sub-Sublease, Mercury shall use commercially reasonable good faith efforts to enforce the obligation of Master Sublandlord to use commercially reasonable good faith efforts to enforce the obligations of Prime Landlord under the Prime Lease, and such efforts shall include, without limitation:  (i) upon Reliant’s written request, notifying Master Sublandlord of any nonperformance of Prime Landlord under the Prime Lease and requesting that Master Sublandlord perform its obligation to enforce Prime Landlord’s obligations thereunder; and (ii) after the time for Master Sublandlord to use its commercially reasonable good faith efforts to obtain Prime Landlord’s performance has expired, cooperating with Reliant, at Reliant’s sole cost and expense, to enforce Master Sublandlord’s obligation to use commercially reasonable good faith efforts to obtain performance of Prime Landlord’s obligations, which cooperation shall include, in cases of any uncured breach by Prime Landlord that, in Reliant’s and Mercury’s reasonable opinions, materially impairs the conduct of Reliant’s business operations within the Subleased Premises, instituting legal proceedings so long as Reliant is not in default, beyond any applicable notice and cure periods, of its payment obligations under this Sub-Sublease, in the name of Reliant with legal counsel selected by Mercury and reasonably approved by Reliant, to enforce the aforesaid unperformed, material Prime Landlord obligation under the Prime Lease (including executing such documents as may be reasonably required by such legal counsel). Mercury and Reliant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Mercury and Reliant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance by Master Sublandlord of the obligation to use commercially reasonable good faith efforts to obtain performance of the aforesaid unperformed, material Prime Landlord obligation under the Prime Lease, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action may materially and adversely affect the other party’s rights or obligations under the Prime Lease, the Sublease or this Sub-Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned, or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Mercury at the request of Reliant shall be paid to Mercury by Reliant, as Additional Rent, upon Mercury’s delivery to Reliant of reasonably detailed invoices therefore, after deduction of any damages, settlement

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proceeds, award or other amounts paid to Mercury on account of such action. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance by Master Sublandlord of the obligation to use commercially reasonable good faith efforts to obtain performance of the aforesaid unperformed, material Prime Landlord obligation under the Prime Lease, such dispute shall be resolved by arbitration as set forth in Article 41 of the Prime Lease. Reliant shall indemnify Mercury against, and hold Mercury harmless from, all costs, expenses, claims, counter-claims, cross-claims, losses, and liabilities incurred by Mercury in connection with any initiation of litigation by Mercury pursuant to the foregoing provisions, except to the extent such litigation is caused by Mercury’s default under this Sub-Sublease or, to the extent not caused by Reliant, by Mercury’s default under the Prime Lease or the Sublease. The execution of this Sub-Sublease and Prime Landlord’s Consent thereto shall not relieve Mercury of any of its obligations to Prime Landlord under the Prime Lease as incorporated into the Sublease.

c.                                       Subject to Sublease. This Sub-Sublease and Reliant’s rights under this Sub-Sublease shall at all times be subject to and subordinate to, and is made upon all of the terms, covenants, and conditions of, the Sublease, with the same force and effect as if fully set forth herein at length, and except as otherwise expressly provided for in this Sub-Sublease, Reliant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Mercury under the Sublease with respect to the Subleased Premises. In the event of a conflict between the terms and conditions of this Sub-Sublease and the Sublease, as between Mercury and Reliant, the terms and conditions of this Sub-Sublease shall control. For the purposes of this Sub-Sublease and for purposes of the Sublease as applied to the Reliant, all references to the “Demised Premises” in the Sublease shall be deemed to refer only to the Subleased Premises, all references to the “term” therein shall refer to the Term under this Sub-Sublease, all references to “Sublandlord” therein shall, except as provided otherwise herein and subject to the first sentence of Section 9(d) of this Sub-Sublease, refer to Mercury, excluding any liabilities assumed by “Sublandlord” under the Sublease that are not expressly assumed by Mercury pursuant to this Sub-Sublease; and all references to “Subtenant” therein shall refer to Reliant except as expressly set forth in this Sub-Sublease. In addition, except as expressly set forth to the contrary in this Sub-Sublease, all representations, warranties, and obligations of “Subtenant” with respect to “Initial Improvements” under the Sublease shall be deemed to be representations, warranties, and obligations of Reliant with respect to the “Initial Improvements” under this Sub-Sublease. Notwithstanding the foregoing, the following provisions of the Sublease are hereby expressly excluded and shall not be incorporated in this Sub-Sublease:  Sections 1, 2, 3, 5, 6, 7, 8, 12, 17.d, 18, 19, 20, 24, 25, 26, 31, 32, 33, 34 and 35, and Exhibits A, B, D, E, F and G. Anything in the Prime Lease and the Sublease notwithstanding, for purposes of determining compliance by Reliant with the provisions hereof, each grace period set forth in the Prime Lease shall be reduced by (i) five (5) days for all grace periods ten (10) days or longer, (ii) three (3) days for all grace periods less than ten (10) days and longer than five (5) days, and (iii) two (2) days for all grace periods of five (5) days or shorter. Mercury shall have all of the rights of Prime Landlord under the Prime Lease and of Master Sublandlord under the Sublease as against Reliant.

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d.                                       Mercury’s Obligations Under Sublease. Mercury does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Sublease on the part of Master Sublandlord to be performed. In the event Master Sublandlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Sublease on its part  to be performed, Mercury shall have no liability to Reliant unless such failure by Master Sublandlord is a result of a default by Mercury. Notwithstanding anything to the contrary contained in this Sub-Sublease. Mercury shall use commercially reasonable good faith efforts to enforce the obligation of Master Sublandlord under the Sublease, and such efforts shall include, without limitation:  (i) upon Reliant’s written request, notifying Master Sublandlord of any nonperformance under the Sublease and requesting that Master Sublandlord perform its obligations thereunder; and (ii) after the time for Master Sublandlord to cure a breach has expired, cooperating with Reliant, at Reliant’s sole cost and expense, to enforce Master Sublandlord’s obligations, which cooperation shall include, in cases of any uncured breach by master Sublandlord that, in Reliant’s and Mercury’s reasonable opinions, materially impairs the conduct of Reliant’s business operations within the Subleased Premises, instituting legal proceedings so long as Reliant is not in default, beyond any applicable notice and cure periods, of its payment obligations under this Sub-Sublease, in the name of Reliant with legal counsel selected by Mercury and reasonably approved by Reliant, to enforce the aforesaid unperformed, material Master Sublandlord obligation under the Sublease (including executing such documents as may be reasonably required by such legal counsel). Mercury and Reliant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Mercury and Reliant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance by Master Sublandlord of the obligation to use commercially reasonable good faith efforts to obtain performance of the aforesaid unperformed, material Sublandlord obligation under the Sublease, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action may materially and adversely affect the other party’s rights or obligations under the Prime Lease, the Sublease or this Sub-Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned, or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Mercury at the request of Reliant shall be paid to Mercury by Reliant, as Additional Rent, upon Mercury’s delivery to Reliant of reasonably detailed invoices therefore, after deduction of any damages, settlement proceeds, award or other amounts paid to Mercury on account of such action. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance by Master Sublandlord of the aforesaid unperformed, material Master Sublandlord obligation under Sublease, such dispute shall be resolved by arbitration as set forth in Article 41 of the Prime Lease. Reliant shall indemnify Mercury against, and hold Mercury harmless from, all costs, expense, claims, counter-claims, cross-claims, losses, and liabilities incurred by Mercury in connection with any initiation of litigation by Mercury pursuant to the foregoing provisions, except to the extent such litigation is caused by Mercury’s default under this Sub-Sublease or, to the extent not caused by Reliant, by Mercury’s default under the Prime Lease or the Sublease. The execution of this Sub-Sublease and Master Sublandlord’s consent thereto shall not relieve Mercury of any of its obligations to Master Sublandlord under the Sublease. The execution of

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this Sub-Sublease and Master Sublandlord’s Consent thereto shall not relieve Mercury of any of its obligations to Master Sublandlord under the Sublease.

e.                                       Limitation on Liability. Anything in the Prime Lease and/or the Sublease to the contrary notwithstanding, and excluding Mercury’s indemnity obligation under Section 11.d hereof, the liability of Mercury for its obligations under this Sub-Sublease shall in no event exceed (i) the aggregate of all Base Rent payable by Reliant hereunder during the twenty-four (24) month period immediately preceding the applicable event giving rise to such Mercury liability, or (ii) if twenty-four (24) months have not passed at the time of such event, the calculation of the twenty-four (24) month aggregate of all Base Rent payable by Reliant shall be based on the Base Rent payable by Reliant during the month in which such event occurs. No personal liability shall at any time be asserted or enforceable against Mercury’s stockholders, directors, officers or partners on account of any of Mercury’s obligations or actions under this Sub-Sublease.

10.                               Insurance. Reliant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance required by Article 12 of the Prime Lease. Reliant shall deliver to Mercury certificates of such insurance at the beginning of the term of this Sub-Sublease. All such insurance policies shall name Mercury, Sublandlord and Prime Landlord and any other entity named in Article 12 of the Prime Lease as additional insureds, as their interests may appear.

11.                               Liability for Hazardous Materials.

a.                                       Obligations. Pursuant to Article 40 of the Prime Lease, Reliant is aware that the Subleased Premises are subject to remediation orders issued by the U.S. Environmental Protection Agency (“EPA”) as set forth on Exhibit L to the Prime Lease. Reliant acknowledges receipt of copies of the reports listed on Schedule 1 to such Exhibit L and has been provided sufficient opportunity to review the additional reports listed on Schedule 2 to such Exhibit L. Reliant agrees to comply with all obligations of “Tenant” under such Article 40, including, without limitation, the restrictions and disclosure requirements set forth in Section 40(f) and, for the avoidance of doubt, Reliant acknowledges and agrees that all limitations on the rights of “Tenant” under Article 40 of the Prime Lease shall apply to and similarly limit the rights of Reliant hereunder. To the extent that the “Tenant” under Section 40(b) of the Prime Lease has agreed to release, waive and indemnify the “Landlord” thereunder, but only with respect to the Subleased Premises, Sublease Term or the acts or omissions of Reliant, its agents, servants, contractors and employees, Reliant releases Mercury, Master Sublandlord and Prime Landlord from any liability for, and waives all claims against Mercury, Master Sublandlord and Prime Landlord, and shall indemnify, defend and hold harmless Mercury, its agents, servants, contractors and employees, Master Sublandlord, its agents, servants, contractors and employees, and all Landlord Parties (as defined in the Prime Lease) against any and all claims, suits, loss, costs and other liabilities for which the “Tenant” is responsible as described in and subject to Section 40(b) of the Prime Lease.

b.                                       Master Sublandlord Indemnity. Mercury shall defend (with counsel reasonably acceptable to Reliant), indemnify and hold Reliant, its agents, servants, contractors and employees harmless, to the extent Reliant incurs any loss, cost, or liability or is subject to

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any third party claim or regulatory order, that Master Sublandlord indemnifies Mercury for under Section 11.b of the Sublease. Mercury hereby agrees to use diligent, good-faith efforts, so long as Reliant is not in default beyond any applicable notice and cure periods, of its payment obligations under this Sub-Sublease, to enforce such indemnity obligations, which efforts shall include, without limitation, where necessary in Mercury’s and Reliant’s commercially reasonable discretion, the commencement and/or prosecution of litigation. Mercury and Reliant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Mercury and Reliant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance of the aforesaid indemnity obligation of Master Sublandlord under Section 11.b of the Sublease, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action may materially and adversely affect the other party’s rights or obligations under the Prime Lease, the Sublease or this Sub-Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned, or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Mercury hereunder shall be paid to Mercury by Reliant, as Additional Rent, upon Mercury’s delivery to Reliant of reasonably detailed invoices therefore, after deduction of any damages, settlement proceeds, award or other amounts paid to Mercury on account of such action. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance of the aforesaid indemnity obligation of Master Sublandlord under Section 11.b of the Sublease, such dispute shall be resolved by arbitration as set forth in Article 41 of the Prime Lease. Reliant shall indemnify Mercury against, and hold Mercury harmless from, all costs, expenses, claims, counter-claims, cross-claims, losses, and liabilities incurred by Mercury in connection with any initiation of litigation by Mercury pursuant to the foregoing provisions, except to the extent such litigation is caused by Mercury’s default under this Sub-Sublease or, to the extent not caused by Reliant, by Mercury’s default under the Prime Lease or the Sublease. Notwithstanding the foregoing, in the event Master Sublandlord extends the indemnity rights granted under Section 11.b of the Sublease to Reliant pursuant to a written agreement, Mercury’s indemnity obligations under this Section 11(b) shall automatically terminate and be of no further force or effect.

c.                                       Seller Indemnity. Mercury shall defend, (with counsel reasonably acceptable to Reliant) indemnify and hold Reliant harmless, to the extent Reliant incurs any loss, cost, or liability or is subject to any third party claim or regulatory order that Master Sublandlord indemnifies Mercury for under Section 11.c of the Sublease. Mercury hereby agrees to use diligent, good-faith efforts, so long as Reliant is not in default beyond any applicable notice and cure periods, of its payment obligations under this Sub-Sublease, to enforce such indemnity obligations, which efforts shall include, without limitation, where necessary in Mercury’s and Reliant’s commercially reasonable discretion, the commencement and/or prosecution of litigation. Mercury and Reliant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Mercury and Reliant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance of the aforesaid indemnity obligation of Master Sublandlord under Section 11.c of the Sublease, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action

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may materially and adversely affect the other party’s rights or obligations under the Prime Lease, the Sublease or this Sub-Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned, or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Mercury hereunder shall be paid to Mercury by Reliant, as Additional Rent, upon Mercury’s delivery to Reliant of reasonably detailed invoices therefore, after deduction of any damages, settlement proceeds, award or other amounts paid to Mercury on account of such action. Reliant shall indemnify Mercury against, and hold Mercury harmless from, all costs, expenses, claims, counter-claims, cross-claims, losses, and liabilities incurred by Mercury in connection with any initiation of litigation by Mercury pursuant to the foregoing provisions, except to the extent such litigation is caused by Mercury’s default under this Sub-Sublease or, to the extent not caused by Reliant, by Mercury’s default under the Prime Lease or the Sublease. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance of the aforesaid indemnity obligation of Master Sublandlord under Section 11.c of the Sublease, such dispute shall be resolved by arbitration as set forth in Article 41 of the Prime Lease. Notwithstanding the foregoing, in the event Master Sublandlord extends the indemnity rights granted in Section 11.c of the Sublease to Reliant pursuant to a written agreement, Mercury’s indemnity obligations under this Section 11(c) shall automatically terminate and be of no further force or effect.

d.                                       Mercury’s Indemnity. Mercury shall indemnify, defend (with counsel reasonably acceptable to Reliant), and hold Reliant harmless from and against any loss, cost, liability, or any third party claim or regulatory order to the extent arising from or in connection with the use, generation, treatment, storage, disposal or discharge of Hazardous Materials by Mercury, its agents, employees, or contractors.

12.                               Security Deposit.

a.                                       Letter of Credit. As a security deposit and as additional collateral to compensate Mercury for future damages it may suffer by reason of Reliant’s default under this Sub-Sublease, Reliant shall deliver to Mercury a letter of credit in accordance with the provisions of this Section.

b.                                       Terms of Letter of Credit. Not later than five (5) days after Reliant’s receipt of the written consent of Prime Landlord and Master Sublandlord to this Sub-Sublease, the Testing lab Use and the Initial Improvements, Reliant shall deliver to Mercury an unconditional, clean, irrevocable letter of credit in the amount of One hundred Seventy-Six Thousand Eight Hundred Eighty-Two and 94/100 dollars ($176,882.94) (“LC Amount”), which letter of credit shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Jose, California or San Francisco, California office which will negotiate a letter of credit and whose deposits are insured by the FDIC) reasonably acceptable to Mercury, shall be for a term continuing through the last day of the thirty (30 day period following the Expiration Date (or shall contain an “evergreen” provision which provides that it automatically is renewed through the date that is thirty (30) days after the Expiration Date on an annual basis unless the issuer delivers at least forty-five (45) days’ prior written notice to

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Mercury and Reliant), shall permit partial draws, shall provide that draws thereunder will be honored upon receipt by issuer of a written statement signed by Mercury or its authorized agent stating that Mercury is entitled to draw down on the letter of credit, and shall be in a form and content reasonably acceptable to Mercury. The LOC shall provide that it is freely transferable by Sublandlord, without charge and without recourse, to the assignee or transferee of Sublandlord’s interest in the Subleased Premises, and that the issuer will confirm the same to Mercury and such assignee or transferee upon request. Such letter of credit, together with any other renewal or replacement letters of credit delivered or to be delivered by Reliant hereunder shall be referred to collectively herein as the “LC”. The LC shall be held by Mercury without liability for interest and as security for the performance by Reliant of its obligations under this Sub-Sublease. The LC is not an advance payment of Rent or a measure of limit of mercury’s damages upon Reliant’s default under this Sub-Sublease. The LC shall provide for at least forty-five (45) days’ prior written notice to Mercury of cancellation or material change thereof, and shall further provide that, in the event of any non-extension of the LC (if the term of the LC is for a period shorter than the Term of this Sub-Sublease) at least forty-five (45) days prior to its expiration, Mercury shall be entitled to present its written demand for payment of the entire face amount of the LC, and the funds so obtained shall be held as provided below. Reliant shall pay all expenses, points and/or fees incurred in obtaining or drawing down upon the LC.’  Additionally, upon a proposed sale or other transfer of any interest in the Subleased Premises, this Sub-Sublease or Mercury (including consolidations, mergers or other entity changes), Reliant’s sole cost and expense and upon ten (10) business days’ notice, shall, concurrent with Mercury’s delivery to Reliant of the then outstanding LC, deliver to any such transferee, successor or assign a replacement LC on identical terms (except for the stated beneficiary) from the same issuer or another issuer reasonably acceptable to Mercury, naming the sub-sublandlord as the beneficiary thereof. The LC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Reliant without Mercury’s prior written consent, which may be withheld in Mercury’s sole discretion.

c.                                       Application of Letter of Credit. If Reliant  defaults (following any applicable grace periods, it being understood that no notice of a default by Reliant hereunder need be given by Mercury to Reliant if Reliant is the subject of an insolvency event or bankruptcy proceeding) with respect to any provision of this Sub-Sublease, including, but not limited to, provisions relating to the payment of Rent, Mercury may, but shall not be required to, draw down upon all or any portion of the LC for payment of and Rent or other sum in default, and for the payment of any amount that Mercury may spend or may become obligated to spend by reason of Reliant’s default or to compensate Mercury for any loss or damage which Mercury has suffered thereby. The use, application or retention of the LC, or any portion thereof, by Mercury shall not prevent Mercury from exercising any other right or remedy provided by this Sub-Sublease or by law or in equity, it being intended that Mercury shall not first be required to proceed against the LC, and the LC shall not operate as a limitation on any recovery to which Mercury otherwise may be entitled. If all or any portion of the LC is drawn upon, Reliant, within five (5) business days after written notification from the bank or Mercury of the amount so applied, shall reinstate the LC to the LC Amount required under this Sub-Sublease by providing either cash (so that the full amount of cash and LC proceeds held by Mercury equals the LC Amount) or a replacement LC upon the identical terms and conditions set forth in this Section (so that the excess LC proceeds and the replacement LC equals the LC Amount). Reliant’s failure to provide Mercury with cash in the required amount or to reinstate the LC as

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required hereunder shall be further material default under this Sub-Sublease, in which case Mercury, without notice to Reliant, shall be permitted to draw down the entire balance of the LC and apply it to any current or future obligations of Reliant. Reliant waives any restriction on the use or application of any proceeds of the LC as set forth in California Civil Code Sections 1950.7(a) and (c) or any successor statute thereto.

d.                                       Return of LC. Mercury shall return the LC and/or any cash proceeds therefrom to Reliant (except to the extent of any portion thereof which has been applied by mercury hereunder and not restored by Reliant) within forty-five (45) days following the expiration or termination of the Term.

e.                                       Reduction in LC Amount. So long as Reliant has not been in material default under this Sub-Sublease, beyond applicable notice and cure periods, at any time during the Term, on the first anniversary of the Commencement Date and on the second anniversary of the Commencement Date, respectively, the LC shall be reduced by the sum of $58,960.98 per year. Any reduction may be accomplished by either a replacement LC (“Replacement LC”) meeting all of the requirements for the original LC as set forth in this Section, or by an amendment to the original LC. If, however, after any reduction in the LC Amount Reliant is in material default hereunder, beyond applicable notice and cure periods, the LC immediately shall be restored to the original LC Amount and Reliant, not more than five (5) days after receipt of notice from Mercury, shall either provide cash or a replacement LC so that Mercury again is holding security in an amount equal to the original LC amount.

f.                                         Extension Term. If Reliant is entitled to, and properly does, elect to extend the Term, Mercury shall be entitled to hold the LC in the amount held by Mercury during the last month of the initial Term for the entire balance  of the extended Term, without any further reduction, subject, however, to the provisions of Section 12.a. above.

13.                               Default. If Reliant shall default with respect to this Sub-Sublease and the Sublease Premises, Mercury shall have all of the rights and remedies accorded to Prime Landlord under the Prime Lease and to Master Sublandlord under the Sublease.

14.                               Subordination. This Sub-Sublease is subject and subordinate to the Prime Lease, to the Declaration (as defined in Article 40 of the Prime Lease), to the Sublease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Subleased Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

15.                               Quiet Enjoyment. Mercury covenants and agrees with Reliant that, upon Reliant paying the Base Rent and Additional Rent reserved in this Sub-Sublease and observing and performing all the terms, covenants and conditions of this Sub-Sublease on Reliant’s part to be observed and performed, Reliant may peaceably and quietly enjoy the Sublease Premises during the Term of this Sub-Sublease, in accordance with the terms, covenants and conditions of this Sub-Sublease, but subject to the exceptions, reservations and conditions hereof.

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16.                               Alterations. Except as expressly provided in Exhibit D attached hereto, Reliant shall not make any alterations, additions, or other physical changes in or about the Subleased Premises without the consent of Mercury, which shall not be unreasonably withheld or delayed, and Prime Landlord in accordance with Article 8 of the Prime Lease and Master Sublandlord in accordance with Section 16 of the Sublease and the Workletter. Prior to the installation of any Alterations hereunder, Mercury shall request that Prime Landlord and Master Sublandlord notify Mercury of Prime Landlord’s and/or Master Sublandlord’s election to require that such Alterations be removed upon expiration or earlier termination of this Sub-Sublease. If Prime Landlord or Master Sublandlord delivers Mercury a notice of its intent to exercise such election pursuant Section 8(e) of the Prime Lease or Section 16 of the Sublease or otherwise, respectively, Mercury shall be responsible for removing such Alteration upon the expiration or earlier termination of this Sub-Sublease, and for all costs in connection therewith. Any failure by Prime Landlord or Master Sublandlord to notify Mercury of Prime Landlord’s or Master Sublandlord’s election to require removal of such Alterations shall be deemed Prime Landlord’s and/or Master Sublandlord’s election to require such removal of the Alterations, and Mercury shall be responsible for such removal as set forth in the preceding sentence.

17.                               Assignments and further Subleases.

a.                                       Restriction on Transfers. Reliant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interest under this Sub-Sublease, nor sublet the whole or any part of the Subleased Premises, directly or indirectly, by operation of law, a change of control transaction, or otherwise, without the prior written consent of Prime Landlord in accordance with the Prime Lease, the consent of Master Sublandlord in accordance with the Sublease, and the consent of Mercury, which shall not be unreasonably withheld or delayed. Without limiting Mercury’s right or obligations hereunder, Mercury shall in no event consent to a proposed sublease for less than a contiguous, full-floor within the Subleased Premises. In the event that Reliant shall be permitted to either assign or sublet the Subleased Premises, and excluding any Permitted Transfer hereunder, all Net Profit (as defined in the next sentence) realized from such assignment or sublease shall be split equally between the Mercury and the Reliant, after the Prime Landlord’s share and/or the Master Sublandlord’s share, if any, is deducted out of such amounts pursuant to Section 11(e) of the Prime Lease. As used herein, “Net Profits” shall mean any sums received by Reliant in excess of the amounts payable by Reliant to Mercury, on a per-square-foot basis, for the applicable term pursuant to this Sub-Sublease after deducting from such excess only the actual and reasonable, third-party, out of pocket expenses incurred by Reliant in connection with such assignment or subletting, together with the actual, fair market rental or sales proceeds received by Reliant that are equitably allocable to the sale or rental of Reliant’s personal property (but not to the furniture described on Exhibit E or the Initial Improvements paid for by the Tenant Improvement Allowance) to the assignee or sublessee (all such deducted expenses and proceeds shall be referred to herein as the “Deducted and Unrelated Costs”). All Deducted and Unrelated Costs shall be amortized, on a straight-line basis, over the period commencing on the date such costs are incurred and expiring on the Expiration Date. Reliant shall use commercially reasonable efforts to provide Mercury reasonable advance notice of Reliant’s calculations of any Net Profits and Deducted and Unrelated Costs but, in all cases, shall have an obligation to provide Mercury such calculations on or before the date of delivery to Mercury of the assignment or sublease agreement for which Mercury’s consent is requested hereunder. As used herein, “change of control transaction”

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shall mean any transaction or series of transactions resulting in (i) the transfer of control of Reliant, other than by reason of death, or, (ii) if Reliant is a corporation, the direct or indirect change in the control of Reliant or in the ownership by the stockholders or an affiliated group of stockholders of fifty percent (50%) or more of the outstanding stock as of the date of the execution and delivery of this Sub-Sublease. As used in this Section 17, “control” means the power to direct or cause the direction of the day-to-day management and policies of a company, whether through the ownership of voting securities, or partnership or membership interests, by contract, by interlocking boards of directors, or otherwise. Notwithstanding anything to the contrary contained in this Sub-Sublease, any transfer or issuance of stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ shall not be deemed an assignment, subletting or other transfer of this Sub-Sublease or the Subleased Premises requiring Mercury’s consent for purposes of this Section 17.

b.                                       Permitted Transfers. Provided Reliant is not then in default of its obligations under this Sub-Sublease and provides Mercury no less than thirty (30) days’ prior written notice of the applicable Permitted Transfer, Reliant shall have the right to assign this Sub-Sublease without Mercury’s consent (but subject to Prime Landlord’s consent to the extent required under the Prime Lease and to Master Sublandlord’s consent to the extent required under the Sublease) pursuant to a Permitted Transfer permitted under Section 11(g) of the Prime Lease. Notwithstanding any such assignment, Reliant shall remain liable for performance and compliance with all of the terms, conditions and provisions of this Sub-Sublease. Except as expressly provided otherwise in this Section 17 above, Article 12 of the Prime Lease and Section 17 of the Sublease (to the extent incorporated herein) shall apply to and govern all assignments, and sublettings, encumbrances, and transfers of the Subleased Premises or Reliance’s interest therein, and all attempts to effect the foregoing, it being the intent of the parties that this Section 17 supplements, but does not supersede, Article 11 of the Prime Lease of Section 17 of the Sublease.

c.                                       Mercury’s Right to Transfer. In addition, Reliant acknowledges and agrees that, as between Mercury and Reliant, Mercury shall be entitled to freely assign this Sub-Sublease and its interest in the Subleased Premises so long as such transfer is not a default under the Prime Lease or the Sublease, and the proposed assignee assumes in writing the obligations of Mercury under this Sub-Sublease that are based on or arise out of events or conditions occurring on or after the date of any such assignment. In such event, Mercury shall not be liable to Reliant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of any such transfer. Furthermore, Reliant agrees to attorn to any such transferee upon all the terms and conditions of this Sub-Sublease.

d.                                       Additional Conditions. Notwithstanding anything to the contrary contained in Master Lease or the Sublease, if Reliant desires to assign this Sub-Sublease to any person other than a Permitted Transferee, or sub-sublease all or a portion of the Subleased Premises to any person other than a Permitted Transferee, Mercury shall have the right to terminate this Sub-Sublease by providing Reliant with written notice of termination within ten (10) business days after Reliant’s written notice to Mercury of its intent to so assign or sublease. If Mercury terminates this Sub-Sublease pursuant to this Section 17.d. termination shall be effective on a date to be agreed upon by Mercury and Reliant, but in no event later than the date that is forty-five (45) days after the date of Mercury’s notice. For the avoidance of doubt,

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Mercury and Reliant acknowledge and agree that neither Mercury nor Reliant shall have the right to sublease the Subleased Premises pursuant to Section 11(h) of the Prime Lease and that such provision is expressly excluded from this Sub-Sublease.

18.                               Parking.

Subject to and in accordance with Article 36 of the Prime Lease, Reliant shall be entitled to use, on a non-exclusive basis, the number of parking spaces at Building 20 in the same proportion that square footage of the Premises bears to the total rentable area of Building 20, which shall not be less than the parking required for Building 20 by the City of Mountain View (“Parking Facilities”). Reliant shall use the Parking Facilities without any additional Base Rent charge throughout the Term and any extension. Additionally, Reliant shall have the right to label five (5) exclusive reserved spaces for its Testing Lab, subject to having obtained the prior written consent of Prime Landlord and Master Sublandlord. Reliant and its agents, employees, contractors and invitees shall comply with Article 36 of the Prime Lease and all reasonable rules and regulations promulgated by Mercury, Sublandlord and/or Prime Landlord for the safe and orderly functioning of the Parking Facilities.

19.                               Cafeteria and Fitness Center Facilities; Card Key Access; Entry by Mercury.

a.                                       Operations During the Amenities Period. Mercury currently operates the existing retail cafeteria located in Building 22 (“Cafeteria”) and the fitness center facility located in Building 22 (“Fitness Center”). During the period commencing on the Commencement Date and continuing through April 30, 2009 (“Amenities Period”), Mercury shall operate the Cafeteria and Fitness Center as they currently are being operated by Mercury without materially changing the operating hours or making other material modifications to the Cafeteria and Fitness Center operations. Reliant, and its employees, officers and directors (“Reliant Parties”) shall have the right to access and use the Cafeteria and Fitness Center subject to and in accordance with this Section 19. Notwithstanding the foregoing, Mercury shall have the right, up to two (2) times in any calendar year during the Term, upon forty-eight (48) hours’ prior notice to Reliant, to close the Cafeteria for up to twenty-four (24) hours for Mercury-only events. Also notwithstanding the foregoing, Mercury shall have the option, exercisable upon delivery of at least sixty (60) days’ prior written notice to Reliant, to close and cease operations of the Fitness Center at any time after April 30, 2008 (“Fitness Center Expiration Date”). Mercury may elect to discontinue operation of the Cafeteria and/or Fitness Center and the Outdoor Courts altogether or to limit usage to Mercury’s employees, officers, directors, consultants, customers and visitors (the “Mercury Parties”) at any time after the expiration of the Amenities Period without obligation or liability of any kind to Reliant.

b.                                       Cafeteria. During the Amenities Period, the Reliant Parties shall have the right to use the Cafeteria on a non-exclusive basis during the Cafeteria’s regular hours of operation. The Reliant Parties shall be required to comply with all reasonable rules and regulations with respect to the Cafeteria, as reasonably promulgated by Mercury from time to time and shall be responsible for paying for all Cafeteria purchases when ordered. Mercury shall have the right to request from the Reliant Parties reasonable identification in connection with the use of the Cafeteria. Except to the extent caused by the negligence or willful misconduct of Mercury, its agents, employees or contractors, Reliant hereby releases Mercury and agrees to

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indemnify, defend and hold Mercury harmless from and against any liability arising from the use of the Cafeteria by the Reliant Parties, including, without limitation, any claims asserted or caused by the Mercury Parties or their invitees.

c.                                       Fitness Center and Outdoor Courts. During the Amenities Period, subject to subsection (a) above, the Reliant Parties shall have the right to use the Fitness Center on a non-exclusive basis during its regular hours of operation. The first fifty (50) employees, officers or directors of Reliant (“Initial Users”) shall have the right to use the Fitness Center at no cost to Reliant. Reliant shall provide Mercury with a list of the Initial Users not later than the Commencement Date. Reliant shall pay Twenty and No/100 Dollars ($20.00) per month per employee, officer or director using the Fitness Center in excess of the Initial users (“Use Fee”). Reliant may not substitute other employees, officers or directors for any Initial User unless such Initial User no longer is employed by Reliant. The Use Fee shall be paid by Reliant in the manner and at the time that Base Rent is due and payable, and in the event of non-payment of the Use Fee, Mercury shall have the right, at its sole option, to deny all Reliant employees, officers and directors, other than the Initial Users, access to the Fitness Center from and after the date of the non-payment for the balance of the Term. The foregoing right shall be in lieu of all other rights and remedies Mercury may have in the event of any other default by Reliant under this Sub-Sublease, which are hereby waived solely with respect to Reliant’s failure to pay the User Fee. The Reliant Parties also may use the outdoor volleyball, basketball courts and  roller hockey rink (“Outdoor Courts”) within the Project during the Term on a non-exclusive basis at no additional charge, subject to availability and after having reserved such use at least twelve (12) hours in advance with either the Fitness Center or Mercury’s facilities department. Notwithstanding anything to the contrary contained in the foregoing, Mercury shall have the right to close down, block off, eliminate or otherwise cease operation of and access to the roller hockey rink at any time during the Term upon three (3) business days’ prior notice to Reliant. The Reliant Parties shall be required to comply with all reasonable rules and regulations as promulgated by Mercury from time to time with respect to the Fitness Center and the Outdoor Courts. Except to the extent caused by the negligence or willful misconduct of Mercury, its agents, employees or contractors, Reliant hereby releases Mercury and agrees to indemnify, defend and hold Mercury harmless from and against any liability arising from the use of the Fitness Center and/or the Outdoor Courts by the Reliant Parties, including, without limitation, any claims asserted or caused by the Mercury Parties or their invitees.

d.                                       Access Cards. During the Term, Mercury shall administer Mercury’s card key/badge access system for Reliant’s entry into Building 20, the Cafeteria and the Fitness Center. Prior to the Commencement Date, Reliant shall provide Mercury a written list of the Reliant Parties requiring card key/badge access, and Mercury shall, at no cost to Reliant, take photographs and prepare card key/badge access cards (“Access cards”) for such persons, which Access Cards shall be available on the Commencement Date. Thereafter, promptly after receipt of written notice thereof from Reliant, Mercury shall provide Reliant, at no cost to Reliant, with additional Access Cards for new Reliant Parties. Notwithstanding anything to the contrary contained in this Sub-Sublease, Reliant promptly shall notify Mercury when any Access Card has been lost or stolen. In no event shall Mercury be liable to Reliant in any manner, including, without limitation, for any loss, damage to property or personal injury of any kind, occurring prior to Reliant’s written notification to Mercury that any Access Card has been lost or stolen, and Reliant shall indemnify, defend and hold Mercury free and harmless from and against any

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and all claims and related liabilities, judgments, causes of action, damages (including reasonable attorneys’ fees), costs and expenses incurred by or claimed against Mercury to the extent arising from any loss or theft of an Access Card that occurs prior to Reliant’s written notification to Mercury of such loss or theft. In the event of lost or stolen Access Cards, promptly after receipt of written notice from Reliant, Mercury shall replace such Access Cards at a cost to Reliant of Five Dollars ($5.00) each. Reliant shall be solely responsible and liable for providing, maintaining and operating any other security system for the Subleased Premises desired by Reliant (the installation of which shall be subject to the provisions of Section 16 above), and for any failure in the performance of such system. Any other security system installed by Reliant shall not interfere with Mercury’s card key/badge access system.

e.                                       Right to Enter. Notwithstanding anything to the contrary contained in the Sub-Sublease, the Sublease or the Prime Lease, Reliant shall permit Mercury, its agents, employees, contractors and representatives,  to enter the Subleased Premises, without charge therefore to Mercury and without diminution of the rent payable by Reliant, (i) to examine, inspect and protect the Subleased Premises, and (ii) to otherwise comply with and carry out Mercury’s obligations under the Prime Lease, the Sublease or this Sub-Sublease. In connection with any such entry, Mercury shall (A) use commercially reasonable efforts to minimize the disruption to Reliant’s use of the Subleased Premises, and (B) give Reliant reasonable advance written or email notice of such entry (except in the event of an emergency). Reliant may, at its option, require that Mercury be accompanied by a representative of Reliant during any such entry (except in the case of emergency).

20.                               Signage. Subject to the signage rights granted to Mercury, as subtenant under the Sublease, and to Articles 8 and 42 of the Prime Lease and Section 20 of the Sublease, Reliant shall have the right, at Reliant’s sole cost and expense, to install and display its company name on the monument sign located on Ellis Street, on the exterior of Building 20, on the entry door to the Subleased Premises and on the Project directory signage, in each case, subject to the terms of the Prime Lease and the Sublease provided Reliant has obtained the prior written consent of Mercury, which shall not be unreasonably withheld or delayed, Prime Landlord pursuant to the provisions of the Prime Lease, including, without limitation, Article 42 thereof, and Master Sublandlord pursuant to the provisions of the Sublease. Upon the expiration or earlier termination of this Sub-Sublease, Reliant shall remove all signage from the Subleased Premises and Building 20, and shall repair any damage caused by such removal, at Reliant’s sole cost and expense.

21.                               Compliance. Reliant covenants and agrees that Reliant will not do anything which would constitute a default under the Prime Lease or the Sublease, or omit to do anything which Reliant is obligated to do under the terms of this Sub-Sublease and which would constitute a default under the Prime Lease or under the Sublease.

22.                               Notices. Any notice, demand or other communication which must or may be given or made by either party thereto shall be in writing and shall be in accordance with the provisions of the Prime Lease, addressed:

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In the case of Mercury, to:

Mercury Interactive Corporation

379 N. Whisman Road

Mountain View, California 94043

Attn:  Vice President and General Counsel

Fax:   650/584-3572

In the case of Reliant, prior to the Commencement Date, to:

Reliant Technologies, Inc.

260 Sheridan Avenue, 3rd Floor

Palo Alto, California 94306

Attn:  Harvard Sung

Fax:   650/473-0357

After the Commencement Date, to the Subleased Premises:

With a copy to:

Helen Sedwick, Esq.

Cooley Godward LLP

One Maritime Plaza

Suite 2000

San Francisco, CA 94111

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received. The methods for delivery of notice shall be as set forth in Article 28 of the Prime Lease.

23.                               Indemnity.

a.                                       Mercury’s Indemnity. Mercury agrees to perform its obligations to Master Sublandlord under the Sublease (to the extent those obligations are not made the obligation of Reliant hereunder and to the extent such performance is not adversely affected by a Reliant default hereunder), including, without limitation, the obligation to pay all rent required to be paid by “Subtenant” to “Sublandlord” in accordance with the terms of the Sublease, in order to keep the Sublease in full force and effect during the entire Term of this Sub-Sublease; subject, however, to any earlier termination of the Sublease or the Prime Lease not caused by Mercury or caused by Reliant. Mercury shall promptly provide Reliant copies of all default notices relative to the Subleased Premises received by Mercury from Master Sublandlord or Prime Landlord during the Term. Further, in addition to Mercury’s other indemnification obligations hereunder, Mercury agrees to indemnify, defend and hold Reliant free and harmless from and against any and all claims and related liabilities, judgments, causes of action, damages (including reasonable attorneys’ fees), costs and expenses incurred by or claimed against Reliant to the extent arising out of (i) any default by Mercury under this Sub-Sublease (through no fault of Reliant); (ii) any

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default by Mercury of Mercury’s remaining obligations under the Prime Lease (through no fault of Reliant); (iii) any default by Mercury of Mercury’s remaining obligations under the Sublease (through no fault of Reliant; and/or (iv) the gross negligence or willful misconduct of Mercury or any of its agents, employees or contractors. Reliant shall provide notice to Mercury of any claim for which it is seeking indemnification hereunder promptly after it actually becomes aware of such claim, and Mercury shall defend such claim with counsel reasonably acceptable to Reliant. Reliant shall, at Mercury’s sole cost and expense, cooperate with Mercury in the prosecution of such defense.

b.                                       Reliant’s Indemnity. Reliant agrees (i) to comply with all provisions of this Sub-Sublease and, to the extent incorporated into this Sub-Sublease, the Prime Lease and the Sublease; and (ii) to perform all the obligations on the part of the “Subtenant” to be performed under the terms of the Sublease with respect to the Subleased Premises to the extent incorporated herein. In addition to Reliant’s other indemnification obligations hereunder, Reliant shall indemnify, defend, and hold Mercury free and harmless from and against any and all claims and related liabilities, judgments, causes of action, damages (including reasonable attorneys’ fees), costs and expenses incurred by or claimed against Mercury to the extent arising out of (i) any default by Reliant under this Sub-Sublease (through no fault of Mercury); (ii) any default by Reliant under the Prime Lease (through no fault of Mercury), to the extent incorporated into this Sub-Sublease; (iii) any default by Reliant under the Sublease (through no fault of Mercury), to the extent incorporated into this Sub-Sublease; (iv) the gross negligence of willful misconduct of Reliant or any of its agents, employees, contractors or invitees, and/or (v) any accident, injury, or damage to any person or property occurring on or after the Delivery Date within the Subleased Premises, except to the extent caused by the gross negligence or willful misconduct of Mercury, its agents, employees, or contractors. Mercury shall provide notice to Reliant of any claim for which it is seeking indemnification hereunder promptly after it actually becomes aware of such claim, and Reliant shall defend such claim with counsel reasonably acceptable to Mercury. Mercury shall, at Reliant’s sole cost and expense, cooperate with Reliant in the prosecution of such defense.

The indemnification obligations set forth in this Section and elsewhere in the Sub-Sublease (and the Prime Lease and the Sublease to the extent incorporated herein) shall survive the expiration or earlier termination of this Sub-Sublease with respect to occurrences prior to the expiration or termination, and no indemnification set forth in this Sub-Sublease or, as between Mercury and Reliant, the Prime Lease or the Sublease, shall include the obligation to indemnify either for punitive damages or, (excluding the indemnification set forth in Section 25 below), for consequential damages (e.g., lost profits or lost business opportunity). In addition, except as expressly provided otherwise in this Sub-Sublease, neither party shall have any liability to the other party hereunder for any indirect, consequential, or punitive damages. Reliant party covenants and agrees that it will not do anything which would constitute a default under the Prime Lease or the Sublease, or omit to do anything which it is obligated to do under the terms of the Sub-Sublease and which would constitute a default under the Prime Lease or the Sublease.

24.                               Surrender. Not later than the Expiration Date, as it may be extended, Reliant shall quit and surrender to Mercury the Subleased Premises, broom clean and in as good order and condition as they were on the Commencement Date and, to the extent excepted under the Prime Lease and the Sublease, excepting ordinary wear and tear, acts of God, casualty,

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condemnation, and Alterations with respect to which neither Mercury, Master Sublandlord nor Prime Landlord has a right to require removal, or the payment of the costs of removal, as set forth in this Sub-Sublease, the Sublease or the Prime Lease. In connection with the foregoing, Reliant shall remove from the Subleased Premises all of its personal property, fixtures and equipment, excluding the Furniture.

25.                               Holdover. Reliant shall surrender the Subleased Premises on or before the Expiration Date without any delay. In the event Reliant does not immediately surrender the Subleased Premises on the Expiration Date, Reliant’s continued possession shall be on the basis of a tenancy at the sufferance of Mercury. In such event, Reliant shall continue to comply with and perform all of the terms and obligations of this Sub-Sublease except that the Rent payable during each month or portion thereof shall be equal to one hundred fifty Percent (150%) of the Rent payable during the last full month prior to the expiration or termination of the Sublease, as applicable. Reliant shall be liable to Mercury for, and shall indemnify and hold Mercury harmless against, all damage which Mercury suffers because of any holding over by Reliant, including without limitation, all claims made against Mercury resulting from Mercury’s delay in delivering possession of the Subleased Premises to any succeeding tenant.

26.                               Brokers. Mercury and Reliant each represent and warrant that neither has dealt with any brokers or consultants in connection with this transaction, except for (i) Doug Marks of Colliers International, Reliant’s exclusive “Reliant Broker” for this Sub-Sublease, and (ii) Bruce McLellan of McLellan Commercial Real Estate, Inc., Mercury’s exclusive “Mercury Broker” for this Sub-Sublease. Mercury shall pay all commissions due such brokers pursuant to a separate agreement with the Mercury Broker and the Reliant Broker. In particular, Mercury shall pay to the Reliant Broker Mercury’s advertised fee of One and 25/100 Dollars ($1.25) per year per rentable square foot of the Subleased Premises for the Sublease Term (“Advertised Fee”). Mercury also shall pay the Advertised Fee to Reliant Broker if, at the time Reliant exercises any rights to expand the Subleased Premises or extend the Term the Reliant Broker is then representing Reliant. Each party shall hold and save the other harmless of and from any and all loss, costs, damage, injury or expenses arising out of or in any way related to claims for any other real estate brokers, sales persons or finder’s commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnified party or alleged introductions of the indemnifying party to the indemnified party.

27.                               Confidentiality. Each party agrees to hold the material terms and conditions of this Sub-Sublease and the transactions contemplated or permitted hereby, including, without limitation, any assignment of this Sub-Sublease, strictly confidential. Accordingly, except to the extent required by law, including, without limitation, any law requiring Reliant or Mercury to disclose all or certain terms of this Sub-Sublease in a filing required by the Securities and Exchange Commission or any successor thereto, or by court order (in the case of a court order, following advanced written notice to the non-disclosing party), neither party shall, without the other party’s prior written consent, release, publish or otherwise distribute (and shall not authorize or permit any other person or entitled to release, publish or otherwise distribute) any information concerning the material terms or conditions of the Sublease, or the transactions contemplated or permitted hereby, to any person or entity, including, without limitation, any other sub-subtenant or tenant of Mercury, or other occupant of Mercury’s space in Mountain

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View, California. Notwithstanding the foregoing, each party may disclose such information to the its prospective lenders, legal and financial advisors, accountants, engineers or other persons if and to the extent such persons have a legitimate business purpose for needing such information in furtherance of, or consistent with, the transactions contemplated hereby and provided that such persons agree to hold such information strictly confidential to the same degree as if such persons were bound by the provisions of this Section 27. The terms of this Section 27 shall survive the expiration or earlier termination of this Sub-Sublease for a period of five (5) years.

28.                               Prime Landlord, Master Sublandlord Consents.

a.                                       Consents. This Sub-Sublease and the obligations of Mercury and Reliant under this Sub-Sublease and the Workletter are expressly conditioned upon receipt of the prior written consents of Prime Landlord and of Master Sublandlord to this Sub-Sublease including specific consents to the Testing Lab Use and the Initial Improvements (the “Consents”), the form and content of which shall: (i) be acceptable to Mercury and Reliant in their respective reasonable discretion, (ii) constitute a consent to this Sub-Sublease by Prime Landlord as required by Article 11 of the Prime Lease and by Master Sublandlord as required by Section 28 of the Sublease, (iii) contain an acknowledgement of and consent to the fact that up to 2,300 square feet of the Sublease Premises may be used by Reliant for the Testing Lab Use, and (iv) subject to the provisions set forth below in Section 28.b. below, approve the Initial Improvements. If Prime Landlord and/or Master Sublandlord fail to provide the required Consents upon terms and conditions acceptable to Mercury in its sole but reasonable discretion within thirty (30) days after the date on which Mercury delivers a fully executed copy of this Sub-Sublease to Prime Landlord and Master Sublandlord, then either Mercury or Reliant may terminate this Sub-Sublease by giving the other party ten (10)-days’ prior written notice, in which case this Sub-Sublease shall terminate on the day following the last day of the ten (10) day notice period (unless both Prime Landlord’s and Master Sublandlord’s Consents are obtained during such ten (10)-day period, in which case this Sub-Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder and Mercury shall return to Reliant all sums paid by Reliant to Mercury in connection with Reliant’s execution hereof. The return of all sums paid by Reliant to Mercury shall be Reliant’s sole and exclusive remedy in the event of a termination pursuant to this Section, including, without limitation, a termination resulting from Mercury’s determination that any term or condition proposed by Prime Landlord or Master Sublandlord to be included in its Consent is unacceptable.

b.                                       Consent to Project Plans. Notwithstanding anything to the contrary contained in this Section 28, if at the time that Mercury and Reliant execute and deliver this Sub-Sublease Reliant has not prepared and submitted to Mercury the Project Plans, as defined in Section 2.b of the Workletter, or if Reliant has submitted the Project Plans at the time of execution and delivery of this Sub-Sublease by the parties but such Project Plans are not approved as submitted by Prime Landlord, Master Sublandlord or Mercury, the Consents (as defined above), if and when granted as referenced above, shall be deemed to include only the Consents to this Sub-Sublease as set forth in Section 28.a.(i) and (ii) above, and to the Testing Lab Use as set forth in Section 28.a.(iii) above, and once received neither party shall have any right to terminate this Sub-Sublease with respect to such Consents after such date. If not submitted at the time of execution and delivery of the Sub-Sublease, Reliant shall promptly prepare and submit the Project Plans by the date set forth in Section 2.b of the Workletter. If

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Prime Landlord, Master Sublandlord and/or Mercury fail to provide the required Consents to the Project Plans within forty-five (45) days after the later of (i) the initial delivery thereof by Reliant to Mercury pursuant to Section 2.b of the Workletter; and (ii) if Reliant has delivered the Project Plans at the time of execution and delivery of this Sub-Sublease by the parties, re-delivery to Mercury after notice of disapproval of the Project Plans from Prime Landlord, Master Sublandlord and/or Mercury, then Reliant may terminate this Sub-Sublease by giving Mercury ten (10) days’ prior written notice, in which case this Sub-Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless Prime Landlord’s Master Sublandlord’s and Mercury’s Consents to the Project Plans are obtained during such ten (10)-day period, in which case this Sub-Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder (subject, however, to the following sentence) and Mercury shall return to Reliant all sums paid by Reliant to Mercury in connection with Reliant’s execution hereof. If Reliant elects to exercise the foregoing termination right, and if, notwithstanding anything to the contrary contained in this Sub-Sublease, Reliant has commenced demolition of the Subleased Premises or construction of the Initial Improvements, Reliant shall remove any improvements so constructed and restore the Subleased Premises to its condition immediately prior to demolition or commencement, all at Reliant’s sole cost and expense without contribution or reimbursement by or from Mercury, and Mercury shall not be obligated to return any sums previously paid by Reliant to Mercury until Reliant has completed the removal and/or restoration. The return of all sums paid by Reliant to Mercury shall be Reliant’s sole and exclusive remedy in the event of a termination pursuant to this Section 28.b. For avoidance of doubt, if the ten (10)-day notice period following the forty-five (45)–day period referenced in this Section 28.b. expires after the Outside Termination Date referenced in Section 3.b. above, the Outside Termination Date shall be the day following the last day of such ten (10)-day notice period.

29.                               General Provisions.

a.                                       Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

b.                                       Governing Law. It is the intention of the parties hereto that this Sub-Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the State of California.

c.                                       Entire Agreement. This Sub-Sublease, which includes all exhibits attached hereto, contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Subleased Premises and Mercury’s obligations in connection therewith, and neither Mercury nor any agent or representative of Mercury has made or is making, and Reliant in executing and delivering this Sub-Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sub-Sublease. All understandings and agreements, if any, heretofore had between the parties are merged to this Sub-Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Mercury or Reliant to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement,

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term, provision or condition of this Sub-Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term provision or condition of this Sub-Sublease shall be deemed to have been made unless expressed in writing and signed by Reliant and Mercury. No surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the Term shall release Reliant from any of its obligations hereunder unless accepted by Mercury in writing. The receipt and retention by Mercury of monthly Base Rent or Additional Rent from anyone other than Reliant shall not be deemed a waiver of the breach by Reliant of any covenant, agreement, term or provision of this Sub-Sublease, or as the acceptance of such other person as a tenant, or as a release of Reliant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Mercury of monthly Base Rent or Additional Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

d.                                       Conflicts. As between Mercury and Master Sublandlord, nothing herein shall be construed in any way to affect the rights and obligations of Mercury and Master Sublandlord under the Sublease.

e.                                       Captions. The captions throughout this Sub-Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sub-Sublease, nor in any way affect this Sub-Sublease.

f.                                         Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

g.                                      Counterparts; Facsimile. This Sub-Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument. The parties agree and intend that a signature delivered by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

h.                                      No Recordation. Neither this Sub-Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

30.                               Release and Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Sub-Sublease, the Sublease or the Prime Lease, Mercury shall use diligent efforts during the first twelve (12) months of the Term to obtain a written agreement from Master Sublandlord providing that the release of subrogation provisions set forth in Section 30 of the Sublease shall be deemed an agreement between Master Sublandlord and Reliant as if Reliant were “Subtenant” under the Sublease. In addition, subject to Section 9(a) above, the release and waiver of subrogation provisions of Article 13  of the Prime Lease shall be deemed to apply to Mercury and Reliant as if they were respectively “Landlord” and “Tenant” thereunder; provided, however, for purposes of construing such release and waiver provisions as incorporated herein, the parties acknowledge and agree that Mercury shall have no obligation to

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maintain the insurance requirements of “Landlord” under the Prime Lease but rather shall be required to continue to maintain the insurance requirements of “Tenant” thereunder.

31.                               Amendment or Modification. Notwithstanding anything to the contrary contained in this Sub-Sublease, the Sublease or the Prime Lease, Mercury shall not amend or modify the Sublease in any way so as to materially and adversely affect Reliant or its interest hereunder, materially increase Reliant’s obligations hereunder or materially restrict Reliant’s rights hereunder, without the prior written consent of Reliant, which may be withheld in Reliant’s sole but reasonably exercised discretion.

32.                               Representations. Mercury represents that, to Mercury’s current knowledge, without duty to investigate (i) the copies of the Prime Lease and the Sublease attached hereto are true, correct and complete copies thereof; (ii) there exist no amendments or modifications to the Prime Lease or the Sublease (whether oral or written) except as attached thereto; (iii) neither Mercury, Master Sublandlord nor Prime Landlord is in default under the provisions of the Prime Lease or the Sublease, as applicable, nor is there any event, condition or circumstance existing which with notice, or the passage of time or both, would constitute a “default” thereunder; (iv) the Sublease is in full force and effect and are valid and binding obligations of Mercury and of Master Sublandlord, and (v) there are no pending actions, suits or proceedings before any governmental entity, court or administrative agency against Mercury that are reasonably likely to materially and adversely affect the ability of Mercury to perform its obligations under this Sub-Sublease or the Sublease. Reliant represents, to Reliant’s current knowledge, that there are no pending actions, suits or proceedings before any governmental entity, court or administrative agency against Reliant that are reasonably likely to materially and adversely affect the ability of Reliant to perform its obligations under this Sub-Sublease.

33.                               Voluntary Termination. For so long as Reliant is not in default of its obligations under this Sub-Sublease beyond any applicable notice and cure periods, Mercury shall not voluntarily terminate the Sublease or surrender the Subleased Premises during the Term unless and until Master Sublandlord has agreed to thereafter assume all rights and obligations of “Mercury” under this Sub-Sublease (a “Master Sublandlord Assumption”). If Master Sublandlord consents to a Master Sublandlord Assumption, Reliant shall attorn to Master Sublandlord in connection with any such voluntary termination or surrender, and shall execute an attornment agreement in such form as may reasonably be requested by Master Sublandlord and reasonably acceptable to Reliant. The terms of this Section 33 shall not apply with respect to Mercury’s exercise of its termination rights in the event of casualty pursuant to the Sublease, incorporating Sections 22 (c) and (d) of the Prime Lease, but Mercury shall notify Reliant in writing at the time Mercury notifies Master Sublandlord of the exercise of any such termination right. In addition, if the Prime Lease and/or the Sublease is/are terminated for any reason other than a default, beyond applicable notice and cure periods, by Mercury under this Sub-Sublease, this Sub-Sublease shall terminate simultaneously with such termination, and such termination shall be without any liability of Mercury to Reliant.

34.                               Option to Expand.

a.                                       Option. At any time during the Term, Reliant shall have an option to expand (“Expansion Option”) into the balance of Building 20 (“Adjacent Space”). The

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Expansion Option may be exercised by Reliant by giving Mercury written notice of the exercise at least sixty (60) days prior to the date that Mercury shall be required to deliver the Adjacent Space to Reliant (“Adjacent Space Delivery Date”). If Reliant exercises its Expansion Option, the Sub-Sublease of the Adjacent Space shall be on the same terms and conditions then in effect with respect to the Subleased Premises for the remaining balance of the Term, including, without limitation, the Base Rent then payable, except that Mercury shall not be required to provide a tenant improvement allowance with respect to the Adjacent Space. In no event shall Mercury be obligated to perform any alterations or improvements to the Adjacent Space. All references in this Sub-Sublease to “Subleased Premises” shall be deemed to include the Adjacent Space. Mercury and Reliant agree to enter an amendment to this Sub-Sublease to document the exercise of Reliant’s Expansion Option within thirty (30) days after Reliant’s written notice of exercise of the Expansion Option.

b.                                       Mercury Rights. During the Term, Mercury shall have the right to enter the Adjacent Space for purposes of installing, maintaining, repairing and replacing telephone, telecommunications, internet and data cabling and wiring in the Adjacent Space. Prior to the Adjacent Space Delivery Date, Mercury shall have the right to store personal property, equipment, furniture and similar items in the Adjacent Space. Any entry upon or use by Mercury of the Adjacent Space shall not unreasonably interfere with Reliant’s use of the Subleased Premises, and, if Reliant exercises the Expansion Option, with Reliant’s use of the Adjacent Space. Reliant shall not unreasonably interfere with Mercury’s rights pursuant to this Sub-Sublease with respect to the Adjacent Space.

35.                               Option to Extend Term. Mercury grants to Reliant one (1) option to extend the Term of this Sub-Sublease (“Extension Option”) for an additional twelve (12) months (“Extension Term”) upon all of the terms and conditions of this Sub-Sublease, except that (i) Base Rent for the Extension Term shall be $1.14 per rentable square foot of the then Subleased Premises, and (ii) Reliant shall have no further option to extend the Term. Reliant may exercise the Extension Option by giving written notice to Mercury not more than two hundred forty (240) nor fewer than one hundred fifty (150) days prior to the Expiration Date. If, as of the date that is sixty (60) days prior to the commencement date for the Extension Term, Reliant has not yet exercised its Expansion Option, Reliant may exercise the Expansion Option for the Adjacent Space on the date that is sixty (60) days prior to the commencement date for the Extension Term, and may Sub-Sublease the Adjacent Space during the Extension Term upon all of the terms and conditions set forth in Section 34 above. Mercury and Reliant agree to enter an amendment to this Sub-Sublease to document the exercise of Reliant’s Extension Option within thirty (30) days after Reliant’s written notice of exercise of the Extension Option.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, Mercury and Reliant have each executed this Sub-Sublease on the day and year first hereinabove written.

MERCURY:

MERCURY INTERACTIVE CORPORATION, A
DELAWARE CORPORATION

By:	/s/ Doug Smith
Name:	Doug Smith
Title:	CFO

RELIANT:

RELIANT TECHNOLOGIES, INC., A
DELAWARE CORPORATION

By:	/s/ Jeffrey S. James
Name:	Jeffrey S. James
Title:	Chief Operating Officer

1

EXHIBIT A

PRIME LEASE

January 23, 1997

LEASE AGREEMENT

(PHASE I)

by and between

464 Ellis Street Associates, L.P.,

a California limited partnership

(“Landlord”)

and

Netscape Communications Corporation,

a Delaware corporation

(“Tenant”)

Dated as of January 23, 1997

i

v

INDEX OF DEFINED TERMS

Defined Term	Paragraph

Additional Charges	4(a)(2)

AirProducts Easement	1(c)(3)

Alterations	8(b)

Assignment	11(a)

Base Building Improvements	2 of Work Letter

Base Rent	4(a)(1)

Base Rent Adjustments	Basic Lease Information

Building	Basic Lease Information & 1(a)

Buildings	Basic Lease Information & 1(a)

Building Systems	9(b)

CAA	40(a)

CC&Rs	1(c)(3)

CERCLA	40(a)

Change Order for Tenant Modification(s)	3 of Work Letter

Chronic Default	21(f)

Clean-Up Facilities	1(c)(2)

Common Area	1(c)(2)

Common Area Expenses	5(b)

Completion Assurance	11 of Work Letter

Condition	3(e)

Cost of Tenant Improvements	11(e)

Credit Termination Right	3(f)

Declaration	40

1

Default Rate	4(e)

Draw Event	11(a)(iii) of Work Letter

Environmental Laws	40(a)

Environmental Reports	40

EPA	40

Expenses	4(c)(1)(C)

Expense Year	4(c)(1)(D)

Exercise Notice	43

Existing Hazardous Materials	40(c)

Expiration Date	Basic Lease Information

Extension Term	43

Fair Market Rental Value	44(b)

Force Majeure Events	14(c)

FWPCA	40(a)

Hazardous Materials	40(a)

Hetch Hetchy Easement	1(a)

Identified Hazardous Materials	40(c)

Initial Window Date	3(e)

Insolvency Proceeding	20

Land	1(a)

Land Improvements	2 of Work Letter

Landlord	Recitals & 37(a)

Landlord Default Notice	21(d)

Landlord Delays	8 of Work Letter

Landlord Parties	12(a)

2

Landlord’s Contractor	3 of Work Letter

Landlord’s Core Drawings	5(a) of Work Letter

Landlord’s Expense Statement	4(c)(3)(B)

Landlord’s Plans	2 of Work Letter

Landlord’s Representatives	38(a)

Landlord’s Tax Statement	4(c)(2)(A)

Landscape Reserves	36

Laws	7(a)

Lease	Basic Lease Information

Letter of Credit	34(a)

Minimum Parking	36

Monthly Base Rent	Basic Lease Information

Mortgage	17

Mortgagee	17

Occupancy Date	3(a)

PacBell	26(b)

Permitted Alterations	8(c)

Permitted Transfer	11(g)

PG&E	26(b)

Phase I	1(a)

Phase II	1(b)

Phase II Buildings	1(b)

Phase II Land	1(b)

Phase II Lease	1(b)

Premises	1(a)

3

Project	1(c)(1)

RCRA	40(a)

Real Estate Taxes	4(c)(1)(B)

Reconfiguration	1(d)

Recreational Facilities	36

Rent	4(a)(2)

Rent Commencement Date	3(d)

Rentable Area	Basic Lease Information

Restrictive Documents	6

Required Modifications	5(c)of Work Letter

Seller	1(a)

Seller Indemnity	40(d)

SFWD	1(a)

SFWD Facilities	1(c)(2)

Strategic Partner	11(h)

Sublease	11(a)

Substantially complete	9 of Work Letter

Sufficiently complete	3(a)

Taking	23(a)

Tax Year	4(c)(1)(A)

Tenant	Recitals & 37(a)

Tenant Delays	7 of Work Letter

Tenant Improvements	1 of Work Letter

Tenant Modifications	3 of Work Letter

Tenant Parties	12(b)

4

Tenant’s Contractor	5(d) of Work Letter

Tenant’s Plans	5(a) of Work Letter

Tenant’s Representatives	38(b)

Term	3(a)

Three Party Agreement	11(a)(v) of Work Letter

Transfer Standards	11(g)

TSCA	40(a)

Window Date	3(e)

Work Letter	3(b)

Working Drawings	5(a) of Work Letter

5

BASIC LEASE INFORMATION

Lease Date:	January , 1997

LANDLORD:	464 Ellis Street Associates, L.P.,
a California Limited Partnership

Landlord’s Address:	700 Emerson
Palo Alto, CA 94301

TENANT:	Netscape Communications Corporation,
a Delaware corporation

Tenant’s Address:	FOR NOTICE:

501 Middlefield Ave.
Mountain View, CA 94043
Attn: Director, Real Estate

FOR BILLING:

501 Middlefield Ave.
Mountain View, CA 94043
Attn: Director, Accounts Payable

Premises:	Three (3) separate buildings to be constructed on the Land in accordance with this Lease (each, a “Building” and collectively, the “Buildings”).

Phase I:	The Buildings, land and improvements located in the area shown on Exhibit “A” attached hereto.

Project:	The Project shall consist of Phase I. The Project may be expanded to include other land and improvements, in accordance with Subparagraph 1(c) [Project; Common Areas; Access & Cooperation].

Rentable Area of the Premises:	195,003 Rentable Square Feet (“Rentable Area”). The parties agree that the Rentable Area is conclusive for purposes of calculating Rent under this Lease and is not subject to remeasurement.

Tenant’s Use of the Premises:	Tenant shall use the Premises for office, distribution, research and development, and/or light manufacturing, and for no other purposes.

Lease Term:	Commencing on the Occupancy Date and ending on the Expiration Date, with the right to extend for an additional

1

term of five (5) years in accordance with Paragraph 43 [Option to Renew].

Scheduled Occupancy Date:	May 5, 1997

Scheduled Rent Commencement Date:	One Hundred Twenty (120) days after the Occupancy Date.

Expiration Date:	Fifteen (15) years and six (6) months after the Rent Commencement Date (“Expiration Date”).

Rent:	Base Rent plus Additional Charges.

Monthly Base Rent:	$1.35 per Rentable Square Foot of the Rentable Area of the Premises (“Monthly Base Rent”).

Base Rent Adjustments:	On each anniversary of the Rent Commencement Date, the Monthly Base Rent shall increase by $.05 per Rentable Square Foot (“Base Rent Adjustments”):

Security Deposit:

Tenant shall provide and maintain a letter of credit or cash collateral in the initial amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) as more specifically provided in Paragraph 34 [Security Deposit], which amount may be reduced during the Term in accordance with such paragraph.

Guarantor of Lease:	None

Broker:	Cornish & Carey

Broker’s Fee or Commission Paid By:	Landlord

2

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and any other portion of the Lease, the latter shall control.

LANDLORD:

464 Ellis Street Associates, L.P.,
a California limited partnership

By:	Cañada Corp.,
a California corporation,
Its General Partner

By:
Its:

By:	Virginia Land Company, Inc.,
a California corporation,
Its General Partner

By:
Its:

TENANT:

Netscape Communications Corporation, a Delaware
corporation

By:
Peter Currie
Its Chief Financial Officer

3

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of January     , 1997, by and between 464 Ellis Street Associates, L.P., a California limited partnership (herein called “Landlord”), and Netscape Communications Corporation, a Delaware corporation (herein called “Tenant”).

1.                                      LEASED PREMISES.

(a)                                  Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord agrees to lease to Tenant and Tenant agrees to hire from Landlord those premises (the “Premises”) comprising three (3) entire buildings to be constructed as shown on Exhibit “A” attached hereto (collectively, the “Buildings” and each individually, a “Building”). The Buildings will be located on the parcel or parcels of real property shown on Exhibit “A” (the “Land”). The Land includes an easement over certain real property adjacent to the Land that Landlord has the contractual right to acquire from the City and County of San Francisco, acting by and through its Public Utilities Commission, San Francisco Water Department (“SFWD”), in the form attached hereto as Exhibit “0” (the “Hetch Hetchy Easement”). Landlord currently has the contractual right to acquire title to the Land (other than the Hetch Hetchy Easement) from Schlumberger Technology Corporation (“Seller”). The Buildings, together with the Land, the Hetch Hetchy Easement and associated improvements now or in the future located on the Land the Hetch Hetchy Easement are collectively referred to as “Phase I”. Landlord shall use commercially reasonable efforts to acquire the Land and construct the Buildings in accordance with the terms and conditions of this Lease and the Work Letter, provided that Tenant’s rights and remedies for any breach of such obligation shall be limited as provided in Subparagraphs 3(e) [Conditions; Window Dates] and 21(e)(2) [Tenant’s Remedies].

(b)                                  Phase II Lease. Landlord and Tenant intend to enter into a separate lease (the “Phase II Lease”) of four (4) buildings (the “Phase II Buildings”) to be constructed on land adjacent to Phase I (the “Phase II Land”), including the right of Tenant to use certain improvements and facilities on such adjacent land (such buildings, improvements, facilities and land collectively, “Phase II”); provided, however, that failure to enter into the Phase II Lease shall not affect the respective rights and obligations of the parties hereunder except as expressly and specifically provided herein. Landlord currently has the contractual right to acquire title to the Phase II Land from Seller.

(c)                                  Project; Common Areas; Access & Cooperation.

(1)                                 Definition of Project. The term “Project” shall mean Phase I. In addition, if Landlord (or its affiliate) and Tenant enter into the Phase II Lease, after the commencement of the Phase II Lease the term “Project” shall include Phase I and Phase II. Subject to the requirements of Subparagraph 5(b) [Management of Common Area], Landlord shall have the right, at any time and from time to time, to expand the land and improvements which are included in the “Project” to include (i) all or any portion of Phase II, and/or (ii) any other property acquired by Landlord or its affiliates which is contiguous to the Project (as such term is defined at any given time), regardless of whether Phase II or any such other property is leased to Tenant or leased to, sold to or occupied by a third party or third parties. Landlord shall deliver written notice to Tenant of Landlord’s intent to expand the Project, identifying the property and improvements which will be added to the Project.

(2)                                 Definition of Common Area. The term “Common Area” shall mean all areas and facilities within Phase I located outside the perimeter footings of the Buildings, including the landscaped areas, service areas, parking areas, recreation areas, trash enclosures, plaza, walkways, driveways, sidewalks, access and perimeter roads, and the like; but excluding from the Common Area all monitoring wells, slurry walls, extraction wells, remediation equipment, piping, and other equipment (collectively, the “Clean-up Facilities”) which have been or may be installed on the Project for the purpose of conducting monitoring and remediation of Hazardous Materials, and all water pipelines, drainage pipelines, hatch covers, wells and other surface and subsurface utility facilities owned by SFWD which have been or may be installed on or under the Hetch Hetchy Easement (collectively, the “SFWD Facilities”). The Clean-up Facilities are or will be owned and controlled by Seller.

(3)                                 Use of Common Area. During any time that Tenant leases all of the rentable area located in the Project, Tenant shall have the right to exclusive use of the Common Area (subject to an easement for underground pipelines and related above ground facilities in favor of Air Products (the “AirProducts Easement”), and all other existing and future easements, licenses and other rights and interests in favor of or required by public utilities or public, governmental or regulatory entities; rights reserved to SFWD under the Hetch Hetchy Easement; rights of third parties pursuant to the Declaration and the CC&Rs; and rights retained by Landlord pursuant to this Lease), and Landlord shall not grant the right to use of the surface of the Common Area to any other tenant, occupant or owner of any property located adjacent to the Project. During any time that the Project includes any rentable area not leased to Tenant, Tenant shall have the right to non-exclusive use of the Common Area and any other common area located in the Project, together with other tenants, occupants and owners of portions of the Project, subject to the terms of this Lease. The operation and use of the Common Area shall be governed by conditions, covenants and restrictions (“CC&Rs”) between the owners of portions of the Project, in the form attached hereto as Exhibit “B”, with such modifications as Landlord may reasonably determine to be appropriate. The CC&Rs may be recorded against the Project by Landlord at any time, at Landlord’s election, and will at all times be superior in priority to this Lease. Landlord shall have the right to make reasonable modifications to the CC&Rs during the Term, including, without limitation, in order to provide necessary or appropriate access over, across and from the Common Area (including any roadways and drive aisles located thereon) to any property which is included in the Project; provided that such modifications do not materially adversely affect Tenant’s use of the Premises, Minimum Parking, or access to the Premises.

(4)                                 Landlord’s Access. Landlord shall have reasonable and appropriate access across the Common Area to other land which is included, or which Landlord intends to include, in the Project, at all reasonable times for purposes of construction and development of the Project. In connection with the development of Phase II and other portions of the Project, Tenant shall cooperate with Landlord in the establishment, execution and recordation of the CC&Rs and any other conditions, covenants, restrictions, easements, licenses and/or other rights and interests which encumber Phase I for the benefit of other portions of the Project, and which are required in order to provide sufficient parking for any portion of the

Project or in connection with other development requirements for any portion of the Project; provided that such conditions, covenants, restrictions, easements, licenses, and/or other rights and interests do not materially adversely affect Tenant’s use of the Premises, Minimum Parking or access to the Premises and Tenant shall not be required to incur any out-of-pocket cost in connection with such cooperation. Tenant shall execute and deliver any documents or instruments reasonably required in connection therewith upon Landlord’s request.

(d)                                  Reconfiguration of Phase I. Landlord reserves the right, in connection with the development of Phase II, without incurring any liability to Tenant and without constituting an eviction (constructive or otherwise), and without entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease, to take any of the following actions (each, a “Reconfiguration”):

(1)                                 Reconfigure the property line between Phase I and Phase II, even if such reconfiguration would cause a reduction in the size of the Land, so long as the portions of the Land on which the Buildings (and any required setbacks) are located are not affected by such action, the remaining Phase I continues to be in compliance with all applicable Laws (as defined in Subparagraph 7(a) (Tenant’s Compliance Obligations)) (including, without limitation, city parking requirements and other development approvals), Tenant’s use of the Premises as contemplated by this Lease is not impaired thereby, and Tenant continues to have use of the Minimum Parking in accordance with Paragraph 36 [Parking]; or

(2)                                 Subdivide the Land into two or more legal parcels, so long as Tenant’s use of the Premises as contemplated by this Lease is not impaired thereby and Tenant continues to have use of the Minimum Parking in accordance with Paragraph 36 [Parking]:

Landlord shall deliver written notice to Tenant of Landlord’s intent to Reconfigure, identifying the portion of Phase I affected by the Reconfiguration and including a new Exhibit “A” reflecting such Reconfiguration. Any Reconfiguration shall be effective on the date designated by Landlord in its notice to Tenant. On the effective date of such Reconfiguration, the description of the Land shall automatically be revised, and the terms and conditions of the original Lease shall remain in full force and effect except that the revised Exhibit “A” reflecting the location of the newly configured Land shall become part of this Lease. From and after the date of such Reconfiguration, the term “Land” shall mean the reconfigured space. The Base Rent shall not be revised as a result of any Reconfiguration. Tenant shall cooperate with Landlord in any subdivision or lot line adjustment process in connection with any Reconfiguration, provided that Tenant shall not be required to incur any out-of-pocket cost in connection with such cooperation. Upon Landlord’s request, Tenant shall execute and deliver any documents or instruments reasonably required in connection with the Reconfiguration, or the amendment of the Lease or any subdivision or lot line adjustment process in connection therewith.

2.                                      OCCUPANCY AND USE. Tenant shall use and occupy the Premises for the purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord may grant or withhold consent to a proposed change of use in its sole discretion. Notwithstanding anything in this Lease, Tenant’s use and occupancy of the Premises and Common Area will be subject at all times to the terms and conditions of the CC&Rs, the Declaration and the Hetch Hetchy Easement.

3.                                      TERM AND POSSESSION.

(a)                                  Term; Occupancy Date; Expiration Date. The term of this Lease (the “Term”) shall commence on the Occupancy Date and, unless sooner terminated as herein provided, shall expire on the Expiration Date, provided that Tenant shall have an option to extend the Term in accordance with the terms and conditions of Paragraph 43 [Option to Renew]. “Occupancy Date” shall mean the date on which (i) Landlord notifies Tenant in writing that the base building shell for each of the Buildings is sufficiently complete such that Tenant’s contractor may commence construction of the Tenant Improvements (as defined in the Work Letter), and (ii) Landlord has tendered possession of the Premises to Tenant; provided, however, that Landlord and Tenant may mutually agree to an earlier Occupancy Date. After the Occupancy Date, Landlord shall reserve a continuing right to access the Premises to take all steps required to complete the Base Building Improvements (as defined in the Work Letter), and Tenant acknowledges that substantial work may be required by Landlord to complete the Base Building Improvements after the Occupancy Date. “Sufficiently Complete” (as used in the preceding sentence) means that the roof structure shall be in place, shell sprinklers shall be installed, concrete floors shall be poured, and access shall be available for the delivery and placement of construction materials. All of the rights and obligations of the parties under this Lease (other than Tenant’s obligation to pay Base Rent and Additional Charges and Tenant’s maintenance and repair obligations with respect to portions of the Base Building Improvements which are not substantially complete) shall commence on the Occupancy Date. At Landlord’s option, the Occupancy Date may be determined separately for each Building, in which event the Rent Commencement Date will be determined separately for each Building, but Base Rent Adjustments and the Expiration Date for the entire Premises will be based on the last Occupancy Date to occur. The parties anticipate that the Occupancy Date will occur on the Scheduled Occupancy Date set forth in the Basic Lease Information. However, except as provided in Subparagraphs 3(e) [Conditions; Window Dates] and 21(e)(2) [Tenant’s Remedies], this Lease shall not be void or voidable as a result of any delay in the Occupancy Date, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

(b)                                  Initial Construction. Completion of the Base Building Improvements by Landlord and the Tenant Improvements by Tenant shall be governed by the terms and conditions of the separate work letter (“Work Letter”) attached hereto as Exhibit “D”. Tenant’s obligation to construct the Tenant Improvements pursuant to the Work Letter is independent of, and in addition to, Tenant’s obligation to pay Rent under this Lease. Landlord’s general contract for the Base Building Improvements (including the roof membrane) will include or provide for the construction warranties described in the provisions of such contract attached hereto as Exhibit ”G”. Upon Tenant’s request, Landlord shall use reasonable efforts to enforce any warranties furnished to Landlord by Landlord’s general contractor, Landlord’s architect, and any other persons in connection with the provision of labor and/or material for the Base Building Improvements (including the roof membrane). If Tenant is not satisfied with Landlord’s actions in enforcing such warranties, Tenant may upon written notice to Landlord take any actions necessary in Tenant’s reasonable judgment to enforce such warranties directly, and Landlord shall take all commercially reasonable action to cooperate with Tenant, including assigning to

Tenant Landlord’s rights with respect to such warranties. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the construction of the Base. Building Improvements or the condition of the Premises or the Common Area or with respect to ‘the suitability or fitness of either for the conduct of Tenant’s permitted use or for any other purpose, except as may be expressly and specifically provided herein.

(c)                                  Occupancy By Tenant. Tenant shall be deemed to occupy the Premises from and after the Occupancy Date. This Paragraph 3(c) shall not be construed as an obligation of Tenant to continuously occupy the Premises. Within five (5) days after the Occupancy Date, Landlord shall deliver to Tenant a certificate confirming the Occupancy Date, in the form of Exhibit “E” hereto. If Tenant does not agree with Landlord’s determination of the Occupancy Date, Tenant may submit such matter to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], provided that prior to the resolution of such matter by arbitration, the parties shall proceed under this Lease as if the Occupancy Date were the date designated by Landlord, with any required adjustments to the Rent Commencement Date made after the matter is ultimately determined by arbitration.

(d)                                  Rent Commencement Date; Certificate of Occupancy. Tenant’s obligation to pay Base Rent and Additional Charges hereunder shall commence on the earlier to occur of (1) the Scheduled Rent Commencement Date set forth in the Basic Lease Information, or (ii) the date on which Tenant has substantially completed the Tenant Improvements for all of the Buildings (or, if Landlord elects to determine the Occupancy Date for each Building separately pursuant to Subparagraph 3(a), the date on which Tenant has substantially completed the Tenant Improvements for the applicable Building) in accordance with the Work Letter (the “Rent Commencement Date”). After substantial completion of the Tenant Improvements (as defined in the Work Letter), Tenant shall immediately apply for, and use best efforts to obtain within fifteen (15) business days, a certificate of occupancy (or equivalent documentation) for each Building. Tenant shall promptly deliver to Landlord copies of the certificate(s) of occupancy.

(e)                                  Conditions; Window Dates. The parties have set forth certain events which must occur prior to or during the construction of the Buildings (each, a “Condition”), together with an “Initial Window Date” for each Condition, on Exhibit “F” attached hereto. If any Condition is not satisfied on or before its Initial Window Date (subject to extension pursuant to Paragraph 7 [Tenant Delays] of the Work Letter), Tenant shall have the option to terminate this Lease by delivering written notice to Landlord within five (5) business days after the applicable Initial Window Date; provided, however, that the Initial Window Dates for the Occupancy Date and Substantial Completion of Base Building Improvements shall be subject to extension (not to exceed ninety (90) days) for any delay resulting from Force Majeure Events. If Tenant does not elect to terminate this Lease during such period, Tenant shall again have the option to terminate this Lease by delivering written notice to Landlord within five (5) business days after the thirtieth day following the applicable Initial Window Date, and each thirtieth day thereafter (each such date, together with the Initial Window Date, a “Window Date”), if the applicable Condition is not satisfied on or before any such Window Date. If Tenant does not deliver written notice of termination to Landlord within any such five day period after a Window Date, all rights and obligations of the parties under this Lease shall continue notwithstanding the delay in the satisfaction of any Condition. If any Condition is not satisfied after the third

Window Date with respect to such Condition, both Landlord and Tenant shall have the option to terminate this Lease by delivering written notice to the other party within five (5) business days after the applicable Window Date, or within five (5) business days after each Window Date thereafter in connection with such Condition; provided, however, that Landlord shall not have the option to terminate this Lease pursuant to this paragraph after Tenant has commenced construction of the Tenant Improvements. If this Lease is terminated by Tenant pursuant to this Subparagraph 3(e) after construction of the Tenant Improvements has commenced, at Landlord’s option and upon Landlord’s request, Tenant shall assign to Landlord all of Tenant’s rights under Tenant’s general contract, architect and/or engineer agreements and any other agreements with contractors or suppliers in connection with the Tenant Improvements, and Landlord shall assume Tenant’s obligations under any such assigned agreements to the extent such obligations arise from work or materials provided to the Premises after termination of the Lease. In such event Tenant shall indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, all liens filed and claims made by any contractors, architects, subcontractors, or suppliers who provided work or materials to the Premises prior to the termination of the Lease in connection with the Tenant Improvements.

(f)                                    Credit Termination Right. Notwithstanding any other provision of this Lease, Landlord shall have the option to terminate this Lease by delivering written notice to Tenant at any time on or before the earlier to occur of (i) the closing of an acquisition and construction loan to Landlord with respect to Phase I, on terms and conditions satisfactory to Landlord, or (ii) March 31, 1997, if a material adverse change in the business, assets, financial condition, income or prospects of Tenant has occurred since the execution of this Lease (the “Credit Termination Right”). Landlord shall not be liable to Tenant for any termination of this Lease pursuant to the Credit Termination Right.

4.                                      RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

(a)                                  Payment of Rent.

(1)                                 Monthly Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord throughout the Term Base Rent in an amount equal to the Monthly Base Rent specified in the Basic Lease Information multiplied by the Rentable Area of the Premises, as specified in the Basic Lease Information (“Base Rent”). Monthly Base Rent shall be payable by Tenant on or, at Tenant’s election, before the first day of each month, in advance, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except for abatement as may be expressly and specifically provided for in Paragraphs 22 [Damage and Destruction) and 23 [Eminent Domain)), to Landlord at the address specified in the Basic Lease Information or to such other firm or at such other place as Landlord may from time to time designate in writing.

(2)                                 Other Rent. Tenant shall pay all charges and other amounts whatsoever as provided in this Lease (“Additional Charges”) to Landlord at the place where the Base Rent is payable, and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. As used herein, the term “Rent” shall include all Base Rent and Additional Charges (including, without limitation,

Additional Charges pursuant to Paragraph 5 [Management] and Paragraph 25 [Right of Landlord to Perform]).

(3)                                 Partial Months. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Base Rent and Additional Charges for such fractional month shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which shall be (A) the actual number of days remaining in such month including and after the Rent Commencement Date, if determining Rent for the fractional first month, or (B) the actual number of days elapsed in such month prior to and including the Expiration Date, if determining Rent for the fractional last month, and the denominator of which shall be the actual number of days in such month.

(b)                                  Adjustments in Base Rent. The Monthly Base Rent under Paragraph 4(a) [Monthly Base Rent] shall be adjusted as provided in the Basic Lease Information.

(c)                                  Additional Charges for Expenses and Taxes.

(1)                                 Definitions of Certain Additional Charges. For purposes of this Subparagraph 4(c), the following terms shall have the meanings hereinafter set forth:

(A)                               “Tax Year” shall mean each twelve (12) consecutive month period commencing July 1st of the calendar year during which the Rent Commencement Date of this Lease occurs.

(B)                               “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to Phase I or any personal property of Landlord used in the operation thereof, or Landlord’s interest in Phase I or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes, possessory interest taxes, and general and special assessments, charges, fees or assessments for transit (including, without limitation, shuttle fees and roadways), housing, police, fire, utilities, sewers, emergency response or other governmental services or purported benefits to Phase I (provided, however, that any refunds of Real Estate Taxes paid by Tenant shall be credited against Tenant’s further obligation to pay Real Estate Taxes during the Term or refunded to Tenant at the end of the Term), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in-Phase I, or on he use or occupancy of Phase I or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in Phase I, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Materials other than liens, assessments and like charges resulting from Tenant’s failure to pay any costs for which Tenant has indemnified Landlord pursuant to Subparagraph 40(b) [Tenant Indemnity]. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. If any assessments are levied on Phase I and Landlord pays the assessment in full, Tenant shall have no obligation to pay more than the amount of annual installments of principal and interest that would become due during the Lease Term had Landlord elected to pay the assessment in installment payments.

(C)                               “Expenses” shall mean the total costs and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of Phase I, including, without limitation, (i) the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property, rent, earthquake, flood, and all other insurance obtained by Landlord pursuant to Subparagraph 12(e) [Landlord’s Insurance Obligations) or required to be carried by Landlord under the Hetch Hetchy Easement, including, without limitation, insurance premiums and any deductible amounts paid by Landlord; (ii) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, water, gas, elevator systems and all other utilities, the cost of supplies and equipment and maintenance and service contracts in connection therewith, and the cost of refuse and recycling services, parking lot sweeping and similar maintenance services; (iii) the cost of repairs and general maintenance and cleaning, including, without limitation, cost incurred for any repairs, maintenance or cleaning required by the Hetch Hetchy Easement; (iv) fees, charges and other costs for any project engineers for the Project, and fees, charges and costs of all independent contractors (including attorneys, accountants and consultants) engaged by Landlord and related solely to the operation of Phase I (or, if any such costs, fees and charges are attributable to other property managed by Landlord, the portion of such costs, fees and charges allocable to Phase I, as reasonably determined by Landlord); (v) the cost of any capital improvements made to the Building or the Common Areas as required or permitted by this Lease (including, without limitation, any costs incurred in order to comply with the Declaration or Hetch Hetchy Easement in connection with such improvements or in the repair or replacement of any improvements which are altered, damaged or removed pursuant to the Hetch Hetchy Easement); (vi) a management fee for Landlord’s management and administrative services in connection with Phase I in the amount of one-quarter of one percent (.25%) of Base Rent and Additional Charges (excluding the management fee), subject to increase pursuant to Paragraph 5 [Management]; (vii) any expenses allocated to Phase I under the CC&Rs and expenses incurred by Landlord if Landlord (either itself or through its agent) assumes management of the Premises and/or Common Area pursuant to Paragraph 5 [Management]; and (viii) any other expenses of any other kind whatsoever incurred in managing, operating, maintaining and repairing the Premises and/or Common Areas. Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Subparagraph 4(c) or Subparagraph 9(b) [Repair and Maintenance; Tenant’s Obligations], (aa) the initial cost of the Base Building Improvements which is to be paid by Landlord pursuant to the Work Letter with respect to any Building or the Common Area; (bb) the cost of providing tenant improvements to any other tenant in Phase I; (cc) debt service (including, but without limitation, interest and principal) required to be made on debt incurred by Landlord and relating to the Project; (dd) ground lease payments or payments to SFWD in consideration for the grant of the Hetch

Hetchy Easement; tee) the portion of a management fee paid to Landlord or an affiliate in excess of one-quarter of one percent (.25%) of the sum of Base Rent and Additional Charges (excluding the management fee), subject to increase pursuant to Paragraph 5 [Management]; (ff) the cost of special services, goods or materials provided to any other tenant; (gg) depreciation; (hh) costs for which Landlord has a right to receive reimbursement from others; (ii) costs occasioned by Landlord’s fraud or willful misconduct under applicable Laws; (jj) costs to correct any construction defects in the original construction of the Base Building Improvements for any of the Buildings or the Common Area; (kk) costs arising from a disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project to the extent that Landlord has the ability to charge such other tenant for said costs under the terms of a lease comparable to terms governing said costs in this Lease; (11) environmental pollution remediation related costs (provided that such exclusion shall not limit Tenant’s indemnity pursuant to Subparagraph 40(b) [Hazardous Materials, Tenant’s Indemnity]); (mm) any maintenance, repair or replacement costs for which Landlord is responsible pursuant to Subparagraph 9(a). [Repair and Maintenance; Landlord’s Obligations]; (nn) advertising or promotional costs; (oo) leasing commissions; and (pp) reserves for expenses. All costs and expenses shall be determined on a cash basis, with accruals appropriate to Landlord’s business. Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants in Phase I.

(D)                               “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Rent Commencement Date of the Lease occurs. Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Expenses shall be equitably adjusted for the Expense Years involved in any such change.

(2)                                 Payment of Real Estate Taxes.

(A)                               Payment as Due. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Tax Statement”) setting forth the amount of Real Estate Taxes for such Tax Year. Unless otherwise required pursuant to clause (B) below, Tenant shall pay to Landlord actual Real Estate Taxes in installments, twice each Tax Year, no later than fifteen (15) business days prior to the due date of each Real Estate Tax installment.

(B)                               Impounds. Notwithstanding clause (A) above, if required by any Mortgagee or, at Landlord’s election, after any default by Tenant in the timely payment of Real Estate Taxes, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. If the actual Real Estate Taxes for such Tax Year (as shown on Landlord’s Tax Statement) exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord’s Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate

Taxes due from Tenant to Landlord hereunder. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

(3)                                 Payment of Expenses.

(A)                               Payment as Due. With reasonable promptness after Landlord’s receipt thereof, Landlord shall furnish Tenant with a copy of any invoices with respect to Expenses. Unless otherwise required pursuant to clause (B) below, Tenant shall pay to Landlord any Expenses no later than twenty (20) days after receipt of the invoice with respect to such Expenses.

(B)                               Monthly Payments. Notwithstanding clause (A) above, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance; in an amount reasonably estimated by Landlord and billed by Landlord to Tenant in any of the following events: (i) if required by any Mortgagee (with respect to all or any particular Expenses); (ii) if Landlord assumes management of the Premises and/or Common Area pursuant to Paragraph 5 [Management]; or (iii) at Landlord’s election, after any default by Tenant in the timely payment of Expenses. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), setting forth in reasonable detail the Expenses for such Expense Year. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within fifteen (15) days after the receipt of Landlord’s Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. If Tenant has overpaid Expenses during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the later of the Expiration Date or the end of the last Expense Year. To the extent any item of Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by any Mortgagee), or to the extent that prepayment is customary for the service or matter, Landlord may (aa) include such items in Landlord’s estimate for periods prior to the date such item is to be paid by Landlord, and (bb) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges.

(4)                                 Other. If either the Rent Commencement Date or the Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Real Estate Taxes and Expenses for the Tax Year and/or Expense Year in which the Rent Commencement Date or the Expiration Date occurs shall be prorated.

(d)                                  Audit Rights. Within ninety (90) days after receipt of any Landlord’s Expense Statement or Landlord’s Tax Statement, Tenant shall have the right to audit, at

Landlord’s office located in the San Francisco Bay Area, at Tenant’s expense, Landlord’s accounts and records relating to Expenses and Real Estate Taxes. Such audit shall be conducted by an independent certified public accountant approved by Landlord, which approval shall not be unreasonably withheld so long as such accountant is not being paid on a contingency fee or similar basis. If such audit reveals that Landlord has overcharged Tenant, Tenant shall notify Landlord within one hundred twenty (120) days after the date the applicable Landlord’s Expense Statement or Landlord’s Tax Statement was received by Tenant. Landlord may dispute such audit by arbitration pursuant to Paragraph 41 [Arbitration of Disputes]. If Landlord does not dispute such amount, or if Tenant prevails in any such arbitration, the amount overcharged shall be paid to Tenant within thirty (30) days thereafter, together with interest thereon at the “prime rate” of interest announced by the Wall Street Journal for Wells Fargo Bank (or, if Wells Fargo Bank ceases to exist, by another bank mutually acceptable to Landlord and Tenant), from the date Landlord’s Expense Statement or Landlord’s Tax Statement, as applicable, was delivered to Tenant until payment of the overcharge is made to Tenant. In addition, if Landlord’s Expense Statement or Landlord’s Tax Statement, as applicable, exceeds the actual Expenses and Real Estate Taxes which should have been charged to Tenant by more than five percent (5%), the cost of the audit shall be paid by Landlord. If Tenant fails to object to any Landlord’s Expense Statement or Landlord’s Tax Statement within one hundred twenty (120) days after receipt thereof, such statement shall be final and shall not be subject to any audit, challenge or adjustment.

(e)                                  Late Charges; Default Rate. Tenant recognizes that late payment of any Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent or Additional Charges remain unpaid ten (10) days after such amount is due, the amount of such unpaid Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant, as an Additional Charge, in an amount equal to five percent (5%) (or such greater amount not to exceed six percent (6%) if a higher rate is charged by any Mortgagee for a late payment of a monthly mortgage payment) of the amount of the delinquent Base Rent or Additional Charges. In addition, any outstanding Base Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at an annualized rate of the greater of 10% or The Ninth Circuit Federal Reserve Discount Rate plus 5% (the “Default Rate”), until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Subparagraph 4(d) shall not relieve Tenant of the obligation to pay Base Rent or Additional Charges on or before the date they are due, or affect Landlord’s remedies pursuant to Subparagraph 21(c) [Landlord’s Remedies] if any Base Rent or Additional Charges are unpaid after they are due.

5.                                      MANAGEMENT.

(a)                                  Management of the Premises. Tenant shall act as property manager for the Premises throughout the Term, at Tenant’s cost and expense; provided, however, that Landlord may elect, by delivery of written notice to Tenant, to assume management of the Premises if (i) Tenant does not cure any breach of its obligations under Paragraph 9 [Repair and Maintenance], as provided in Subparagraph 9(e) [Cure Rights], or if Tenant is in “Chronic

Default” (as defined in Subparagraph 21(f) [Chronic Default] of its obligations under Paragraph 9 [Repair and Maintenance]; or (ii) at any time during the Term Tenant directly occupies less than sixty percent (60%) of the Rentable Area of the Premises (provided, however; that if Tenant subsequently occupies sixty percent (60%) or more of the Rentable Area of the Premises, Tenant may elect by delivery of written notice to Landlord, to resume management of the Premises on a date designated by Tenant but no earlier than forty-five (45) days after Landlord’s receipt of such notice). If Landlord assumes the management of the Premises, Landlord agrees that it will assume Tenant’s maintenance, repair and replacement obligations contained in Subparagraphs 9(b), (c) and (d) [Repair and Maintenance], and that all costs incurred by Landlord in connection therewith shall be deemed Additional Charges payable by Tenant in accordance with Subparagraph 4(c) [Additional Charges for Expenses and Taxes], subject to the limitations contained in Subparagraph 4(c). In addition, Landlord’s monthly management fee shall be increased from one quarter of one percent (.25%), to two percent (2%) of Base Rent and Additional Charges, and Subparagraphs 4(c)(1)(C)(vi) and (ee) shall be revised accordingly.

(b)                                  Management of the Common Area. Tenant shall act as property manager for the Common Area throughout the Term, at Tenant’s cost and expense; provided, however, that Landlord may elect, by delivery of written notice to Tenant, to assume management of the Common Area at any time during the Term if (i) Tenant does not cure any breach of its obligations under Paragraph 9 [Repair and Maintenance] as they relate to the Common Area, or if Tenant is in Chronic Default of such obligations; or (ii) Landlord elects to manage the Common Area together with the common area located on portions of the Project that are not leased by Tenant. In addition, if Landlord assumes management of the Premises pursuant to Subparagraph 5(a) [Management of the Premises], Landlord shall also assume management of the Common Area. If Landlord assumes the management of the Common Area, Landlord agrees that it will assume Tenant’s maintenance, repair and replacement obligations contained in Subparagraphs 9(b), (c) and (d) [Repair and Maintenance] to the extent they apply to Common Area, and that all costs incurred by Landlord in connection therewith (“Common Area Expenses”) shall be deemed Additional Charges payable by Tenant in accordance with Subparagraph 4(c) [Additional Charges for Expenses and Taxes]. In addition, if Landlord assumes management of the Common Area independently of assuming management of the Premises, Landlord’s monthly management fee shall be increased to two percent (2%) of Base Rent and Additional Charges, and subparagraphs 4(c)(1)(C)(vi) and (ee) shall be revised accordingly. If Landlord assumes management of the Common Area at any time that the entire rentable area of the Project is not leased to Tenant, any Common Area Expenses which are shared with other common areas in the Project shall be allocated among the tenants and occupants of the Project based on the rentable area leased to or occupied by each such tenant or occupant, divided by the total leased or occupied rentable area of the Project.

(c)                                  Third Party Management. At any time after Landlord has assumed management of the Premises and/or Common Area pursuant to this Paragraph 5, if Landlord does not cure any breach of its obligations (including any of Tenant’s obligations assumed by Landlord) under Paragraph 9 [Repair and Maintenance] during the cure period provided in Subparagraph 21(d) [Landlord’s Default], or if Landlord is in Chronic Default of such obligations, Tenant may elect, by delivery of written notice to Landlord, to require that a third party manager assume management of the Premises and/or Common Area, as applicable. Within ten (10) business days after receipt of Tenant’s notice, Landlord shall provide to Tenant a list of at least three (3) third party management companies which are acceptable to Landlord, and Tenant shall chose one to manage the Premises and/or Common Areas. Each of such proposed management companies shall be reputable, with sufficient financial capability to perform the obligations of the Project manager and with sufficient experience managing similar projects in the South Bay Area, all in Landlord’s reasonable judgment. After receipt of written notice from Tenant designating the manager, Landlord shall use commercially reasonable efforts to enter into a property management contract with such manager in a timely manner. Tenant shall pay Landlord, as an Expense, any management fee charged by such manager, in addition to Landlord’s management fee of .25%.

(d)                                  Dispute of Assumption of Management. If a dispute arises between the parties in connection with the assumption of management by Landlord or a third party management company, as applicable, pursuant to this Paragraph 5, and such dispute is submitted to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], prior to the resolution of such matter by arbitration the disputed assumption of management shall proceed, with any required transfer of management and/or other required adjustments made after the matter is ultimately determined by arbitration.

6.                                      RESTRICTIONS ON USE. Tenant acknowledges that the Premises and Common Areas may not be used or operated in violation of the requirements of the Declaration, the CC&Rs or the Retch Hetchy Easement, and Hazardous Materials may not be used or located on the Premises or Common Area in a manner which would adversely affect Landlord’s rights and benefits under the Seller Indemnity described in Subparagraph 40(d) [Seller Indemnity] (all such documents are collectively referred to as the “Restrictive Documents”); provided, however, that the parties agree that Tenant’s permitted use under this Lease and parking rights under Paragraph 36 [Parking] do not violate the Restrictive Documents. Landlord has listed certain specific uses and activities that are prohibited on all or certain portions of the Premises and Common Area pursuant to the Restrictive Documents on Exhibit “P” attached hereto. In addition, Landlord shall have the right to modify Exhibit “P” to add other restrictions on use and activities on the Premises and Common Area under the Restrictive Documents, by written notice to Tenant, so long as such restrictions do not materially adversely affect Tenant’s permitted use of the Premises, Tenant’s Minimum Parking or Tenant’s access to the Premises. Tenant shall not use the Premises or Common Area in a manner in violation of the requirements listed on Exhibit “P”, as it may be amended by Landlord from time to time in accordance with the preceding sentence, and upon written notice from Landlord Tenant shall discontinue any such use of the Premises or Common Area. In addition, Tenant shall not do or permit anything to be done in or about the Premises or Common Area which will obstruct or interfere with the Clean-up Facilities, or with the rights of any parties to the Declaration or the CC&Rs or any other tenant occupant in the Project, or injure them, nor use or allow the Premises or Common Area to be used for any unlawful purpose, shall Tenant cause or maintain or permit any nuisance in, on or about the Premises or Common Area. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises or Common Area. Landlord acknowledges that, for purpose of this Paragraph, the existence of the Existing Hazardous Materials (as defined in Paragraph 40 [Hazardous Materials Liability]) on the Project on the Occupancy Date, and Tenant’s failure to remediate such Existing Hazardous Materials, shall not be a violation of Tenant’s obligations under this Paragraph 6 with respect to nuisance or waste.

7.                                      COMPLIANCE WITH LAWS.

(a)                                  Tenant’s Compliance Obligations. Tenant shall promptly, at its sole expense, maintain the Premises and Common Area, any Alterations permitted hereunder and Tenant’s use and operations thereon in strict compliance at all times with all present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, “Laws”). Such Laws shall include, without limitation, all Laws relating to health and safety (including, without limitation, the California Occupational Safety and Health Act of 1973 and the California Safe Drinking Water and Toxic Enforcement Act of 1986, including posting and delivery of notices required by such Laws with respect to the Premises and Common Area) and disabled accessibility (including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq.), Environmental Laws, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant’s obligation to comply with Environmental Laws is subject to the terms and conditions of Paragraph 40 [Hazardous Materials Liability], and Tenant shall not be responsible for compliance with clean-up provisions of any Environmental Laws except to the extent of any release caused or permitted by the Tenant Parties or otherwise included in Tenant’s indemnity contained in Subparagraph 40(b) [Tenant Indemnity]. Notwithstanding the foregoing, Tenant shall not be required to make any structural alterations to the Base Building Improvements in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other acts, omissions, negligence or events, to the extent such alterations are required by any of the following): (i) the installation, use or operation of the Tenant Improvements, any Alterations, or any of Tenant’s trade fixtures or personal property; (ii) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises or Common Area by Tenant, or any of its servants, employees, contractors, agents or licensees. The parties acknowledge and agree that Tenant’s obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained for consideration under this Lease. Tenant’s obligations under this Paragraph shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises (including the Base Building Improvements, Tenant Improvements, and any Alterations) to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or Landlord, the degree to which the curative action may interfere with Tenant’s use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved. Tenant waives any rights now or hereafter conferred upon it by any existing or future Law to terminate this Lease, to receive any abatement, diminution, reduction or suspension of payment of Rent, or to compel Landlord to make any repairs to comply with any such Laws, on account of any occurrence or situation arising during the Term.

(b)                                  Insurance Requirements. Tenant shall not do or permit anything to be done in or about the Project or bring or keep anything therein which will cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance. Tenant shall at its sole cost and expense promptly comply with the requirements of the board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the Common Area (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

(c)                                  No Limitation on Obligations. The provisions of this Paragraph 7 shall in no way limit Tenant’s maintenance, repair and replacement obligations under Paragraph 9 [Repair and Maintenance], or Tenant’s obligation to pay Expenses under Subparagraph 4(c) [Additional Charges for Expenses and Taxes]. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

8.                                      ADDITIONAL ALTERATIONS.

(a)                                  Landlord’s Alterations. After completion of the Base Building Improvements, Landlord shall not be permitted to make or suffer to be made any additional alterations, additions or improvements in, on or to the Buildings or any part thereof without the prior written consent of Tenant, except as may be required by Law or as expressly required or permitted by this Lease.

(b)                                  Landlord’s Consent to Tenant’s Alterations. Tenant shall not make or suffer to be made any additional alterations, additions or improvements (“Alterations”) in, on or to the Premises or Common Area or any part thereof, without the prior written consent of Landlord. Alterations do not include initial construction of the Tenant Improvements. Failure of Landlord to give its disapproval to any Alterations within fifteen (15) calendar days after receipt of Tenant’s written request for approval shall constitute approval by Landlord of such Alterations so long as Tenant’s request includes the following statement in capitalized and boldfaced letters:  BY FAILING TO RESPOND TO THIS REQUEST WITHIN FIFTEEN DAYS, YOU WILL BE DEEMED TO HAVE APPROVED THE TENANT’S INSTALLATION OF THE ALTERATIONS DESCRIBED IN THIS REQUEST. Any Alterations in, on or to the Premises or Common Areas, except for Tenant’s movable furniture and equipment, trade fixtures and Alterations which may be removed without damage to the Premises, shall become the property of Landlord upon their completion without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that (i) do not materially affect the structure of the Buildings, the Building Systems (as defined below) or the Buildings’ security or other systems; (ii) are not visible from the exterior of the Buildings; (iii) are consistent with Tenant’s permitted use hereunder; and (iv) comply with the Declaration; the CC&Rs; the Hetch Hetchy Easement; any easements, licenses or other use agreements or encumbrances on Landlord’s title to the Land (including, without limitation, any underground easements in favor of PG&E or AirProducts); and any Mortgage.

(c)                                  Permitted Alterations. Notwithstanding Subparagraph 8(b), Tenant may make Alterations to the Premises (but not the Common Area, or the interior courtyard or roof of any Building) without Landlord’s prior consent so long as (x) such Alterations comply with items (i) through (iv) in Paragraph 8(b) [Landlord’s Consent to Tenant’s Alterations], (y) such Alterations do not require underground digging, and (z) the cost of each such Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) does not exceed Fifty Thousand Dollars ($50,000), and the cost of all such Alterations in any twelve (12) month period during the Term in the aggregate does not exceed One Hundred Thousand Dollars ($100,000) (any such Alterations being defined herein as “Permitted Alterations”).

(d)                                  Requirements for Tenant Alterations. Tenant shall make any Alterations consented to or permitted under this Paragraph 8 at Tenant’s sole cost and expense, in compliance with the following requirements: (i) Alterations (other than Permitted Alterations) shall be made in accordance with plans and specifications reasonably approved by Landlord, and all Alterations shall be made in accordance ‘with the requirements of Paragraph 10 [Liens); (ii) any contractor or person selected by Tenant to make Alterations (other than Permitted Alterations) must first be approved in writing by Landlord, in its reasonable discretion; (iii) Alterations shall be made in compliance with all applicable Laws; (iv) Alterations shall not alter or interfere with the ceiling of any Building (all partitions being below the ceiling grid, except in areas designated by Landlord on plans and specifications), unless approved by Landlord in its sole discretion; and (v) Alterations shall not cause more than fifty percent (50%) of the rentable floor area on any floor in any Building to be enclosed as hard wall office unless approved by Landlord in its sole discretion; provided, however, that Tenant may make Alterations that do not comply with the standards set forth in items (iv) and (v) above (subject to any other applicable Landlord consent requirement) if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease. By making Alterations which do not comply with the standards set forth in items (iv) and (v) above, Tenant shall be deemed to have agreed to reconfigure the Premises upon expiration or termination of the Lease as provided above unless Landlord specifically agrees otherwise in writing. Upon completion of any Alterations (other than Permitted Alterations), Tenant shall furnish Landlord with a complete set of final as-built plans and specifications, at Tenant’s cost and expense. If Tenant fails to provide Landlord with any such final as-built plans and specifications within one hundred twenty (120) days after completion of the applicable Alterations, Landlord may, at Landlord’s election, cause such final as-built plans and specifications to be prepared at Tenant’s cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty (30) days after submission of a bill or statement therefor. With respect to items (i) and (ii) above, failure of Landlord to give its disapproval to any plans and specifications or general contractor within fifteen (15) calendar days after receipt of Tenant’s written request for approval shall constitute approval by Landlord of such matters so long as Tenant’s request includes the following statement in capitalized and boldfaced letters:  BY FAILING TO RESPOND TO THIS REQUEST WITHIN FIFTEEN DAYS, YOU WILL BE DEEMED TO HAVE APPROVED THE PLANS AND SPECIFICATIONS AND/OR GENERAL CONTRACTOR FOR TENANT’S ALTERATIONS DESCRIBED IN THIS REQUEST.

(e)                                  Removal of Alterations and Restoration. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord’s election, either (i) at Tenant’s sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant that are designated by Landlord to be removed and restore the Premises to its original condition as of the Rent Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction], or (ii) pay Landlord the reasonable estimated cost thereof as required by Subparagraph 26 (b) [Delivery and Restoration of Premises]. Upon the written request of Tenant prior to installation of any Alterations, Landlord shall notify Tenant of its election to require that such Alterations must be removed upon the expiration or sooner termination of this Lease, so long as such written request clearly requests Landlord’s election regarding the removal of such Alterations. Landlord’s failure to specifically notify Tenant of Landlord’ election shall be deemed Landlord’s election to require removal of the Alterations upon expiration of the Term, notwithstanding any deemed approval by Landlord of the Alterations pursuant to this paragraph.

(f)                                    Reimbursement of Landlord’s Review Costs. Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket expenses incurred by Landlord in connection with the review of any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant.

9.                                      REPAIR AND MAINTENANCE.

(a)                                  Landlord’s Obligations. Landlord shall maintain, repair and replace, at its sole cost and expense, the following, except as provided in Subparagraph 9(c) [Tenant’s Obligations for Structural Maintenance] below: (i) the roof structure (but not the roof membrane) and structural portions of the Buildings (including load bearing walls and foundations); (ii) all underground plumbing owned by Landlord from the point of connection to the City of Mountain View’s main line to the point of entry into each of the Buildings; and (iii) structural portions of the parking facilities in Phase I, to the extent the required maintenance, repair or replacement results from defects in the original design or construction of the parking facilities (but not including resurfacing, pothole repair or a new slurry seal, if required by use of the parking facilities or from other causes). Tenant shall notify Landlord in writing within fifteen (15) days (or immediately by telephone or facsimile in the event of emergency, with prompt confirmation delivered in accordance with Paragraph 28 [Notices]) after Tenant becomes aware of any circumstances which Tenant believes may trigger Landlord’s obligations under this Subparagraph 9(a). Landlord shall not be in breach of its obligations under this Subparagraph 9(a) with respect to any particular repair, replacement or maintenance requirement unless and until Landlord has received such written notice from Tenant and had sufficient opportunity to satisfy such obligations. Tenant shall be liable to Landlord for any additional cost incurred by Landlord in satisfying such obligations, or any damage to the Project, resulting from Tenant’s failure to timely notify Landlord of such circumstances as required by this paragraph.

(b)                                  Tenant’s Obligations. Tenant shall maintain, repair and replace, at its sole cost and expense, all portions of the Premises and Common Areas included in Phase I which are not Landlord’s obligations under Subparagraph 9(a) [Landlord’s Obligations], including, without limitation, (i) the roof membrane and exterior of each Building, (ii) the Building systems for electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto (collectively, “Building Systems”), (iii) parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Buildings and Common Areas, and (iv) the interior portion of the Buildings, the Tenant Improvements, the Alterations, and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises. Phase I shall at all times be maintained by Tenant in the condition of a first-class office and research and development park. Without limiting the foregoing, certain portions of the Common Area, Building exteriors and Building Systems shall be maintained in accordance with certain standards and a maintenance schedule which shall be provided by Landlord to Tenant after completion of the Base Building Improvements in accordance with commercially reasonable recommendations of Landlord’s landscaping and/or building contractors, manufacturers and/or consultants. Tenant agrees to review the maintenance standards and schedule proposed by Landlord within ten (10) business days following the date they are submitted by Landlord to Tenant and to notify Landlord, in writing, of any objections to the standards and schedule, in Tenant’s reasonable discretion. If Tenant fails to notify Landlord of any objection within such ten (10) business day period, Tenant shall be deemed to have approved the proposed standards and schedule. If Tenant objects to the proposed standards and schedule and the parties are unable to resolve Tenant’s objections, either party may submit such dispute to arbitration pursuant to Paragraph 41 [Arbitration of Disputes], provided that prior to the resolution of such matter by arbitration, Tenant shall maintain the Project in accordance with Landlord’s proposed standards and schedule. The maintenance standard and schedule which are placed into effect pursuant to this paragraph shall be added to the Lease as Exhibit “R”, and may be amended by Landlord from time to time during the Term, by delivering written notice thereof to Tenant, subject to Tenant’s approval in its reasonable discretion in accordance with the procedure set forth in this paragraph. Tenant’s obligations under this Paragraph 9 include, without limitation, the replacement, at Tenant’s sole cost and expense, of any portions of Phase I which are not Landlord’s express responsibility under Subparagraph 9(a) [Landlord’s Obligations], if it would be commercially prudent to replace, rather than repair, such portions of Phase I, regardless of whether such replacement would be considered a capital expenditure. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

(c)                                  Tenant’s Obligations for Structural Maintenance. Notwithstanding the provisions of Subparagraph 9(a) [Landlord’s Obligations] and without limiting Tenant’s other obligations hereunder, Tenant shall bear the full cost of structural repairs or maintenance to preserve the Buildings in good working order and condition, to the extent such structural repair and/or maintenance is required due to the following (except to the extent any claims arising from any of the following are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 13 [Waiver of Subrogation] or are otherwise provided for in Paragraph 22 [Damage and Destruction]): (i) the installation, use or operation of any Alterations or other modification to the Premises or Common Area made by Tenant; (ii) the installation, use or operation of Tenant’s property or fixtures; (iii) the moving of Tenant’s property or fixtures in or out of any Building or in and about the Project; or (iv) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises or Common Area by Tenant or any such person. In addition, if at any time during the Term Hazardous Materials are released, discharged, or disposed of on any portion of the Premises or Common Area, in violation of Tenant’s obligations hereunder, repairs of the storm drains and/or plumbing from the point of connection to the City of Mountain View’s main line to the point of entry into each of the Buildings shall be excluded from Landlord’s obligations under Subparagraph 9(a). Tenant shall not cause or permit any disposal or release of Hazardous Substances into the plumbing systems at the Project. Prior to Tenant’s performance of any structural repairs or maintenance required under this paragraph, the parties shall agree on the scope of the required structural repair or maintenance, and shall agree upon which alternative method is appropriate if more than one alternative exists. If the parties are unable to agree on the scope or alternative, despite reasonable efforts, such dispute shall be submitted to arbitration pursuant to Paragraph 41 [Arbitration of Disputes]; provided, however, that if the failure to make, any such structural repair or maintenance during the pendency of such arbitration would have a material, detrimental effect on the condition or operation of any Building, Tenant shall either (x) delay the activity which would trigger the required structural repair or maintenance, or (y) if such activity already has occurred or cannot be delayed, commence and diligently pursue the required structural repair or maintenance based on the scope and alternative (if more than one) specified by Landlord, with a reasonable adjustment to be made by the parties after the matter is ultimately determined by arbitration.

(d)                                  Maintenance Service Contracts. In connection with Tenant’s maintenance and repair obligations contained in this Paragraph 9, Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance service contracts with maintenance contractors approved by Landlord, in its reasonable discretion, for servicing all hot and cold water, heating, air conditioning and electrical systems, elevators and equipment within Phase I, and shall provide copies of such contracts to Landlord. At Landlord’s option at any time in which Tenant is in default hereunder, maintenance service contracts shall be prepaid by Tenant on an annual basis. Tenant shall use commercially reasonable efforts to cause each maintenance service contract to specifically name Landlord as a third party beneficiary, with the right to receive copies of all notices delivered under such contract and the ability to exercise Tenant’s rights thereunder upon Tenant’s default under this Paragraph 9 or upon Landlord’s assumption of management of the Premises pursuant to Subparagraph 5(a) [Management of Premises], at Landlord’s election. If Tenant is unable, despite such efforts, to include such rights in any maintenance service contract, Tenant agrees to itself provide Landlord with copies of notices delivered under such contract, and at Landlord’s election Tenant shall assign Tenant’s rights under such contract to Landlord upon Landlord’s assumption of management of the Premises.

(e)                                  Cure Rights. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any failure to fulfill any of its obligations under this Paragraph 9; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Tenant shall have such additional time as may be reasonably required to cure so long as Tenant commences such cure within the initial thirty (30) day period and diligently prosecutes such cure to completion. If Tenant fails to cure such failure as provided above, or in the event of an emergency which materially adversely affects the Project, Landlord may, at Landlord’s election, cure such failure, at Tenant’s cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty (30) days after submission of a bill or statement therefor. The remedies described in this paragraph and in Paragraph 5 [Management) are cumulative and constitute Landlord’s exclusive remedies if Tenant fails to maintain, repair or replace any portions of the Premises or Common Area in accordance with its obligations under this Paragraph 9; provided, however, that nothing contained in this Subparagraph 9(e) shall limit Landlord’s right to receive reimbursement for attorneys’ fees or waive or affect Tenant’s indemnity and insurance obligations under this Lease and Landlord’s rights to those indemnity and insurance obligations.

(f)                                    No Liability of Landlord. There shall be no abatement of Rent with respect to, and Landlord shall not be liable for any injury to or interference with Tenant’s business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Clean-up Facilities by any party, except as expressly and specifically provided in Paragraph 22 [Damage and Destruction], provided, however that (i) Base Rent and Additional Charges may be abated during the period of any interference to Tenant’s business which exceeds ninety (90) days, in proportion to the portion of the Premises Tenant is unable to use, only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Subparagraph 12(e) [Landlord’s Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (ii) subject to the limitations on Tenant’s recourse against Landlord contained in Subparagraph 21(e) [Tenant’s Remedies], Landlord shall be liable for any actual damage to Tenant to the extent caused by Landlord’s gross negligence or willful misconduct in connection with any such repairs, maintenance, alteration or improvement.

10.                               LIENS. Tenant shall keep the Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. If Tenant does not, within thirty (30) days following notice by Landlord of any such lien, cause it to be released of record by payment or posting of a proper bond (or such shorter period of time as may be required to avoid a default under any Mortgage), Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause it to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All sums paid and expenses incurred by Landlord in connection therewith shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand, with interest at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises and Common Area any notices permitted or required by law or by any Mortgagee, for the protection of the Premises, the Buildings, the Land, the Common Area, the Project, Landlord, any Mortgagee, and any other party having an interest in any portion of the Project from mechanics’ and materialmen’s liens. Tenant shall give Landlord at least five (5) business days’ prior notice of commencement of any construction on the Premises or Common Area other than Permitted Alterations. This Paragraph 10 shall survive any termination of this Lease.

11.                               ASSIGNMENT AND SUBLETTING.

(a)                                  Restriction on Assignment and Subleasing. Tenant shall not directly or indirectly, voluntarily or by operation of law, (i) sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises, the Tenant Improvements, or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or (ii) sublet the Premises or any portion thereof or otherwise permit the Premises to be occupied by anyone other than Tenant (collectively, “Sublease”), without Landlord’s prior written consent to each Assignment or

Sublease, which consent shall not be unreasonably withheld or delayed by Landlord; provided, however, that Landlord may withhold its consent, in its sole discretion, to any Assignment which affects less than the entire Premises, or any Sublease which would result in more than two (2) separate entities (including Tenant and any subtenants or other occupants) occupying any floor in any Building. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to, Landlord or any Mortgagee, or (ii) the proposed Sublessee’s or Assignee’s use of the Premises is not in compliance with the allowed Tenant’s Use of the Premises as described in the Basic Lease Information or, in Landlord’s judgment, would require or result in presence of Hazardous Materials on the Premises and/or Common Area in excess of those described in Subparagraph 40(f) [Tenant’s Disclosure Obligations), such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 11.

(b)                                  Required Notice. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord containing (i) the name of the proposed assignee, subtenant or occupant; a description of proposed assignee’s, subtenant’s, or occupant’s business and activities to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

(c)                                  Landlord’s Response To Proposed Assignment. Within fifteen (15) days after Landlord’s receipt of the notice specified in Subparagraph 11(b) [Required Notice] with respect to an Assignment of Tenant’s interest under this Lease, Landlord may by written notice to Tenant elect to (i) terminate this Lease, (ii) consent to the Assignment, or (iii) disapprove the Assignment. Notwithstanding anything in this Subparagraph 11(c) to the contrary, Landlord shall not have the right to terminate this Lease in connection with any “Permitted Transfer” (as defined below).

(d)                                  Landlord’s Response To Proposed Sublease. Within fifteen (15) days after Landlord’s receipt of the notice specified in Subparagraph 11(b) [Required Notice] with respect to a Sublease, Landlord may by written notice to Tenant elect to (i) sublease itself the portion of the Premises specified in Tenant’s notice; (ii) consent to the Sublease; or (iii) disapprove the Sublease. Notwithstanding anything in this Subparagraph 11(d) to the contrary, Landlord shall not have the rights set forth in (i) and (iii) of this Subparagraph 11(d) in connection with any Sublease to a “Strategic Partner” (as defined below) in compliance with Subparagraph 11(h) [Strategic Partners]. If Landlord elects to Sublease from Tenant as described in clause (i) above, the Monthly Base Rent payable by Landlord shall be the rent set forth in Tenant’s notice (which shall be allocated between Landlord and Tenant in accordance with Subparagraph 11(e) [Bonus Rent]). If Landlord exercises the option set forth in clause (i) above with respect to a portion of the Premises, Landlord shall have the right to further sublease that portion of the Premises at Landlord’s election without the consent of Tenant.

(e)                                  Bonus Rent. If Landlord consents to any Assignment or Sublease pursuant to Subparagraph 11(c) [Landlord’s Response To Proposed Assignment] or

Subparagraph 11(d) [Landlord’s Response To Proposed Sublease], Tenant may within one hundred twenty (120) days after Landlord’s consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subparagraph 11(b) [Required Notice]. However, fifty percent (50%) of any rent or other consideration realized by Tenant under any such Assignment or Sublease in excess of the Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) shall be paid to Landlord, after deducting therefrom the unamortized Cost of Tenant Improvements (calculated as provided below) located on the portion of the Premises subject to such Sublease or Assignment as of the effective date of such Assignment or Sublease which are attributable to and allocated in equal installments over the term of the Sublease or Assignment, determined by assuming a useful life equal to fifteen (15) years and amortization on a straight line basis (without interest), and after deducting therefrom any customary brokers’ commissions that Tenant has incurred in connection with such Assignment or Sublease amortized on a straight line basis (without interest) over the term of the Sublease or Assignment. Tenant shall, not later than ninety (90) days after the Rent Commencement Date, deliver evidence of the cost of the Tenant Improvements, which shall be acceptable to Landlord in its reasonable discretion, for Landlord’s use as the basis for calculating the cost of the Tenant Improvements for purposes of this Subparagraph 11(e) (such resulting calculation being referred to herein as the “Cost of Tenant Improvements”). The Cost of Tenant Improvements shall be allocated evenly over the Premises. Failure by Landlord to either consent or refuse such consent to a proposed Assignment or Sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord’s consent thereto.

(f)                                    Effect of Transfer. Landlord’s consent to any Assignment or Sublease shall not relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. Landlord’s consent to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 11 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

(g)                                 Permitted Transfer. The following shall be deemed a voluntary Assignment of Tenant’s interest in this Lease:  (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer of stock to one person or entity possessing or controlling more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 11, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent: (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as immediately following such transaction the surviving corporation satisfies each of the Transfer Standards (as defined below); and (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as immediately following such transaction such acquiring corporation satisfies each of the Transfer

Standards. For purposes of this Subparagraph 11(g), the Transfer Standards shall mean each of the following, as reflected in audited financial statements (which include an unqualified certification by a licensed certified pubic accountant reasonably acceptable to Landlord) provided to Landlord:  (a) a tangible net worth of at least One Hundred Eighty Million Dollars ($180,000,000); (b) a ratio of current assets to current liabilities of at least 1.75:1; (c) unencumbered and unrestricted cash and cash equivalents of the greater of One Hundred Million Dollars ($100,000,000) or five percent (5%) of Tenant’s total assets; (d) a ratio of debt to equity (on an historic cost basis) not in excess of 2:1; and (e) no operating losses (exclusive of losses due to acquisitions) for the prior two (2) years (combined operations of pre-existing entities).

(h)                                 Strategic Partners. Tenant may Sublease portions of the Premises to Tenant’s Strategic Partners (as defined below) without Landlord’s prior consent, subject to the following conditions: (1) after any such Sublease, Tenant shall continue to directly occupy at least eighty percent (80%) of the Rentable Area in the Premises; and (2) Tenant shall provide Landlord with written notice at least thirty (30) days’ prior to, any such Sublease including the name of the Strategic Partner, the location of the subleased space, the name and address of the Strategic Partner’s agent for service of process and delivery of notices under this Lease, and a certification by an officer of Tenant that the subtenant is a “Strategic Partner” as defined in this Subparagraph 11(h). Any Strategic Partner subleasing a portion of the Premises shall maintain an agent for service of process and notice, and notify Landlord of any changes in such agent, at all times during the term of such sublease. The term “Strategic Partner” shall refer to any entity (i) in which Tenant holds an unsubordinated ownership interest of at least ten percent (10%), (ii) that is engaged in a business which Tenant believes to be of strategic importance to its own business, and (iii) that Tenant determines, in its reasonable business judgment, would benefit Tenant’s business by conducting its own business within Tenant’s Premises.

(i)                                    Assumption by Transferee. Each assignee, sublessee or other transferee, other than Landlord, shall assume all obligations of Tenant under this Lease arising after the date of transfer, as provided in this Subparagraph 11(1), and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent-only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. Any Sublease or Assignment shall expressly provide that if this Lease terminates, the subtenant or assignee will attorn to and become the tenant of the Landlord at the option of Landlord if Landlord elects to recognize such assignment or sublease upon such termination. No Assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Subparagraph 11(i), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

(j)                                    Effect on Extension Option. Notwithstanding any other provision of this Lease, Tenant may not enter into any Sublease (including, without limitation, a Sublease to a

Strategic Partner) with a term which exceeds the Expiration Date unless (i) the conditions to Tenant’s right to extend the Term contained in Paragraph 43 [Option to Renew] have been met at or prior to Tenant’s execution of such Sublease, and (ii) Tenant delivers its Exercise Notice pursuant to Paragraph 43 [Option to Renew] at or prior to Tenant’s execution of such Sublease.

12.                               INSURANCE AND INDEMNIFICATION.

(a)                                  Release of Landlord. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises or Common Area by or from any cause whatsoever (other than the gross negligence or willful misconduct of Landlord or its agents, servants, contractors or employees (collectively, including Landlord, “Landlord Parties”)), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, or other portion of the Buildings or Common Area, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Project or any part thereof (other than that caused by the gross negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover, and Landlord shall not be responsible for, loss of income to Tenant or damage to the Alterations in the Premises installed by Tenant or Tenant’s personal property located within the Premises, including, without limitation, during construction of Base Building Improvements and Tenant Improvements. Tenant shall be required to maintain the insurance described in Subparagraph 12(c) [Tenant’s Insurance Requirements] below during the Term.

(b)                                  Tenant Indemnity. Except to the extent caused by the gross negligence or willful misconduct of the Landlord Parties, Tenant shall indemnify, and hold the Landlord Parties harmless from and defend the Landlord Parties against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in or on the Premises. Tenant further agrees to indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, any and all claims, losses, or liabilities (including damage to Landlord’s property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work, business or activities of Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, “Tenant Parties”), in or about the Project.

(c)                                  Tenant’s Insurance Requirements. Tenant shall procure at its cost and expense and keep in effect during the Term (including, without limitation, during the course of construction of Tenant Improvements) the following insurance:

(1)                                 Commercial General Liability Insurance. A policy of Commercial General Liability insurance written on an occurrence form, insuring Landlord, any Mortgagee, Tenant and any manager under the CC&Rs with respect to Phase I, SFWD with respect to the Hetch Hetchy Easement area, and any other entity with an interest in any portion of the Common Area if designated by Landlord, against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises or the Common Area and as appurtenant thereto. Such insurance shall provide $5,000,000 combined single limit for bodily injury and property damage. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant’s purposes. Tenant may carry said insurance under a blanket policy so long as “per location” liability aggregate limit is maintained, satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. In addition, Landlord may elect, at Landlord’s sole option, to procure and maintain the liability insurance required by this Subparagraph 12(c)(i) with respect to the Common Area, at the expense of Tenant. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein; and certificates evidencing the existence and amounts of such insurance which name as additional insured the City and County of San Francisco, its Public Utilities Commission and SFWD (with respect to the Hetch Hetchy Easement areas), Landlord, any Mortgagee, any manager under the CC&Rs, and any other entity with an interest in any portion of The Common Area if designated by Landlord, with evidence satisfactory to Landlord and any such parties of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days’ prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant’s property within the Premises and that Tenant shall be responsible, at Tenant’s sole cost and expense, for providing insurance coverage for Tenant’s movable equipment, furnishings, trade fixtures and other personal property in or upon the Premises and for any alterations, additions or improvements (other than the initial construction of the Tenant Improvements) to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever.

(2)                                 Time Element Insurance. Business income and extra expense insurance, insuring Tenant for a period of eighteen (18) months against losses arising from the interruption of Tenant’s business, and for lost profits, and charges and expenses which Continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form as is reasonably satisfactory to Landlord. Such insurance should be without deductible and on an agreed amount basis with no coinsurance payable.

(3)                                 Property Insurance. Tenant shall maintain a policy or policies of fire and property damage insurance under “special form” causes of loss (formerly known as “all risk”), with an earthquake sprinkler leakage endorsement, insuring the personal property, inventory, trade fixtures, and if applicable boiler and machinery, within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

(4)                                 Workers Compensation Insurance. Tenant shall also maintain a policy or policies of workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

Insurance required hereunder shall be in companies rated “A” VI or better in “Best’s Insurance Guide.”  Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Occupancy Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within fifteen (15) days after delivery to Tenant of bills therefor.

(d)                                  Survival. The provisions of this Paragraph 12 shall survive the expiration or termination of this Lease with respect to any claims or liability arising out of events occurring prior to such expiration or termination.

(e)                                  Landlord’s Insurance Obligations. Landlord shall purchase and keep in force a policy or policies of liability, fire and property damage insurance, including provisions allowing the payment of deductibles (which shall be payable by Tenant pursuant to Subparagraph 4(c)) and pre-payment for coverage up to one year, covering loss or damage to the Premises (including the Tenant Improvements) and Common Area in the amount of the full replacement value thereof, insuring direct physical loss or damage included within the “special form” classification of coverage and flood and earthquake insurance, if available, plus a policy of rental income insurance in the amount of eighteen (18) months Base Rent and Additional Charges and, at Landlord’s election pursuant to Subparagraph 12(c)(i) [Commercial General Liability Insurance), Commercial General Liability insurance for the Common Area. At Tenant’s request, Landlord shall include any specific Alterations made in accordance with this Lease in such policies, provided that Tenant provides Landlord with all information reasonably required by Landlord or its insurer in connection with such Alterations. In addition, during the course of construction of the Base Building Improvements and Tenant Improvements, Landlord shall purchase and keep in force Comprehensive Builder’s Risk/Course of Construction insurance, with the same requirements as policies described above but with appropriate adjustments to reflect that the Project is under construction. Tenant shall pay to Landlord the cost of all such policy or policies of insurance pursuant to Subparagraph 4(c) [Additional Charges for Expenses and Taxes], except for the cost of Builder’s Risk/Course of Construction insurance which is attributable to construction of the Base Building Improvements (as determined by Landlord, in its reasonable discretion). If Landlord’s insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises or the Common Area. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so; provided, however, that such coverages shall not be voluntarily reduced by Landlord without Tenant’s prior consent.

13.                               WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective contractors, subcontractors, agents, employees, successors, assignees and subtenants, and any manager under the CC&Rs, from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease or the Work Letter, or (iii) which would normally be covered by the standard ISO “special” form of casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain a similar waiver of subrogation requirement in their respective construction contracts for the Base Building Improvements and Tenant Improvements, respectively, and shall require that their respective contractors obtain a similar waiver from all subcontractors of all tiers. Landlord and Tenant shall each obtain, and shall cause their respective contractors and subcontractors to obtain, from their respective insurers under all policies of fire, theft and other property insurance maintained by either of them at any time during, the Term (including during the course of construction of the Base Building Improvements and the Tenant Improvements) insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver.

14.                               SERVICES AND UTILITIES.

(a)                                  Tenant’s Responsibility. Subject to the provisions elsewhere herein contained and to the Rules and ‘Regulations, Tenant shall be responsible for arranging for, and direct payment of any and all cost of, garbage pickup, recycling, janitorial, security, landscape maintenance, street and parking lot sweeping and resurfacing, transportation management programs, water, electricity, gas, telephone, cable and digital communications equipment, required inspections and testing of elevators, fire sprinklers and other life safety equipment and Building Systems, and any and all other utilities and services, and Tenant shall provide the maintenance, repair and replacement of Building Systems in connection with such utilities and services as described in Subparagraph 9(b) [Repair and Maintenance; Tenant’s Obligations]. Without limiting the foregoing, Tenant shall be responsible for the expense of installation, operation, and maintenance of its electrical distribution system, and telephone and other communications cabling, throughout Phase I, subject to Paragraph 4 [Electrical Systems, Telephone Systems and Dedicated Communications Lines] of the Work Letter. Landlord shall cooperate with Tenant’s efforts to arrange all such services. If Landlord assumes management of the Premises pursuant to Subparagraph 5(a) [Management of the Premises], Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord May prescribe for the proper functioning and protection of the Building Systems.

(b)                                  No Excessive Load. Tenant will not without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on any Building or its structure or systems.

(c)                                  No Liability of Landlord. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of, (i) the installation (but not including installation which is Landlord’s obligation pursuant to the Work Letter), use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Force Majeure Events, or by the making of repairs or improvements to Phase I or any portion thereof which are the responsibility of Landlord under this Lease; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving Phase I or any Building; provided, however, that (aa) Base Rent and Additional Charges may be abated during the period of any total interruption of utilities to the Premises which exceeds thirty (30) days only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Subparagraph 12(e) [Landlord’s Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (bb) subject to the limitations on Tenant’s recourse against Landlord contained in Subparagraph 21(e) [Tenant’s Remedies], Landlord shall be liable for any actual damage to Tenant’s property to the extent caused by Landlord’s gross negligence or willful misconduct in connection with the failure to furnish or delay in furnishing any services to be provided by Landlord. For purposes of this Lease and the Work Letter, “Force Majeure Events” shall mean Acts of God or the elements, Acts of the government, labor disturbances of any character, and other similar conditions, beyond the reasonable control of the party whose performance, obligation or liability is excused or delayed by such event (collectively, “Force Majeure Events”).

15.                               TENANT’S CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days after written request from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request to any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or any other party acquiring an interest in Landlord, a certificate of Tenant substantially in the form attached as Exhibit “H” (with changes required to make such certificate true). The certificate may also contain any other information reasonably required by any such persons. It is intended that any certificate of Tenant delivered pursuant to this Paragraph 15 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or such other party. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

16.                               HOLDING OVER. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant’s holding over shall be the greater of the then fair market rent for the Premises (as reasonably determined by Landlord) or one hundred twenty-five percent (125%) of the Monthly Base Rent payable in the last full month prior to the termination hereof (and shall be increased in accordance with Subparagraph 4(b) [Adjustments in Base Rent]). In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant’s retention of possession. Landlord’s acceptance of Rent after such termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord’s marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant’s vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by, any prospective tenant of all or any part of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.

17.                               SUBORDINATION. Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting any portion of the Premises or Common

Area; and (ii) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which any portion of the Premises or Common Area or any ground leases or underlying leases, or Landlord’s interest or estate in any of said items, is specified as security (any such 1 en being herein defined as a “Mortgage” and tire holder of any Mortgage being a “Mortgagee”). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any Mortgage to this Lease. If any ground lease or underlying lease terminates, or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made, for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, Mortgage, or other security interest affecting the Premises, and Tenant shall not attorn to the ground lessor, Mortgagee or other holder of the interest to which this Lease would be subordinated unless such ground lessor, Mortgagee or holder executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant shall execute and deliver upon demand by Landlord, and in the form requested by Landlord or any Mortgagee and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage. Tenant shall execute, deliver and authorize recordation of any such documents within twenty (20) days after Landlord’s written request.

18.                               RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit “J” and all reasonable nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord, provided such rules and regulations do not unreasonably interfere with Tenant’s use of the Premises and the Common Areas as contemplated by this Lease. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and, amended from time to time by Landlord, this Lease shall control.

19.                               RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times have the right to re-enter the Premises and the Common Area (upon reasonable prior notice (except in the case of an emergency), and subject to Tenant’s reasonable security precautions and the right of Tenant to accompany Landlord at all times, if such entry is to the Premises) to inspect the same; to supply any service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service); to show the Premises and Common Area to prospective purchasers, Mortgagees or tenants (as to prospective tenants other than prospective tenants of any recaptured space, only during the last twelve (12) months of the initial Term or the last twenty-four (24) months of any Extension Term); to post notices of nonresponsibility; to alter, improve or repair the Premises and Common Area and any portion thereof as required or allowed by this Lease or by law (and Landlord may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises and Common Area where reasonably required by the character of the work to be performed); and to take, or allow other parties to take, any actions contemplated by the Declaration or the CC&Rs, or in connection with the remediation orders described in Paragraph 40 [Hazardous Materials

Liability], the Clean-up Facilities, or related monitoring or remediation of Hazardous Materials. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s or any third party’s (including without limitation pursuant to the Declaration or the CC&Rs) entry and acts pursuant to this Paragraph 19. Tenant shall not be entitled to an abatement or reduction of Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent caused by Landlord’s gross negligence or willful misconduct. For each Of the aforesaid purposes, Landlord shall have the right to use any and all means which Landlord reasonably determines are necessary or proper to open doors on the Premises in an emergency in order to obtain entry to any portion of the Premises. Any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant’s use of the Premises or its business conducted therein.

20.                               INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, (each of the foregoing, an “Insolvency Proceeding”), whether now existing or hereafter amended or enacted, shall, at Landlord’s option, constitute a breach of this Lease by Tenant, unless a petition in bankruptcy, receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event (including the expiration of such 60 day period, if applicable) or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law (except as provided in Paragraph 11 [Assignment and Subletting]) or by voluntary or involuntary bankruptcy proceedings or otherwise. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

21.                               DEFAULT.

(a)                                  Tenant’s Default. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided, except as expressly and specifically provided in Subparagraph 9(e) [Repair and Maintenance; Cure Rights]. Tenant shall have a period of three (3) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by

Section 1161 of the California Code of Civil Procedure) within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than twice during any four (4) year period during the Term with respect to non-payment of Base Rent or Additional Charges, the third such non-payment constituting default without requirement of notice. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any other curable default under this Lease; provided, however, that with respect to any curable default other than the payment of Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord’s notice and continues to prosecute diligently the curing thereof. Notwithstanding the foregoing, (i) if a different cure period is specified elsewhere in this Lease or the Work Letter with respect to any specific obligation of Tenant, such specific cure period shall apply with respect to a default of such obligation; (ii) the foregoing cure rights shall not extend the specified time for compliance with any required delivery, approval or performance obligation of Tenant under the Work Letter; and (iii) the foregoing cure rights shall not apply to any Draw Event (as defined in the Work Letter).

(b)                                  Phase II Lease Default. From and after Landlord’s completion of its obligation to construct initial improvements under the Phase II Lease (if any), any default under the Phase II Lease (if any) by Tenant or a subtenant of Tenant which is not cured within any applicable grace or cure period provided therein shall constitute a default under this Lease by Tenant; provided, however, that an Insolvency Proceeding with respect to any subtenant shall not constitute a default hereunder by Tenant so long as Tenant is not in breach of any monetary, maintenance and repair obligations under the Phase II Lease and Tenant is not itself then the subject of an Insolvency Proceeding. At any time during the Term of this Lease, Landlord, in its sole discretion, may delete this Subparagraph 21(b) from this Lease by delivering written notice thereof to Tenant, without any further action required by Tenant. Upon request by either party, the parties shall execute and deliver an amendment to this Lease documenting any such deletion of this Paragraph by Landlord.

(c)                                  Landlord’s Remedies. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(1)                                 The rights and remedies provided by California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

(2)                                 The rights and remedies provided by California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s rights to possession;

(3)                                 The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

(4)                                 If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property, and to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

(d)                                  Landlord’s Default. Landlord shall have a period of thirty (30) days from the date of written notice from Tenant of Landlord’s default (any such notice, a “Landlord Default Notice”) to cure any default by Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from receipt of the Landlord Default Notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any Landlord Default Notice served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee. If Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days after the expiration of such cure period within which to cure such default (provided that Tenant notifies Mortgagee concurrently with Tenant’s delivery of the Landlord Default Notice to Landlord; otherwise, Mortgagee shall have thirty (30) days from the later of the date on which it receives notice of the default from Tenant and the expiration of Landlord’s cure period). If such default cannot be cured by Mortgagee within, the cure period, Tenant may not exercise any of its remedies so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

(e)                                  Tenant’s Remedies.

(1)                                 Limitation on Remedies. If any default hereunder by Landlord is not cured within the applicable cure period provided in Subparagraph 21(d) [Landlord’s Default], Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it (A) the right to perform Landlord’s obligation, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord’s interest in Phase I for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage (excluding any Mortgage which was created as part of an effort to defraud creditors, i.e. a fraudulent conveyance); provided, however that any such judgment and any such levy of execution thereon shall not be subject or subordinated to any Mortgage that is created or recorded in the Official Records of Santa Clara County after the date of the judgment giving rise to such lien. Notwithstanding the foregoing limitation of recourse to Landlord’s interest in Phase I, Tenant shall have the right to recover from Landlord the full amount of the Letter of Credit, the Completion Assurance, or any other security deposit or letter of credit provided by Tenant to Landlord pursuant to this Lease or the Work Letter, to the extent that it is drawn upon, retained, or applied by Landlord in violation of this Lease or the Work Letter.

(2)                                 Remedy for Construction Default. Notwithstanding the limitation of recourse to Landlord’s interest in Phase I contained in Subparagraph 21(e)(1) above (but without negating Tenant’s right of recovery with respect to any letter of credit or security deposit pursuant to the last sentence of such’ paragraph), if Landlord fails to use commercially reasonable efforts (taking into account any Force Majeure Events) to meet any Condition prior to its Initial Window Date (as it may be extended pursuant to Paragraph 7 [Tenant Delays] of the Work Letter), Tenant’s exclusive remedy shall be to terminate this Lease pursuant to Subparagraph 3(e) [Conditions; Window Dates) and commence an action for actual damages incurred by Tenant as a result of such failure, up to a maximum aggregate sum of Five Hundred Thousand Dollars ($500,000).

(f)                                    Chronic Default. A party shall be in “Chronic Default” under this Lease at any time that the other party has delivered more than two (2) notices of default to such party hereunder during the previous four (4) years, regardless of whether such defaults were cured within any applicable grace or cure period; provided, however, that any such notice of default relating to a default which was disputed, in good faith, and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether a party is in Chronic Default.

22.                               DAMAGE AND DESTRUCTION.

(a)                                  Restoration. Subject to the termination rights set forth in Subparagraphs 22(c) [Casualty at End of Term] and Subparagraph 22(d) [Mutual Termination Option; Insured Casualty], if the Premises or any portion thereof are damaged or destroyed by fire or other casualty, Tenant will promptly give written notice thereof to Landlord, and:

(1)                                 Tenant, at Tenant’s sole cost and expense, and pursuant to the provisions of Paragraph 8 [Additional Alterations] and/or the Work Letter, as applicable, will promptly repair, restore and rebuild the Tenant Improvements and any Alterations as nearly as possible to the condition they were in immediately prior to such damage or destruction or with such changes or alterations as may be made pursuant to Paragraph 8 [Additional Alterations]; and

(2)                                 to the extent that any such damage or destruction affects the Base Building Improvements, Landlord shall repair the same at Landlord’s cost to the extent of Landlord’s obligations under the Work Letter.

(b)                                  Insurance Proceeds. Subject to the provisions of Subparagraph 22(f) [Proceeds Upon Termination], all insurance proceeds recovered by the Landlord on account of such damage or destruction, less the cost, if any, to the Landlord of such recovery and/or of any repair to the Base Building Improvements for which Landlord is responsible, shall be paid out from time to time to or at the direction of Tenant to the extent required to repair, restore and rebuild the Tenant Improvements and any Alterations covered by Landlord’s insurance as required by Subparagraph 22(a)(1) [Restoration], pursuant to disbursement procedures established by Landlord and/or any Mortgagee. The amount of available insurance proceeds shall not limit Tenant’s or Landlord’s obligation to repair, restore and rebuild the Tenant

Improvements and Alterations and the Base Building Improvements, respectively, in accordance with this Paragraph 22.

(c)                                  Casualty at End of Term. Notwithstanding anything to the contrary contained in this Lease, if during the twelve (12) months prior to the expiration of the Term, any of the Buildings or a substantial portion thereof are damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease with respect to the affected Building as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event the Landlord shall make a proportionate refund to the Tenant of such Rent as may have been paid in advance. For the purposes of this paragraph, a “substantial portion” of a Building shall mean twenty percent (20%) or more of the Rentable Area thereof. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Subparagraph 22(a) [Restoration].

(d)                                  Mutual Termination Option; Insured Casualty. Notwithstanding anything to the contrary contained herein, if at any time during the Term the Base Building Improvements for any Building shall be damaged or destroyed to the extent that, in Landlord’s reasonable judgment, they cannot be reconstructed within eighteen (18) months following the date such reconstruction is commenced, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction with respect to the affected Building by written notice to the other party. Within forty-five (45) days after any damage or destruction described in this Subparagraph 22(d), Landlord shall either terminate the Lease with respect to the affected Building or deliver notice to Tenant advising of Landlord’s election not to so terminate. If Tenant is so notified, but Landlord does not elect to terminate, Tenant may terminate this Lease as of the date of such damage or destruction with respect to the affected Building by written notice to Landlord given within forty-five (45) days after receipt of Landlord’s notice. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Subparagraph 22(a) [Restoration].

(e)                                  Destruction Where No Proceeds Are Available. Subject to Tenant’s termination right under Subparagraph 22(c) [Casualty at End of Term), in the event of a total or partial destruction of any Building (i) by a casualty of a type not required to be insured against by Landlord under the terms of this Lease, or (ii) under circumstances where Landlord has been required by any Mortgagee to utilize substantially all of the insurance proceeds to pay down the Mortgage, which destruction exceeds five percent (5%) of the replacement cost of the Base Building Improvements, this Lease shall automatically terminate, unless (x) Landlord elects to reconstruct the Base Building Improvements, and (y) the damage can be reconstructed within eighteen (18) months following commencement of reconstruction. If Landlord elects to reconstruct, the cost incurred by Landlord for such reconstruction shall be amortized over the useful life of the Base Building Improvements and such amortization shall be reimbursed by Tenant to Landlord as an Additional. Charge together with interest at the prime rate of Wells Fargo Bank plus two percent (2%) (adjusted monthly); provided, however, that Tenant shall not be obligated to pay for any portion of the useful life of the Base Building Improvements which extends beyond the Expiration Date. If Landlord elects to reconstruct the Base Building Improvements, Tenant shall be obligated to reconstruct the Tenant Improvements, at Tenant’s cost.

(f)                                    Proceeds Upon Termination. If this Lease is terminated under Subparagraph 22(c) [Casualty at End of Term] or Subparagraph 22(d) [Mutual Termination Option; Insured Casualty] with respect to any Building(s), Landlord shall be entitled to retain any and all insurance proceeds arising out of the damage or destruction (including, without limitation, proceeds attributable to the Tenant Improvements), except for any portion of the award specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures. If Landlord elects to terminate this Lease pursuant to Subparagraph 22(d), Landlord shall reimburse Tenant for the unamortized Cost of Tenant Improvements (determined in accordance with Subparagraph 11(e) [Bonus Rent]) as of the date of termination to the extent of available insurance proceeds (so long as Landlord is in compliance with its obligations, under Subparagraph 12(e) [Landlord’s Insurance Obligations] with respect to such insurance) after deducting the cost to Landlord of recovery of such proceeds and/or repair to the Base Building Improvements. Upon any termination, Tenant shall assign all of its rights to any insurance proceeds to which it is entitled (except any portion specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures) to Landlord and shall pay to Landlord the amount of any deductible under any insurance policy attributable to the casualty resulting in such termination.

(g)                                 Rent Abatement. In the event of an insured casualty, the Base Rent and Additional Charges during the period from the date of the damage or destruction until completion of the restoration, repair, replacement or rebuilding shall be abated by an amount that is in the same ratio to the Base Rent and Additional Charges as the area of the Premises rendered unusable for the permitted use hereunder bears to the area of the Premises prior to the damage or destruction, but only to the extent of the amount of proceeds payable to Landlord (taking into account any applicable waiting period or deductibles) under the rental interruption insurance required to be carried by Landlord pursuant to Subparagraph 12(e) [Landlord’s Insurance Obligations].

(h)                                 Waiver of Statutory Provisions. Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve the Tenant from any obligation to pay Rent under this Lease due to any damage or destruction.

23.                               EMINENT DOMAIN.

(a)                                  Entire Building. If an entire Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof (any such event, a “Taking”), (i) this Lease and all right, title and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Taking with respect to such Building, (ii) the Base Rent and Additional Charges payable with respect to said Building shall be apportioned as of the date of such vesting, and (iii) this Lease shall be and remain unaffected with respect to any portion of the Premises not taken.

(b)                                  Partial Building; Termination. If there is a Taking of less than an entire Building, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking, and if, but only if, such Taking is so extensive that it renders the remaining portion of such Building unsuitable for the use being made of the Building on the date immediately preceding such Taking, either the Tenant or the Landlord may terminate this Lease as to the remainder of such Building by written notice to the other party not later than thirty (30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after such notice. On the date specified in such notice, (i) the term of this Lease and all right, title and interest of Tenant hereunder shall cease with respect to said Building, (ii) the Base Rent and Additional Charges payable with respect to said Building shall be apportioned as of the date of such termination, and (iii) this Lease shall be and remain unaffected with respect to any Building not included in such Taking.

(c)           Partial Building; Restoration. If there is a Taking of less than an entire Building and this Lease is not terminated with respect to said Building as provided in (b) above, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking. In any such case, Landlord shall restore the Base Building Improvements (to the extent of Landlord’s obligations under the Work Letter) for the portion of the Building continuing under this Lease at Landlord’s cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Tenant Improvements or Alterations installed on the Premises by or at the expense of Tenant. Tenant shall, at Tenant’s sole cost and expense, promptly and pursuant to the provisions of Paragraph 8 [Additional Alterations], restore those portions of the Tenant Improvements and Alterations not so taken. Thereafter, the Base Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant with respect to such Building shall be in the ratio that the portion of the Building not so taken bears to the total area of the Building; prior to such Taking.

(d)           End of Term Taking. If, during the twelve (12) months prior to the expiration of the Term, there is a Taking of a portion of the Building, both Landlord and Tenant shall have the option, exercisable by written notice to the other party given within thirty (30) days after such vesting of title, of terminating this Lease with respect to said Building as of the date of vesting of title pursuant to the Taking, in which event Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Charges that have been paid in advance.

(e)           Taking of Common Area. If there is a Taking of any portion of the Common Area which causes the Premises to violate parking requirements, building setbacks or access requirements under any applicable Laws, Landlord shall cure such non-compliance by any reasonable means (including, without limitation, by a Reconfiguration). If Landlord determines that such violation is not curable by reasonable means, Landlord shall have the option, exercisable by written notice to Tenant of terminating this Lease as of the date of vesting of title pursuant to the Taking. If Landlord does not terminate this Lease pursuant to the preceding sentence and fails to commence to cure such violation within thirty (30) days after such Taking, Tenant shall have the option, exercisable by written notice to Landlord, of terminating this Lease as of the date of vesting of title pursuant to the Taking. If this Lease is terminated pursuant to this Subparagraph 23(e), Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Charges that have been paid in advance. In addition, if Landlord exercises its right to terminate this Lease pursuant to this Subparagraph 23(e), Tenant shall be entitled to any portion of any award paid in connection with such Taking which is received by Landlord and which is attributable to the then unamortized value of the Tenant Improvements.

(f)            Award. Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with any Taking, whether partial or total, and whether or not either Landlord or Tenant exercises any right it may have to terminate this Lease. Tenant shall have no claim against Landlord for any part of such sum paid by virtue of the Taking, whether or not attributable to the value of the unexpired term of this Lease. However, Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized value of any Tenant Improvements or Alterations paid for by Tenant which Tenant is required to remove upon termination of the Lease; (ii) the value of Tenant’s trade fixtures; (iii) Tenant’s relocation costs; and (iv) Tenant’s goodwill, loss of business and business interruption.

(g)           Temporary Taking. Notwithstanding anything to the contrary contained in this Paragraph 23, if there is a Taking of the temporary use or occupancy of any part of the Premises during the Term, this Lease shall be and remain unaffected by such Taking and Tenant shall continue to pay in full all Base-Rent and Additional Charges payable hereunder by Tenant during the Term. In such event, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after, the end of the Term. Notwithstanding the foregoing, if Landlord determines in its reasonable judgment that any Taking of the temporary use or occupancy of any part of the Premises will continue until the end of the Term, either party may elect to terminate this Lease by written notice to the other party at any time after Landlord has made such determination and delivered written notice thereof to Tenant, and Landlord shall be entitled to receive the entire award for the Taking, except for that portion which represents compensation for the use or occupancy of the Premises during the period of time prior to such termination.

(h)           Waiver of Statutory Provisions. Landlord and Tenant understand and agree that the provisions of this Paragraph 23 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

24.          SALE BY LANDLORD. Landlord shall not sell or otherwise convey its interest in any portion of the Premises prior to substantial completion of the Base Building Improvements, other than by foreclosure by, or a conveyance in lieu of foreclosure to, a Mortgagee who has executed a recognition and non-disturbance agreement as contemplated by Paragraph 17 [Subordination], or a subsequent conveyance by such Mortgagee. If Landlord sells or otherwise conveys its interest in all or any portion of the Premises, Landlord shall be relieved of its obligations under the Lease with respect to the conveyed portion from and after the date of sale or conveyance only when Landlord transfers the proportionate amount of any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer, whereupon Tenant shall attorn to such successor.

25.          RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Base Rent or Additional Charges. If Tenant defaults in the payment of any sum of money, other than Base Rent or Additional Charges, required to be paid by it hereunder or fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord (or such longer period as noted in Subparagraph 9(e) [Cure Rights] or Subparagraph 21(a) [Tenant’s Default], except in the event of emergency), Landlord may, but shall, not be obligated to, make any such payment or perform any such act on Tenant’s part to be made or performed as provided in this Lease without waiving or releasing Tenant from any obligations of Tenant. All sums so paid by Landlord and all reasonable and necessary incidental costs incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand as Additional Charges.

26.          OWNERSHIP OF IMPROVEMENTS; SURRENDER OF PREMISES.

(a)           Ownership of Tenant Improvements & Alterations. The Tenant Improvements and any Alterations constructed on or affixed to the Premises by or on behalf of Tenant pursuant to the terms and conditions of this Lease and the Work Letter, except for Tenant’s movable furniture and equipment, trade fixtures and Alterations which can be removed without damage to the Premises, but including without limitation all electrical conduits and wiring and other equipment located in such conduits, shall become Tenant’s property upon their completion, shall remain Tenant’s property throughout the Term of this Lease and shall become Landlord’s property upon the expiration or earlier termination of this Lease.

(b)           Delivery and Restoration of Premises. At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions thereon (including, without limitation, the Tenant Improvements and Alterations which Landlord does not require Tenant to remove pursuant to Paragraph 8 [Additional Alterations) or the Work Letter), and all electrical conduits, substructures, switches and wiring located on or under the Premises or Common Area and communications equipment, cable conduits and wiring, and other related equipment located within any such conduits, in the same condition as received or first installed, subject to normal wear and tear but in the condition described on Exhibit attached hereto, subject to the terms of Paragraph 23 [Eminent Domain], and the rights and obligations of Landlord and Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction]. At Landlord’s election, in lieu of requiring Tenant to restore the Premises (or any portion thereof) to the condition required by this Paragraph, Landlord may require Tenant to pay Landlord the reasonable estimated cost thereof. In addition, upon the termination of this Lease, Tenant shall deliver the electrical facilities and distribution system and the telephone and other communications facilities and equipment serving the Premises (including each Building) in a condition and configuration acceptable at such time for transfer of its ownership and control to Pacific Gas and Electric (or any successor provider of electric services) (“PG&E”) with respect to the electrical distribution system, and in an appropriate and usable condition and configuration for the provision of telephone and other communications services by Pacific Bell (or any successor provider of local telephone services) (“PacBell”) with respect to the communications facilities, such that each Building may be separately metered for electric service and provided with appropriate telephone and other communications service. Any repair, upgrading or reconfiguration of the electrical distribution system or the telephone and other communications facilities and equipment required in order to meet then-existing PG&E requirements or then current PacBell communication standards, as applicable, shall be completed by Tenant, at Tenant’s expense, prior to the termination of the Lease (or, at Landlord’s election, Tenant shall pay Landlord the reasonable estimated cost of such repair, upgrading or reconfiguration). Any cable or electrical or communications conduits or other portions of Tenant’s electrical distribution system or communications system located throughout the Project shall not create any easement, license or other property interest or right of any kind in Tenant, other than Tenant’s right to the use of such improvements pursuant to the terms and conditions of this Lease, and such right shall not survive the expiration or earlier termination of this Lease. Tenant may, upon the termination of this Lease, remove all movable furniture, trade fixtures and equipment belonging to Tenant which is not an integral part of any Building System, at Tenant’s sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, and unless otherwise agreed to in writing by Landlord pursuant to Paragraph 8 [Additional Alterations] or the Work Letter, Tenant shall either (i) remove, at Tenant’s sole cost, any or all Tenant Improvements and Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal, or (ii) pay Landlord the reasonable estimated cost thereof.

(c)           No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27.          WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

28.          NOTICES. Except as otherwise expressly provided in this Lease, and except for routine bills or invoices for Base Rent or Additional Charges delivered by Landlord pursuant to Paragraph 4 [Rent] which Landlord may elect to deliver by first class U.S. mail, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail (return receipt requested), reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant’s address set forth in the Basic Lease Information, or (ii) to Landlord at Landlord’s address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address, for such purpose by notice given to the other in accordance with the provisions of this Paragraph 28. Any bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier or on the date a reputable overnight carrier indicates refusal of delivery, upon the date personal delivery is made, or three (3) days after mailed by first class U.S. mail.

29.          TAXES PAYABLE BY TENANT. Prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion, thereof resulting from said increase in assessment.

30.          ABANDONMENT. Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term. If Tenant abandons and ceases performing its financial and maintenance obligations under this Lease, or surrenders the Premises or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, Tenant may not vacate the Premises if such would result in a termination of Landlord’s insurance. Upon Tenant’s request, Landlord will ask its insurer if such vacation of the Premises would result in termination of its current insurance policy. Solely for purposes of this Paragraph 30, Tenant shall not be deemed to have abandoned the Premises solely because Tenant is not occupying the Premises.

31.          SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraphs 11 [Assignment and Subletting] and 24 [Sale by Landlord), the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

32.          ATTORNEY’S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Base Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

33.          LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

34.          SECURITY DEPOSIT.

(a)           Letter of Credit. At such time as Landlord acquires the Land and the Credit Termination Right expires or is waived by Landlord, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit, in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), issued by Bank of America NT & SA, or another financial institution reasonably acceptable to Landlord, in the form attached hereto as Exhibit ”M”, with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter (the “Letter of Credit”). Tenant shall keep the Letter of Credit,’ at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant’s obligations to repair, replace or maintain the Premises and to maintain the Letter of Credit, and Tenant’s payment obligations with respect to Tenant Modifications (as defined in the Work Letter) being made by Change Order to Landlord’s construction contract. The Letter of Credit shall provide thirty (30) days’ prior written notice to Landlord of cancellation or material change thereof, and shall further provide that, in the event of any nonextension of the Letter of Credit at least thirty (30) days prior to its expiration, the entire face amount shall be payable to Landlord, and Landlord shall hold any funds so obtained as the security deposit required under this Lease. Such funds so obtained by Landlord, or any unused portion thereof, shall be returned to Tenant upon replacement of the Letter of Credit. If Landlord uses any portion of any cash security deposit to cure any default by Tenant hereunder, Tenant shall replenish the security deposit to the original amount within ten (10) days of notice from Landlord. Tenant’s failure to do so shall become a material default under this Lease. Landlord shall keep any cash security funds separate from its general funds, and shall invest such cash security at Tenant’s reasonable direction, and any interest actually earned by Landlord on such cash security shall be paid to Tenant on a quarterly basis within ten (10) business days after receipt thereof by Landlord. If an uncured or incurable default occurs under this Lease, or if Tenant is the subject of an Insolvency. Proceeding, Landlord may present its written demand for payment of the entire face amount of the Letter of Credit and the funds so obtained shall be paid to, or as otherwise directed by, Landlord. Landlord may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default, and any remaining funds shall be held as a cash security deposit.

(b)           Reduction After Occupancy. The face amount of the Letter of Credit may be reduced to Three Million Two Hundred Seventy Thousand Dollars ‘($3,270,000) either (i) if the Phase II Lease is terminated by either party due to the failure of any of the Conditions Precedent (as defined in the Phase II Lease) or if Landlord exercises its Credit Termination Right under the Phase II Lease; or (ii) so long as Tenant has not defaulted under this Lease, when Tenant has completed and paid the entire cost of all Tenant Improvements and Tenant Modifications, has fully discharged any mechanics’ or materialmen’s liens against the Premises in connection with the Tenant Improvements, and Tenant Modifications, and is conducting business at the Premises.

(c)           Further Reduction. The face amount of the Letter of Credit may be reduced to One Million Six Hundred Thirty-Five Thousand Dollars ($1,635,000) on the eighth (8th) anniversary of the Rent Commencement Date, so long as (i) Tenant is not in default under the Lease on such date, and (ii) Tenant is not in Chronic Default under this Lease on such date. In addition, the face amount of the Letter of Credit may be reduced to an amount equal to one month’s Base Rent when Tenant can establish to Landlord’s reasonable satisfaction that Tenant has achieved annual net income of at least Fifty Million Dollars ($50,000,000), as reflected in audited financial statements (which include an unqualified certification by a licensed certified public accountant reasonably acceptable to Landlord), for either (x) three consecutive years, or (y) three out of ‘four consecutive years.

(d)           Substitution of Cash Collateral. In lieu of, or in replacement of, the Letter of Credit, Tenant may deliver to Landlord at any time during the Term a cash security deposit in the face amount required of the Letter of Credit, provided that Landlord shall have no additional liability or reduced benefits from that which Landlord would have if Tenant provided a Letter of Credit. All terms, conditions and requirements with respect to the Letter of Credit contained in this Paragraph 34, including, without limitation, application of proceeds, reduction of amount, and investment requirements for cash security, shall apply to any such cash security deposit.

35.          FINANCIAL INFORMATION. Tenant will furnish to the Landlord within ninety (90) days after the end of each calendar year, copies of audited, consolidated financial statements, which shall include, without limitation, balance sheets, statements of income and expenses and sources and uses of funds of the Tenant and its subsidiaries for such calendar year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous calendar year and including appropriate footnotes, prepared in accordance with generally accepted accounting principles, and certified and audited by independent public accountants of recognized standing reasonably satisfactory to the Landlord; provided, however, that so long as Tenant is a publicly traded corporation, in lieu of the foregoing Tenant shall provide Landlord with copies of Tenant’s annual report and 10K Filing when such documents are released to the public. Tenant hereby covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant’s business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord.

36.          PARKING. Tenant shall have the right to use the number of parking spaces in the Common Area and the common area elsewhere in the Project, collectively, which is in the same proportion to the total parking spaces as the Rentable Area of the Premises is to the total rentable area in the Project, which shall not be less than the parking required for Phase I by the City of Mountain View (the “Minimum Parking”). Tenant shall have the right to use the Minimum Parking either on the Common Area or, if a Reconfiguration or expansion of the Project occurs,, on the common area located in Phase I and/or Phase II. These spaces shall be used in common with other tenants and occupants of the Project, if any, subject to the CC&Rs and the Rules and Regulations. Tenant and Landlord acknowledge that, (a) the City of Mountain View has approved portions of the Common Area for landscape reserves (the “Landscape Reserves”), and (b) Tenant has requested that a portion of the Common Area be improved with certain recreational facilities (including sporting courts and facilities) (the “Recreational Facilities”), and such Landscape Reserves and Recreational Facilities are located on portions of the Common Area that could otherwise accommodate additional parking. If at any time during the Term Tenant desires to increase the parking on the Common Area by the removal or alteration of all or a portion of the Recreational Facilities or Landscape Reserves, any such demolition or alteration shall be accomplished at Tenant’s cost and expense, in accordance with the terms of the Work Letter applicable to Tenant Modifications or as otherwise agreed by Landlord.

37.          MISCELLANEOUS.

(a)           Defined Terms. The term “Landlord” shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term “Tenant” shall include Tenant and its successors and assigns.

(b)           Other Terms. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be, modified except by a written instrument by the parties hereto, except as expressly and specifically provided in Subparagraphs 1(d) (Reconfiguration of Phase I) and 21(b) [Phase II Lease Default]: The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease:

(c)           Quiet Enjoyment. Upon Tenant paying the Base Rent and Additional Charges and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

(d)           Survival of Indemnities; Immediate Obligation to Defend. All indemnities contained herein shall survive the expiration or earlier termination of this Lease. With respect to each of the indemnities contained in this Lease, the indemnitor has an immediate and independent obligation to defend the indemnitee from any claim which actually or potentially falls within the indemnity provision, which obligation arises at the time such claim is tendered to the indemnitor by the indemnitee and continues at all times thereafter.

38.          REPRESENTATIONS AND WARRANTIES.

(a)           Landlord’s Representations and Warranties. Landlord represents and warrants to Tenant that, (i) to Landlord’s best knowledge, the Premises are not now in violation of any applicable Laws other than Environmental Laws; (ii) the zoning requirements currently applicable to the Premises permit the permitted use under this Lease; and (iii) to Landlord’s best knowledge, upon substantial completion of the Base Building Improvements, the Premises will not be in violation of any applicable Laws other than Environmental Laws (subject to completion of the Tenant Improvements, to the extent such completion is required for compliance with any Law). For purposes of this Paragraph 38, the term “to Landlord’s best knowledge” shall mean the actual knowledge of Charles J. Keenan, III, John B. Lovewell and Perry F. Palmer (“Landlord’s Representatives”) after reasonably appropriate and diligent inquiry in connection with the acquisitions of the Land and construction of the Base Building Improvements. Landlord hereby represent that Landlord’s Representatives are the representatives of Landlord with supervisory responsibilities concerning the Premises, the acquisition of the Land and the construction of the Base Building Improvements who would, in the ordinary course of their responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.

(b)           Tenant’s Representations and Warranties. Tenant represents and warrants to Landlord that, to Tenant’s best knowledge, upon substantial completion of the Tenant Improvements, the Premises will not be in violation of any applicable Laws other than Environmental Laws. For purposes of this Paragraph 38, the term “to Tenant’s best knowledge” shall mean the actual knowledge of Ed Axelson, Steve Payne, Joyce Ryan, Abe Mobley and Melinda Carlisle (“Tenant’s Representatives”) after reasonably appropriate and diligent inquiry in connection with construction of the Tenant Improvements. Tenant hereby represents that Tenant’s Representations are the representatives of Tenant with supervisory responsibilities concerning the Premises, this Lease and the construction of the Tenant Improvements who would, in the ordinary course of their receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.

39.          REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid by the party designated in the Basic Lease Information, in accordance with a separate agreement with such party. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

40.          HAZARDOUS MATERIALS LIABILITY. Tenant is aware that Phase I is subject to remediation orders issued by the U.S. Environmental Protection Agency (“EPA”), as disclosed on Exhibit “L”. In addition, Tenant acknowledges that Tenant has received from Landlord a copy of the reports listed on Schedule 1 to Exhibit “L”, and has been given sufficient opportunity to review “the reports listed on Schedule 2 to Exhibit “L” which are located at Landlord’s office (all such reports being collectively defined as the “Environmental Reports”). In, addition, in connection with the remediation orders, the Clean-up Facilities and related monitoring and remediation of Hazardous Materials, a Declaration of Restrictions and Access Agreement (as such document may be modified from time to time as provided in Paragraph 6 [Restrictions on Use], the “Declaration”), in substantially the form attached hereto as Exhibit ”C”, encumbers or will encumber Phase I and Phase II (including the Premises) and, regardless of when it is recorded, will at all times be superior in priority to this Lease, and Tenant’s occupancy and use of the Premises may be restricted by the Declaration. Landlord shall have the right to modify the Declaration during the Term as may be reasonably required in connection with the remediation of Hazardous Materials and Clean-Up Facilities, so long as such modification does not materially adversely affect Tenant’s permitted use of the Premises, Tenant’s Minimum Parking or Tenant’s access to the Premises. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to the Declaration, as it may be modified from time to time in accordance with the preceding sentence.

(a)           Definitions of Hazardous Materials and Environmental Laws. For the purpose of this Lease, “Hazardous Materials” shall be defined, collectively, as any and all substances, chemicals, wastes, sewage or other materials that are now or hereafter regulated, controlled or prohibited by any local, state or federal law or regulation requiring removal, warning or restrictions on the use, generation, disposal or transportation thereof including, without limitation, (a) any substance defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, or “air pollutant” in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901, et seq., the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. §1251 et seq., the Clean Air Act (“CAA”), 42 U.S.C. §7401 et seq., or the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §2601, et seq., all as previously amended and amended hereafter; and (b) any hazardous substance, hazardous waste, toxic substance, toxic waste, air pollutant, hazardous material, waste, chemical, or compound described in any other federal, state, or local statute, ordinance, code, rule, regulation, order, decree or other law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous substance, chemical, material, compound or waste. As used herein, the term “Hazardous Materials” also means and includes, without limitation, asbestos; flammable, explosive or radioactive materials; gasoline or gasoline additives; oil; motor oil; waste oil; petroleum (including, without limitation, crude oil or any component thereof); petroleum-based products; paints and solvents; lead; cyanide; DDT; printing inks; acids; pesticides; ammonium compounds; polychlorinated biphenyls; and other regulated chemical products. The statutes, regulations, court and administrative agency decisions, and other laws now or at any time hereafter in effect that govern or regulate Hazardous Materials are herein collectively referred to:  as “Environmental Laws”.

(b)           Tenant Indemnity. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless the Landlord Parties against, any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of the Landlord Parties), personal injury or death directly arising from or related to Hazardous Materials released, manufactured discharged, disposed, used or stored on, in, or under Phase I during the initial Term and any extensions of this Lease, regardless of who caused the same, except for Hazardous Material (i) which migrates through the air, groundwater or otherwise to Phase I unless the Hazardous Material migrating through the air, soil or groundwater to Phase I originated from a site where Tenant caused the contamination by such Hazardous Material or (ii) which was present on Phase immediately prior to the Occupancy Date and was not caused by Tenant, its employees, invitees, subtenants, agents, assignees, licensees or servants. The provisions of this Tenant Indemnity regarding Hazardous Materials shall survive the termination of the Lease.

(c)           Landlord Indemnity. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord’s interest in Phase I, against an and all actions by any governmental agency for clean up of Hazardous Materials on or under Phase I, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, the Hazardous Materials occur on Phase I under the following circumstances: (i) the Hazardous Materials are not “Identified Hazardous Materials” or “Existing Hazardous Materials” (as both terms are defined in the Seller Indemnity), and were released or disposed of on property which was not at the time of such disposal or release leased, owned or otherwise used or controlled by Tenant and such Hazardous Material migrated through the air or groundwater to Phase I; or (ii) the contamination of Phase I was caused by the release, disposal, use or storage of Hazardous Materials in, on or about Phase I by Landlord( its employees, agents, licensees or servants. The provisions of this Landlord Indemnity regarding Hazardous Materials shall survive the termination of the Lease.

(d)           Seller Indemnity. It is a condition precedent to Tenant’s obligations under this Lease, and to Tenant’s obligation to commence construction of the Tenant Improvements pursuant to the Work Letter, that Landlord will obtain from Seller an indemnity with respect to certain Hazardous Materials existing on Phase I as of the date of Landlord’s acquisition of Phase I, in substantially the form attached hereto as Exhibit “O” (the “Seller Indemnity”), (which directly indemnifies Tenant; provided, however, that Tenant may, at its election, commence construction of Tenant Improvements before the Seller Indemnity has been obtained without waiving the foregoing condition with respect to Tenant’s obligations under this Lease.

(e)           Release of Landlord. Notwithstanding any other provision of this Lease, Tenant releases the Landlord Parties from any liability for, an waives all claims against the Landlord Parties with respect to, the presence of Hazardous Materials in, on or about Phase I prior to the Occupancy Date (except claims and liability which are included in Landlord’s indemnity contained in (c) above and not covered by the Seller Indemnity). Tenant agrees that its recourse with respect to any liability or claims released by this Paragraph shall be limited to direct claims against Seller pursuant, to the Seller Indemnity.

(f)            Tenant’s Disclosure Obligations. Tenant represents that during the’ Term it will not be a User (as such term is defined in the form of Seller Indemnity attached as Exhibit “Q”). Except for immaterial amounts of toxic materials incidental to office use (e.g. copier toner, cleaning supplies, petroleum products in cars), hydraulic fluids used in Building Systems, Hazardous Materials used in the operation of any generators, and those materials listed on Exhibit “N”, Tenant will not use any Hazardous Materials within Phase I and shall comply with an applicable Environmental Laws and with the Seller Indemnity relates to Tenant. Without limiting the foregoing, Tenant shall not use any Hazardous Materials within Phase I in a manner that would reduce or limit Seller’s obligation under the Seller Indemnity. Tenant s a immediately notify Landlord and Seller if and when Tenant learns or has reason to believe there has been any release of Hazardous Materials in, on or about the Project during the Term.

41.          ARBITRATION OF DISPUTES.

ANY CONTROVERSY OR CLAIM ARISING OUT OF THE SPECIFIC PROVISIONS OF THE LEASE LISTED BELOW, OR ANY OTHER PROVISION OF THIS LEASE THAT EXPRESSLY PROVIDES FOR ARBITRATION PURSUANT TO THIS PARAGRAPH, OR A BREACH OF ANY SUCH PARAGRAPHS OR PROVISIONS SOLELY BETWEEN LANDLORD AND TENANT, BUT NOT INCLUDING A DEFAULT WITH RESPECT TO

THE TIMELY PAYMENT OF BASE RENT AND ADDITIONAL CHARGES, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS’ FEES AND COSTS. THE FOLLOWING PROVISIONS OF THIS LEASE SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THIS PARAGRAPH 41:

(1)           SUBPARAGRAPH 1(c)(3) [PROJECT; COMMON AREAS; ACCESS AND COOPERATION], ONLY WITH RESPECT TO MODIFICATIONS TO CC&RS;

(2)           SUBPARAGRAPH 1(c)(4) [PROJECT; COMMON AREAS; ACCESS AND COOPERATION], ONLY WITH RESPECT TO ACCESS, ENCUMBRANCES AND COOPERATION;

(3)           SUBPARAGRAPH 1(d) [RECONFIGURATION OF PHASE I];

(4)           PARAGRAPH 2 [OCCUPANCY AND USE], ONLY WITH RESPECT. TO WHETHER TENANT’S USE COMPLIES WITH THE USE SPECIFIED IN THE BASIC LEASE INFORMATION;

(5)           SUBPARAGRAPHS 3(a) [TERM; OCCUPANCY DATE; EXPIRATION DATE] AND 3(c) [OCCUPANCY BY TENANT], ONLY WITH RESPECT TO DETERMINATION OF THE OCCUPANCY DATE;

(6)           SUBPARAGRAPH 3(b) [INITIAL CONSTRUCTION], ONLY WITH RESPECT TO LANDLORD’S ENFORCEMENT OF CONSTRUCTION WARRANTIES;

(7)           SUBPARAGRAPH 3(e) [CONDITIONS; WINDOW DATES];

(8)           SUBPARAGRAPH 3(f) [CREDIT TERMINATION RIGHT];

(9)           SUBPARAGRAPH 4(d) [AUDIT RIGHTS);

(10)         PARAGRAPH 5 [MANAGEMENT];

(11)         PARAGRAPH 6 [RESTRICTIONS ON USE], ONLY WITH RESPECT TO MODIFICATIONS TO EXHIBIT P AND/OR THE RESTRICTIVE DOCUMENTS;

(12)         PARAGRAPH 7 [COMPLIANCE WITH LAWS];

(13)         PARAGRAPH 8 [ADDITIONAL ALTERATIONS];

(14)         PARAGRAPH 9 [REPAIRS AND MAINTENANCE];

(15)         PARAGRAPH 11 [ASSIGNMENT AND SUBLETTING];

(16)         SUBPARAGRAPHS 14(b) [NO EXCESSIVE LOAD] AND 14(c) [NO LIABILITY OF LANDLORD];

(17)         PARAGRAPH 18 [RULES AND REGULATIONS];

(18)         SUBPARAGRAPH 22(c) [CASUALTY AT END OF TERM], ONLY WITH RESPECT TO WHETHER A SUBSTANTIAL PORTION OF A BUILDING IS DAMAGED OR DESTROYED;

(19)         SUBPARAGRAPHS 22(d) [MUTUAL TERMINATION OPTION; INSURED CASUALTY] AND 22(e) [DESTRUCTION WHERE NO PROCEEDS ARE AVAILABLE], ONLY WITH RESPECT LANDLORD’S DETERMINATION OF THE LENGTH OF TIME TO RECONSTRUCT;

(20)         SUBPARAGRAPH 23(b) [PARTIAL BUILDING; TERMINATION], ONLY WITH RESPECT TO WHETHER THE PORTION TAKEN RENDERS THE REMAINING BUILDING UNSUITABLE FOR EXISTING USE;

(21)         SUBPARAGRAPH 23(e) [TAKING OF COMMON AREA];

(22)         SUBPARAGRAPH 26(b) [DELIVERY AND RESTORATION OF PREMISES];

(23)         PARAGRAPH 36 [PARKING];

(24)         PARAGRAPH 42 [SIGNAGE]; AND

(25)         ANY PROVISIONS OF THE WORK LETTER WHICH ARE EXPRESSLY MADE SUBJECT TO THIS PARAGRAPH 41 THEREIN.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Consent to neutral arbitration by:

(Landlord)	(Tenant)

42.          SIGNAGE. Tenant shall have the right to use a portion of the monument sign located at the front of Phase I, as designated by Landlord and reasonably acceptable to Tenant, for purposes of attaching lettering identifying Tenant’s use and occupancy at the Project. Tenant shall be responsible for its proportionate share of costs related to such signage, with each party using such sign paying a proportionate share of such costs (based on space on the sign). Such sign, and any other signage Tenant proposes to place on the Project, shall be subject to approval from Landlord and applicable governing entities, and shall not violate the Declaration, the CC&Rs, any ground lease, any Mortgage, or any Rules and Regulations with respect to the Project.

43.          OPTION TO RENEW. Tenant shall have the right to extend the Term for one (1) period of five (5) years (“Extension Term”) following the initial Expiration Date, by giving written notice (“Exercise Notice”) to Landlord at least twelve (12) months prior to the Expiration Date, subject to the following conditions: (i) no event of default is continuing under this Lease at the time of the Exercise Notice or at the commencement of the Extension Term; and (ii) Landlord has not delivered a notice of default to Tenant hereunder during the twenty-four (24) month period immediately preceding the Exercise. Notice regardless of whether any such default was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of default relating to a non-monetary default which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether such condition has been met.

44.          RENT DURING EXTENSION TERM. Commencing on the first day of the Extension Term, Tenant shall pay to Landlord throughout the Extension Term Base Rent in the amount determined pursuant to this Paragraph 44. The Monthly Base Rent during the five-year Extension Term shall be the greater of the Base Rent paid during the last month of the immediately preceding Term or ninety-five percent (95%) of the Fair Market Rental Value for the Premises as of the commencement of the Extension Term, with the Fair Market Rental Value as determined below:

(a)           Determination of Fair Market Rental Value. Within the later of thirty (30’) days after receipt of Tenant’s Exercise Notice or eleven (11) months prior to the Expiration Date, Landlord shall notify Tenant of Landlord’s estimate of the Fair Market Rental Value for the Premises, as determined below, for determining Monthly Base Rent during the ensuing Extension Term. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such Fair Market Rental Value or (ii) disagrees with such Fair Market Rental Value. No response shall constitute disagreement. If Tenant disagrees with Landlord’s estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) business days after Landlord receives Tenant’s notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, Tenant may make written demand upon Landlord for arbitration in accordance with the following paragraph. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Mountain View (or another location mutually acceptable to Landlord and Tenant) in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration or commercial disputes, except to the extent the procedures mandated by said rules shall be modified as follows:

(1)           Tenant shall, by the applicable date specified therefor in this Lease, make written demand upon Landlord pursuant to this Lease for arbitration, specifying therein the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be qualified as a real estate appraiser, with at least five (5) years experience in appraising major commercial property in Santa Clara County and a member of a recognized society of real estate appraisers, who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for such arbitration (specifying the arbitrator to act on Tenant’s behalf, as aforesaid) shall constitute a waiver of the right thereto. Within ten (10) business days after receipt of Tenant’s demand for arbitration, Landlord shall give written notice to Tenant pursuant to this Lease, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue. Notwithstanding the foregoing, upon receipt of Tenant’s demand for arbitration Landlord may, in its sole discretion, deliver a revised estimate of the Fair Market Value of the Premises, and within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such revised Fair Market Rental Value, or (ii) disagrees with such revised Fair Market Rental Value, with no response constituting agreement. If Tenant disagrees with Landlord’s Fair Market Value, then within ten (10) business days after receipt of Tenant’s notice of such disagreement Landlord shall give Tenant written notice specifying Landlord’s designated arbitrator as provided in this paragraph above.

(2)           If two (2) arbitrators are chosen pursuant to paragraph (1) above, the arbitrators so chosen shall meet within ten (10) business days after Landlord notifies Tenant of the appointment of Landlord’s arbitrator as aforesaid. If the two appraisers reach agreement on the Fair Market Rental Value, that value shall be binding and conclusive upon the parties. If within ten (10) business days after such first meeting the two arbitrators shall be unable to agree upon a determination of Fair Market Rental Value, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph 44(a)(1). If the first two arbitrators are unable to agree upon such appointment within five business days after expiration of said ten (10) days period, the third arbitrator shall be selected by Landlord and Tenant, if they can agree thereon, within a further period of ten (10) business days. If Landlord and Tenant do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City of San Jose, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in the following paragraph.

(3)           If an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between Landlord and Tenant during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedures. Within ten (10) business days after appointment of the third arbitrator, each of the two arbitrators selected by Landlord and Tenant shall state in writing his determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select, within ten (10) business days after submission to the third arbitrator of the two proposed resolutions, which of the two proposed resolutions most closely approximates the third arbitrator’s determination of Fair Market Rental Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(4)           If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Landlord and Tenant shall each pay the fees and expenses of its respective arbitrator, if any, and shall each pay half of the fees and expenses of the third arbitrator, if any. The attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(5)           The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental Value, but any such consultation shall be made in the presence of both Landlord and Tenant with full right on their part to cross-examine. The arbitrators shall render their decision and award in Writing with counterpart copies to Landlord and Tenant. The arbitrators shall have no power to modify the provisions of this Lease.

(b)           Definition of Fair Market Rental Value. Wherever used throughout this Paragraph 44 [Rent During Extension Term] the term “Fair Market Rental Value” shall mean the fair market rental value of the Premises, using as a guide the monthly base rent (on a per rentable square foot basis) which would be charged during the Extension Term (including periodic increases during the Extension Term, if any) in a comparable location in the Mountain View Area for comparable commercial space of comparable size, in comparable condition, and of comparable quality as of the time that the Extension Term commences, taking into account that the Premises can be used either by a single tenant as a campus or by multiple tenants, and with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be. Without limiting the foregoing, the Fair Market Rental Value shall reflect the amount and type of parking, existing utilities, communications facilities and leasehold improvements (regardless of who paid for them and with the assumption, for purposes of the determination of Fair Market Rental Value, that they are fully usable by Tenant), proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions; provided, however that the Fair Market Rental Value shall not reflect, or provide any discount for, the fact that otherwise comparable leases vary with this Lease with respect to tenant improvement allowances; phase-ins or early

Occupancy agreements; moving costs; rebates; signing bonuses; early lease terminations; lease buy-outs; free rent and other rent concessions; leasing commissions; and other related costs.

(c)           Interim Rent. If binding arbitration has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the greater of the Base Rent paid during the last month of the immediately preceding Term or ninety-five percent (95%) of the Fair Market Rental Value estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding arbitration. Such adjustment shall not result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the ensuing Extension Term.

(d)           Lease Terms Continue. From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the Term. No broker’s commissions or allowance for new tenant improvements will be payable by Landlord in connection with the Extension Term.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD

464 Ellis Street Associates, L.P.,
a California limited partnership

By:	Cañada Corp.,
a California corporation,
Its General

By:
Its:

By:	Virginia Land Company, Inc.,
a California corporation,
Its General Partner

By:
Its:

TENANT

Netscape Communications Corporation, a Delaware
corporation

By:
Peter Currie
Its Chief Financial Officer

FIRST AMENDMENT TO

LEASE AGREEMENT (PHASE 1)

This First Amendment to Lease Agreement (Phase I) (this “Amendment”) is entered into as of March 31, 1997, by and between Netscape Communications Corporation, a Delaware corporation (“Tenant”), and 464 Ellis Street Associates, L.P., a California limited partnership (“Landlord”).

RECITALS

A.            Tenant and Landlord have entered into that certain Lease Agreement (Phase I) (the “Lease”), dated as of January 31, 1997, pursuant to which Tenant has agreed to lease from owner, and Owner has agreed to lease to Tenant, the Premises described therein on the terms and conditions thereof. A Work Letter with respect to Landlord’s and Tenant’s respective obligations to complete Base Building Improvements and Tenant Improvements on the Premises is attached to the Lease as Exhibit D (the “Work Letter”).

B.            Tenant and Landlord now desire to amend the Lease (including the Work Letter) in accordance with this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the adequacy of which is hereby acknowledged by the parties. Tenant and Landlord hereby agree as follows:

1.             Amendment to Exhibit F. Exhibit F to the Lease is hereby amended to change the Initial Window Date with respect to the Condition “Acquisition of Phase I” to 4/15/97.

2.             Amendment to Work Letter. Paragraph 10 of the Work Letter is hereby amended to provide that Landlord’s and Tenant’s respective architects shall be required to maintain Commercial, General Liability insurance in the form required in such paragraph but with a combined single limit of not lees than one million Dollars ($1,000,000). The requirements with respect to Commercial General Liability insurance carried by Landlord’s and Tenant’s respective contractors shall not be revised by this amendment.

3.             Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease and Work Letter.

4.             Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

5.             No Other Amendments. Except as amended hereby, the terms of the Lease and Work Letter, including all exhibits and schedules attached thereto, shall remain unmodified and in full force and effect.

1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

NETSCAPE COMMUNICATIONS CORPORATION,
a Delaware corporation

By:
Its:
Director of Real Estate and Facilities

LANDLORD:

464 Ellis Street Associates, L.P.,
a California limited partnership

By:	Cañada Corp.,
a California corporation,
Its General

By:
Its:

By:	Virginia Land Company, Inc.,
a California corporation,
Its General Partner

By:
Its:

2

SECOND AMENDMENT TO

LEASE AGREEMENT (PHASE I)

This Second Amendment to Lease Agreement (Phase I) (this “Amendment”) is entered into as of April 15, 1997, by and between Netscape Communications Corporation, a Delaware corporation (“Tenant”), and 464 Ellie Street Associates, L.P., a California Limited partnership (“Landlord”).

RECITALS

A.            Tenant and Landlord have entered into that certain Lease Agreement (Phase 7), dated as of January 31, 1997, as amended by that certain First Amendment to Lease Agreement (Phase I), dated as of March 31, 1997 (as so amended, the “Lease”).

B.            Tenant and Landlord now desire to further amend the Lease in accordance with this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged by the :parties, Tenant and Landlord hereby agree as follow s:

1.             Amendment to Exhibit F. Exhibit F to the Lease is hereby amended to change the Initial Window Date With respect to the Condition “Acquisition of Phase I” to 4/30/97.

2.             Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease.

3.             Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.             No Other Amendments. Except as amended hereby, the terms of the Lease, including all exhibits and schedules attached thereto, shall remain unmodified and in full force and effect.

1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

NETSCAPE COMMUNICATIONS CORPORATION,
a Delaware corporation

By:	/s/ signatory
Its:	signatory
Director of Real Estate and Facilities

LANDLORD:

464 Ellis Street Associates, L.P.,
a California limited partnership

By:	Cañada Corp.,
a California corporation,
Its General

	By:	/s/ signatory
	Its:	signatory

By:	Virginia Land Company, Inc.,
a California corporation,
Its General Partner

	By:	/s/ signatory
	Its:	/s/ signatory

2

THIRD AMENDMENT TO LEASE AGREEMENT (PRASE 1)

This Third Amendment to Lease Agreement (Phase I) (this “Amendment”) is entered into as of April 30, 1997, by and between Netscape Communications Corporation, a Delaware corporation (“Tenant”), and 454 Ellis Street Associates, L.P., a California limited partnership (“Landlord”).

RECITALS

A.            Tenant and Landlord have entered into that certain Lease Agreement (Phase I), dated as of January 31, 1997, as amended by that certain First Amendment to Lease Agreement (Phase I), dated as of March 31, 1997, and by that certain Second Amendment to Lease Agreement (Phase I), dated as of April 15, 1997 (as so amended, the “Lease”).

B.            Tenant and Landlord now desire to further amend the Lease in accordance with this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged by the parties. Tenant and Landlord hereby agree as follows:

1.             Amendment to Exhibit F. Exhibit F to the Lease is hereby amended to change the Initial Window Date with respect co the Condition “Acquisition of Phase I” to S/15/97.

2.             Defined Terms. All capitalized terms used In this Amendment and not defined herein shall have the meanings set forth in the Lease.

3.             Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

4.             Other Amendments. Except as amended hereby, the terms of the Lease, including all exhibits and schedules attached thereto, shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

NETSCAPE COMMUNICATIONS CORPORATION,
a Delaware corporation

By:	/s/ signatory
Its:	signatory
Director of Real Estate and Facilities

LANDLORD:

464 Ellis Street Associates, L.P.,
a California limited partnership

By:	Cañada Corp.,
a California corporation,
Its General

	By:	/s/ signatory
	Its:	signatory

By:	Virginia Land Company, Inc.,
a California corporation,
Its General Partner

	By:	/s/ signatory
	Its:	/s/ signatory

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EXHIBIT B

SUBLEASE

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Sublease”) is made and entered into this 28th day of February, 2005, by and between NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation (hereinafter referred to as the “Sublandlord”), and MERCURY INTERACTIVE CORPORATION, a Delaware corporation (hereinafter referred to as the “Subtenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Lease Agreement by and between 464 Ellis Street Associates, L.P. (the “Prime Landlord”) and Sublandlord, dated as of January 31, 1997 (the “Prime Lease”), Sublandlord presently leases three (3) separate, adjacent buildings having addresses at 464 Ellis Street (“Building 20”), 466 Ellis Street (“Building 21”) & 468 Ellis Street (“Building 22”), Mountain View, California (collectively, “Phase I”);

WHEREAS, Subtenant desires to sublease from Sublandlord the entirety of Phase I including each of the following buildings (each a “Building”): (i) the entirety of Building 20, which contains approximately sixty four thousand one hundred eight (64,108) rentable square feet of office space (the “Building 20 Premises”), (ii) the entirety of Building 21 which contains approximately seventy five thousand two hundred thirty three (75,233) rentable square feet of office space (the “Building 21 Premises”), and (iii) the entirety of Building 22, which contains approximately 55,662 rentable square feet, including (a) approximately 15,400 rentable square feet of office space located on the 2nd floor of the Building (“Building 22 Office Space”), (b) approximately 25,775 rentable square feet of cafeteria and kitchen area (“Cafeteria Space”); and (c) approximately 14,487 rentable square feet of fitness center space (“Fitness Center Space”) (collectively, the “Building 22 Premises”). The Building 20 Premises, Building 21 Premises, and Building 22 Premises shall be referred to hereinafter collectively as the “Demised Premises”. Capitalized terms used in this Sublease but not otherwise defined shall have the meaning ascribed to such terms in the Prime Lease;

WHEREAS, Sublandlord and Subtenant acknowledge that they are parties to that certain Side Agreement, dated as of December 15, 2003 (“Side Agreement”), pursuant to which, among other things, Subtenant currently has certain rights to use the Cafeteria and Fitness Center located in Building 22. The Side Agreement superseded that certain Agreement of Sublease, dated as of October 21, 2003 (“Phase II Sublease”), pursuant to which Subtenant subleased from Sublandlord the buildings located at 389 Whisman Road, 399 Whisman Road, 369 Whisman Road and 379 Whisman Road (“Phase II Buildings”). As of the date that the Side Agreement became effective, Sublandlord’s master lease for the Phase II Buildings and the Phase II Sublease terminated, and Subtenant’s direct lease with Sublandlord’s landlord for the Phase II Buildings became effective; and

WHEREAS, the Side Agreement shall remain in effect until terminated on April 30, 2005 in accordance with the terms of this Sublease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.             Demised Premises.

a.             Demised Premises Defined. Subject to receipt of Prime Landlord’s written consent to this Sublease in accordance with Section 28 below, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, as more particularly described on the plan attached hereto and made part hereof as Exhibit A. Sublandlord and Subtenant hereby stipulate that the aggregate rentable area of the Demised Premises is one hundred ninety-five thousand three (195,003) rentable square feet and agree that this square footage shall be conclusive for all purposes under this Sublease.

b.             Condition of Premises. Subject to the provisions of this Section 1(b), the Demised Premises are sublet to Subtenant in their “as is” condition existing on the date delivered to Subtenant. Sublandlord shall have no obligation to complete any alterations, improvements, repairs or decorations to the Demised Premises either prior to the time possession is given to Subtenant or during the Term. The foregoing sentence notwithstanding, Sublandlord represents to the best of Sublandlord’s knowledge, all building systems serving the Demised Premises, including without limitation, all (mechanical, electrical, HVAC and life safety systems, and the plumbing systems and fixtures (collectively, “Building Systems”), are in good working condition as of the date hereof, and the Building Systems shall be in good working condition on the date that Sublandlord delivers possession of the Demised Premises to Subtenant pursuant to Section 3 below. In addition, Sublandlord hereby transfers to Subtenant, during the Early Access Period (as defined below) and during the Term, all warranties (to the extent the same are freely transferable) of improvements made by or at the direction of Sublandlord or Prime Landlord, for the benefit of Sublandlord, under the Prime Lease.

c.             Initial Improvements. Subtenant may, at its option and subject to the provisions of the Prime Lease, including, without limitation, Article 8 thereof, complete certain initial improvements to prepare the Demised Premises for Subtenant’s occupancy thereof as described in the Work Letter Agreement attached hereto and made a part hereof as Exhibit B (the “Initial Improvements”), at Subtenant’s sole cost and expense without any contribution or improvement allowance from Sublandlord described in the Work Letter Agreement attached hereto and made a part hereof as Exhibit B); provided, however, Subtenant shall not make or permit anyone to make any Initial Improvements without the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed, and of Prime Landlord in accordance with the Prime Lease. In connection with the foregoing, Subtenant shall submit to Sublandlord, for prior written approval by Sublandlord, which shall not be unreasonably withheld or delayed, and Prime Landlord, complete plans and specifications for any and all Initial Improvements; including, without limitation, schematic designs and work drawings. Any and all costs and expenses associated with the acquisition of cabling, equipment, furniture, security systems, or other personal property for Subtenant or the Demised Premises or the installation or placement of any of the foregoing within the Demised Premises or with the project management for the performance of the Initial Improvements (collectively, “Subtenant’s Personal Property and Services”), shall be paid for by and be the sole responsibility of Subtenant. Sublandlord acknowledges and agrees that Subtenant shall not be required to remove any Initial Improvements upon the expiration or earlier termination of this Sublease unless the removal is required by Prime Landlord or Sublandlord is otherwise obligated to pay Prime

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Landlord the costs of any removal of any Initial Improvements pursuant to Section 8(e) of the Prime Lease.

2.             Term. Provided Sublandlord has received Prime Landlord’s consent to this Sublease in accordance with the Prime Lease and this Sublease, the term of this Sublease (the “Term”) shall be for a period commencing: (a) for Building 22 - May 1, 2005 (the “Building 22 Commencement Date”), and (b) for Buildings 20 and 21 - July 1, 2005 (the “Building 20 and 21 Commencement Date”) (each a “Commencement Date”) and, unless this Sublease is earlier terminated pursuant to its terms or pursuant to the terms of the Prime Lease that are incorporated herein, expiring at midnight (PST) on March 26, 2013 (the “Expiration Date”).

3.             Delivery of Demised Premises.

a.             Early Access. Sublandlord shall deliver the Building 22 Office Space to Subtenant in the condition required by this Sublease promptly following receipt of Prime Landlord’s consent to this Sublease in accordance with Section 28 and, from and after the date on which Sublandlord delivers the Building 22 Office Space to Subtenant (the “Delivery Date”) until the Building 22 Commencement Date, Subtenant shall have the right, subject to Prime Landlord’s prior written consent, to enter the Building 22 Office Space for purposes of moving Subtenant’s personal property into, performing the Initial Improvements to, and otherwise preparing the Building 22 Office Space for Subtenant’s occupancy. In connection with the foregoing, Subtenant acknowledges and agrees that the foregoing early access rights shall be non-exclusive and that Sublandlord will have the right, to perform de-commissioning work in Building 22, and continue operating the Cafeteria and Fitness Center facilities pursuant to Section 19 below, between the date hereof and the Building 22 Commencement Date. All terms and conditions of this Sublease shall apply to Subtenant’s early access prior to the Building 22 Commencement Date except that Base Rent shall not begin to accrue with respect to any particular Building until the Commencement Date for such Building (as defined below), provided Subtenant shall pay, within twenty (20) days after receipt of demand by Sublandlord therefore, all utility costs and other Additional Rent allocable to the Building 22 Office Space during the period commencing on the Delivery Date and expiring on the Building 22 Commencement Date (the “Early Access Period”).

b.             Delivery of the Remainder of the Demised Premises. Subject to receipt of Prime Landlord’s consent to this Sublease in accordance with Section 28, Sublandlord presently anticipates delivering the remainder of the Demised Premises to Subtenant, in the condition required under this Sublease, as follows: (i) the Cafeteria Space and the Fitness Center Space on the Building 22 Commencement Date; and (ii) Buildings 20 and 21 on the Building 20 and 21 Commencement Date. If Sublandlord is unable to deliver possession of the applicable space by such dates, Sublandlord shall not have any liability whatsoever to Subtenant, this Sublease shall not be rendered void or voidable, and, subject to the provisions of Section 3(c) below, Subtenant’s sole remedy in such event will be an extension of the Commencement Date for the applicable space or Building on a day-for-day basis based upon the number of days delay in delivery of such space or Building.

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c.             Outside Termination Date. Notwithstanding the foregoing, in the event Sublandlord fails, as result of occurrences other than a Subtenant default hereunder or Force Majeure Events, to deliver all Buildings comprising the Demised Premises to Subtenant on or before December 31, 2005 (the “Outside Termination Date”), then Subtenant may terminate this Sublease by providing written notice thereof to Sublandlord within ten (10) days after the Outside Termination Date; provided, however, notwithstanding any other provision to the contrary in this Sublease or the Prime Lease, upon any such termination of this Sublease pursuant to this Section 3, all Initial Improvements and other Alterations made by or for Subtenant in the Demised Premises prior to the effective date of such termination (collectively, the “Build-Out Improvements”) shall, unless Sublandlord provides Subtenant written notice otherwise, become the property of Sublandlord and Subtenant shall neither have an obligation nor a right to remove any of the Build-Out Improvements upon such termination of this Sublease. In addition, Subtenant shall assign any and all contracts for the design or construction of the Build-Out Improvements and for engineering or construction management services relating thereto (collectively, the “Build-Out Contracts”), to the extent assignable, to Sublandlord, along with any and all plans, specifications, designs, drawings, reports, and other work product produced in connection with any such contracts (collectively, the “Build-Out Work Product”). In connection with the foregoing, Subtenant shall use good-faith, diligent efforts to obtain a right to freely assign each of the Build-Out Contracts and all Build-Out Work Product pursuant to the terms of such contracts. Immediately prior to any termination of this Sublease pursuant to this Section 3, and as a condition precedent to the effectiveness of such termination, Subtenant agrees to deliver to Sublandlord originals of all fully-executed Build-Out Contracts and of all Build-Out Work Product and to assign, to the extent assignable, all such Build-Out Contracts and Build-Out Work Product to Sublandlord as of the effective date of such termination.

4.             Use. Subtenant shall use and occupy the Demised Premises solely for office, distribution, research, development, and/or light manufacturing, and for no other purpose, pursuant to and in accordance with the Prime Lease. In addition, subject to obtaining Prime Landlord’s prior written consent, Sublandlord also agrees that Subtenant may use the Demised Premises for customer training and sales presentations purposes.

5.             Base Rent. From and after the Commencement Date for each Building and throughout the Term, Subtenant shall pay, as base rent for the Demised Premises, in advance and in lawful currency of the United States on or before the first day of each calendar month, without deduction or offset, in the amounts set forth below (“Base Rent”):

Term	Rental Rate/SF/Month-NNN

May 1, 2005 - June 30, 2005

July 1, 2005 - April 30, 2006

May 1, 2006 - April 30, 2007

May 1, 2007- April 30, 2008

May, 1 2008 - April 30, 2009

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May 1, 2009 - April 30, 2010

May 1, 2010 - April 30, 2011

May 1, 2011 - April 30 2012

May 1, 2012 - March 26, 2013

* Subtenant will pay said Base Rent to Sublandlord or to such other party as Sublandlord may designate at its address set forth in Section 22 below, or at such other address as Sublandlord may hereafter designate in writing.

6.             Additional Rent. Commencing on the earlier of: (i) the Delivery Date for each Building or (ii) the Commencement Date for the applicable Building, Subtenant shall pay to Sublandlord, as additional rent (“Additional Rent”), all Additional Charges (as defined in the Prime Lease), including but not limited to Real Estate Taxes, Expenses, and all other such amounts payable by Sublandlord under the Prime Lease allocable to such Building, and, following the Building 20 and 21 Commencement Date for the entire Demised Premises (excluding Specific Default Charges). As used herein, “Specific Default Charges” shall mean, to the extent not caused in whole or in part by Subtenant’s default hereunder, any amounts resulting solely from a default by Sublandlord under the Prime Lease and identified in a notice of default delivered by Prime Landlord to Sublandlord, which amounts may include, without limitation, any late fees or interest payable by Sublandlord pursuant to Section 4(e) of the Prime Lease. Without limiting the generality of the foregoing, Subtenant shall pay to Sublandlord, as Additional Rent, all charges for (i) alterations (excluding charges for alterations made by Sublandlord prior to the date hereof), (ii) all amounts payable to by Subtenant pursuant to Section 2(c) of the Work Letter Agreement attached as Exhibit B hereto, (iii) any additional services provided to the Demised Premises or otherwise in connection with the Prime Lease, including, without limitation, charges and fees for after-hours heating and air conditioning services, if any, and (iv) all costs for electricity consumed at the Demised Premises. Sublandlord shall provide Subtenant with copies of all relevant statements and bills received by Sublandlord pursuant to the applicable provisions of the Prime Lease. Subtenant shall pay one-twelfth of the annual Expenses and Real Property Taxes, as defined and estimated pursuant to Article 4 of the Prime Lease, to Sublandlord together with each monthly payment of Base Rent subject to annual reconciliation in accordance with Section 4(c)(3) of the Prime Lease. Notwithstanding the foregoing, if the Prime Lease requires Sublandlord to pay Expenses or Real Estate Taxes other than on a monthly basis based on estimates of such costs, Subtenant shall make payments of each element of Expenses or Real Estate Taxes on the later of (i) two (2) business days prior to the date on which Sublandlord is obligated to pay the applicable sum under the Prime Lease (only if the applicable element of Expenses and/or Real Estate Taxes is payable by Sublandlord under the Prime Lease), or (ii) twenty (20) business days after receipt of a statement from Sublandlord setting forth the amount of Real Estate Taxes and/or Expenses due. Subtenant shall pay all other Additional Rent within twenty (20) business days after receipt of an invoice therefore from Sublandlord. Subtenant’s obligation to pay Additional Rent shall survive the expiration or earlier termination of this Sublease.

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7.             Furniture. During the Term, Subtenant may use the furniture, including, without limitation, the work stations, and office and conference room tables and chairs, owned by Sublandlord and existing in the Demised Premises as of the Commencement Date, all as more particularly described in Exhibit D hereto (the “Furniture”), at no additional cost or expense to Subtenant. Without limiting the generality of the foregoing, “Furniture” shall also include the cables connecting each desktop area within the Demised Premises to the central computer room, including all related patch panels and the racks upon which such patch panels are situated, but excluding Sublandlord’s telephone switches and other telephone and computer equipment. Subtenant shall be responsible for, the maintenance and repair of the Furniture during the Term, but Sublandlord shall pay the personal property taxes with respect thereto. Provided no default, beyond applicable notice and cure periods, under the terms of this Sublease is then-existing, Subtenant shall have an option, exercisable by delivering written notice thereof to Sublandlord no later than the date that is sixty (60) days before the Expiration Date, to purchase, for $10.00, the Furniture on an “as-is”, “where-is” basis, without warranty, except as to ownership free and clear of all liens created by or through Sublandlord based on the best of Sublandlord’s then-current knowledge, upon expiration of the Prime Lease, pursuant to the terms of a bill of sale reasonably acceptable to both parties. Otherwise, Subtenant shall remove and return the Furniture to Sublandlord upon the expiration or earlier termination of this Sublease, or, at Sublandlord’s option in the event this Sublease terminates prior to the Expiration Date, surrender the Furniture to Sublandlord at the Demised Premises in its then existing and configured condition.

8.             Security.

a.             Phase I Security System. On the Phase 22 Building Commencement Date, Sublandlord shall transfer to Subtenant all of Sublandlord’s right, title and interest in and to the electronic card reader system and security cameras currently serving the Demised Premises (the “Phase I Security System”) for the sum of $1.00. Such transfer will be on an “as-is” “where-is” basis, without warranty except as to ownership free and clear of all liens based on the best of Sublandlord’s then-current knowledge, and, in confirmation of the foregoing, Sublandlord will deliver to Subtenant a fully executed bill of sale in substantially the form of Exhibit G attached hereto. Subject to the terms of the Prime Lease, Subtenant may, in its sole discretion, determine the vendor or vendors it will use in connection with the operation, maintenance, and repair of the Phase I Security System or any other security system used by Subtenant as permitted hereunder (any such new security system, a “New Security System”). On the Building 22 Commencement Date, Subtenant shall at Subtenant’s cost, provide access cards to Sublandlord and its employees, and any other subtenant of Sublandlord occupying space in the buildings listed on Exhibit E attached hereto and such subtenants’ permitted assignees or sub-subtenants (such third parties collectively “Access Parties”), for use in connection with the Cafeteria (as defined in Section 19 below) and/or the Fitness Center (as defined in Section 19 below), in each case pursuant to and in accordance with Section 19 below. Within fifteen (15) days after the Building 22 Commencement Date, Sublandlord shall provide Subtenant with a list of all individuals or Access Parties to whom Sublandlord has provided or intends to provide active access cards and the corresponding code numbers of the cards held by each individual or Access Party. Sublandlord agrees to promptly provide Subtenant with reasonable notice of any changes to the information on such list. Additionally, Sublandlord shall obtain from the Access Parties and deliver to Subtenant, a similar list of all individuals to whom such Access Parties

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have provided or intend to provide access cards and will promptly forward any updated information received from such Access Parties to Subtenant. Subtenant shall be solely responsible and liable for the operation of the Phase I Security System and for any failure in the performance of such system or any other New Security System. Notwithstanding the foregoing, Subtenant will permit Sublandlord, its agents, and representatives, to enter the Demised Premises, without charge therefor to Sublandlord and without diminution of the rent payable by Subtenant, (i) to examine, inspect and protect the Demised Premises, and (ii) to otherwise comply with and carry out Sublandlord’s obligations under the Prime Lease. In connection with any such entry, Sublandlord shall (A) use commercially reasonable efforts to minimize the disruption to Subtenant’s use of the Demised Premises, and (B) give Tenant reasonable advance written or email notice of such entry which shall not be less than twenty-four (24) hours advanced notice (except in the event of an emergency). Subtenant may, at its option, require that Sublandlord be accompanied by a representative of Subtenant during any such entry (except in the case of emergency).

b.             Security System for Phase II Buildings. Effective as of the Building 22 Commencement Date, Sublandlord shall transfer to Subtenant all of Sublandlord’s right, title and interest in and to the Phase II security system as described in Section 4 of the Side Agreement (the “Phase II Security System”) for the sum of $1.00. Such transfer will be on an “as-is” “where-is” basis, without warranty except as to ownership free and clear of all liens based on the best of Sublandlord’s then-current knowledge, and, in confirmation of the foregoing, Sublandlord will deliver to Subtenant a fully executed bill of sale in substantially the form of Exhibit G attached hereto.

9.             Obligations Under the Prime Lease.

a.             Incorporation of Prime Lease. This Sublease and Subtenant’s rights under this Sublease shall at all times be subject to and is made upon all of the terms, covenants, and conditions of the Prime Lease, with the same force and effect as if fully set forth herein at length, and except as otherwise expressly provided for in this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. The parties specifically agree that any provisions relating to any construction obligations of “Prime Landlord” under the Prime Lease, are hereby deleted; provided, however, the foregoing provision shall in no way be construed as limiting Sublandlord’s obligation to use commercially reasonable, good faith efforts to be enforce, pursuant to Section 9(b) below, the obligations of Prime Landlord under the Prime Lease, including, without limitation, the obligations of Prime Landlord set forth in Section 8(a) of the Prime Lease. For the purposes of this Sublease and for purposes of the Prime Lease as applied to the Subtenant, all references to the Premises in the Prime Lease shall be deemed to refer only to the Demised Premises, all references to the “Term” or “initial Term” therein all refer to the Term under this Sublease, all references to “Landlord” therein shall, except as provided otherwise herein and subject to the first sentence of Section 9(b) of this Sublease, refer to Sublandlord, excluding any such references to “Landlord” under Article 40 of the Prime Lease and further excluding any liabilities assumed by Landlord under the Prime Lease that are not expressly assumed by Sublandlord hereunder; and all references to “Tenant” therein shall refer to Subtenant except as expressly set forth herein. In addition, all representations, warranties, and obligations of Tenant

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with respect to “Tenant Improvements” under the Prime Lease shall be deemed to be representations, warranties, and obligations of Subtenant with respect to the “Initial Improvements” under this Sublease. Notwithstanding the foregoing, the following provisions of the Prime Lease are hereby expressly excluded and shall not be incorporated in this Sublease: Basic Lease Information pertaining to Tenant, Tenant’s Address, the permitted uses of the Demised Premises, Scheduled Occupancy Date, Scheduled Rent Commencement Date, Expiration Date, Monthly Base Rent, Base Rent Adjustments, Security Deposit, Broker and Broker’s Fees; Sections 1(b); 3 (except that the definition of “Occupancy Date” in Section 3(a) is incorporated herein, all but the first three (3) sentences of Section 3(b) are incorporated herein but are subject to the limitations set forth in Section 9(b) of this Sublease; Section 4(b); subsection (iii) in Section 13, subsection (iii) in Section 21(a); 21(b); 21(e)(2); 34; 38, 39; 40(d), 43, 44, and Exhibit “D”. In addition, (1) references to “Tenant” in the first sentence of Section 4(a)(1) shall mean only Sublandlord; and (2) references to “Landlord” in Section 1(d), Section 5 (with respect only to “Landlord’s” assumption of the management of the Premises and Common Area), Section 8(a), Section 9 (with respect only to Landlord’s maintenance, repair and replacement obligations but not with respect to the limitations on Landlord’s liability set forth in Section 9(f) of the Prime Lease), Section 12(e), Section 17 and Section 23 shall mean only Prime Landlord. Finally, in addition, for purposes of this Sublease, the reference to “Occupancy Date”, as first described in Section 3(a) of the Prime Lease, and used throughout the Prime Lease, shall mean the Delivery Date with respect to the Building 22 Office Space and, with respect to the remainder of the Demised Premises, the date on which Sublandlord delivers the remainder of the Demised Premises to Subtenant in accordance with the terms of this Sublease. Further, notwithstanding the foregoing, all grace periods specified in the Prime Lease shall, for purposes of determining compliance by Subtenant with the provisions hereof, be each reduced by (i) three (3) days for all grace periods ten (10) days or longer, (ii) two (2) days for all grace periods less than ten (10) days and longer than five (5) days, and (iii) one (1) day for all grace periods of five (5) days or shorter. Sublandlord shall have all of the rights of Prime Landlord under the Prime Lease as against Subtenant. Anything in the Prime Lease to the contrary notwithstanding, and excluding Sublandlord’s indemnity obligations under Section 11 hereof, the liability of Sublandlord for its obligations under this Sublease shall in no event exceed (i) the aggregate of all Base Rent payable by Subtenant hereunder during the twenty-four (24) month period immediately preceding the applicable event giving rise to such Sublandlord liability, or (ii) if twenty-four (24) months have not passed at the time of such event, the calculation of the twenty-four (24) month aggregate of all Base Rent payable by Subtenant shall be based on the Base Rent payable by Subtenant during the month in which such event occurs. No personal liability shall at any time be asserted or enforceable against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.

b.             Sublandlord’s Obligations. Sublandlord does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Prime Lease on the part of Prime Landlord to be performed. In the event Prime Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Prime Lease on its part to be performed, Sublandlord shall have no liability to Subtenant. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall use commercially reasonable, good-faith efforts to enforce the obligations of Prime Landlord under the Prime Lease, and such efforts shall include, without limitation: (i) upon Subtenant’s written

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request, notifying Prime Landlord of any nonperformance under the Prime Lease and requesting that Prime Landlord perform its obligations thereunder; and (ii) after the time for Prime Landlord to cure a breach has expired, cooperating with Subtenant, at Subtenant’s sole cost and expense, to enforce Prime Landlord’s obligations, which cooperation shall include, in cases of any uncured breach by Prime Landlord that, in Subtenant’s reasonable opinion, materially impairs the conduct of Subtenant’s business operations within the Demised Premises, instituting legal proceedings so long as Subtenant is not in default, beyond any applicable notice and cure periods, of its payment obligations under this Section 9(b), in the name of Subtenant with legal counsel selected by Sublandlord and reasonably approved by Subtenant, to enforce the aforesaid unperformed, material Prime Landlord obligation under the Prime Lease (including executing such documents as may be reasonably required by such legal counsel). Sublandlord and Subtenant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Sublandlord and Subtenant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance of the aforesaid unperformed, material Prime Landlord obligation under the Prime Lease, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action may materially and adversely affect the other party’s rights or obligations under the Prime Lease or Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned, or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Sublandlord at the request of Subtenant shall be paid to Sublandlord by Subtenant, as Additional Rent, upon Sublandlord’s delivery to Subtenant of reasonably detailed invoices therefor. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance of the aforesaid unperformed, material Prime Landlord obligation under the Prime Lease, such dispute shall be resolved by arbitration as set forth in Article 41 of the Prime Lease. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs, expenses, claims, counter-claims, cross-claims, losses, and liabilities incurred by Sublandlord in connection with any initiation of litigation by Sublandlord pursuant to the foregoing provisions, except to the extent such litigation is caused by Sublandlord’s default under this Sublease or, to the extent not caused by Subtenant, by Sublandlord’s default under the Prime Lease. The execution of this Sublease and Prime Landlord’s consent thereto, shall not relieve Sublandlord of any of its obligations to Prime Landlord under the Prime Lease. A copy of the Prime Lease is attached hereto and made a part hereof as Exhibit C.

10.          Insurance. Subtenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance required by Article 12 of the Prime Lease. Subtenant shall deliver to Sublandlord certificates of such insurance at the beginning of the term of this Sublease. All such insurance policies shall name Sublandlord and Prime Landlord and any other entity named in Article 12 of the Prime Lease as additional insureds, as their interests may appear.

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11.          Liability for Hazardous Materials.

a.             Obligations. Pursuant to Article 40, of the Prime Lease, Subtenant is aware that the Demised Premises are subject to remediation orders issued by the U.S. Environmental Protection Agency (“EPA”) as set forth on Exhibit L to the Prime Lease. Subtenant acknowledges receipt of copies of the reports listed on Schedule 1 to such Exhibit L and has been provided sufficient opportunity to review the additional reports listed on Schedule 2 to such Exhibit L. Subtenant agrees to comply with all obligations of “Tenant” under such Article 40, including, without limitation, the restrictions and disclosure requirements set forth in Section 40(f) and, for the avoidance of doubt, Subtenant acknowledges and agrees that all limitations on the rights of “Tenant” under Article 40 of the Prime Lease shall apply to and similarly limit the rights of Subtenant hereunder. Subtenant releases Sublandlord and Prime Landlord from any liability for, and waives all claims against Sublandlord and Prime Landlord, and shall indemnify, defend and hold harmless Sublandlord, its agents, servants, contractors and employees, and all Landlord Parties (as defined in the Prime Lease) against any and all claims, suits, loss, costs and other liabilities described in and subject to Section 40(b) of the Prime Lease.

b.             Prime Landlord Indemnity. Sublandlord shall defend, (with counsel reasonably acceptable to Subtenant) indemnify and hold Subtenant harmless, to the extent Subtenant incurs any loss, cost, or liability or is subject to any third party claim or regulatory order, that Prime Landlord indemnifies Sublandlord for under Section 40(c) of the Prime Lease. Sublandlord hereby agrees to use diligent, good-faith efforts, so long as Subtenant is not in default, beyond any applicable notice and cure periods, of its payment obligations under this Section 11(b), to enforce such indemnity obligations, which efforts shall include, without limitation, where reasonably necessary, the commencement and/or prosecution of litigation. Sublandlord and Subtenant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Sublandlord and Subtenant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance of the aforesaid indemnity obligation of Prime Landlord under Section 40(c) of the Prime Lease, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action may materially and adversely affect the other party’s rights or obligations under the Prime Lease or this Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned, or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Sublandlord hereunder (shall be paid to Sublandlord by Subtenant, as Additional Rent, upon Sublandlord’s delivery to Subtenant of reasonably detailed invoices therefor. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance of the aforesaid indemnity obligation of Prime Landlord under Section 40(c) of the Prime Lease, such dispute shall be resolved by arbitration as set forth in Article 41 of the Prime Lease. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs, expenses, claims, counter-claims, cross-claims, losses, and liabilities incurred by Sublandlord in connection with any initiation of litigation by Sublandlord pursuant to the foregoing provision, except to the extent such litigation is caused by Sublandlord’s default under

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this Sublease or, to the extent not caused by Subtenant, by Sublandlord’s default under the Prime Lease. Notwithstanding the foregoing, in the event Prime Landlord extends the indemnity rights granted under Section 40(c) of the Prime Lease to Subtenant pursuant to a written agreement, Sublandlord’s indemnity obligations under this Section 11(b) shall automatically terminate and be of no further force or effect.

c.             Seller Indemnity. Sublandlord shall defend, (with counsel reasonably acceptable to Subtenant) indemnify and hold Subtenant harmless, to the extent Subtenant incurs any loss, cost, or liability or is subject to any third party claim or regulatory order that Seller indemnifies Sublandlord for under the Seller Indemnity described in Section 40(d) of the Prime Lease. Sublandlord hereby agrees to use diligent, good-faith efforts, so long as Subtenant is not in default, beyond any applicable notice and cure periods, of its payment obligations under this Section 11(c), to enforce such indemnity obligations, which efforts shall include, without limitation, where reasonably necessary, the commencement and/or prosecution of litigation. Sublandlord and Subtenant shall be entitled to jointly control the conduct of the litigation; provided, however that in the conduct of any such litigation, both Sublandlord and Subtenant shall have an obligation to act in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure performance of the aforesaid indemnity obligation of Seller under the Seller Indemnity, provided no action, including settlement, may be taken or required by either party in connection with such litigation to the extent such action may materially and adversely affect the other party’s rights or obligations under the Prime Lease or Sublease without such other party’s consent, which shall not be unreasonably withheld, conditioned; or delayed. All costs incurred in connection with any enforcement action (including reasonable attorneys’ fees and consultant and expert witness fees) undertaken by Sublandlord hereunder shall be paid to Sublandlord by Subtenant, as Additional Rent, upon Sublandlord’s delivery to Subtenant of reasonably detailed invoices therefore. In the event of any dispute regarding responsibility for payment of such costs, or any dispute regarding whether either party is acting in a commercially reasonable manner and with the goal of employing a strategy which is designed to secure, subject to the conditions above, performance of the aforesaid indemnity obligation of Seller under the Seller Indemnity, such dispute be resolved by arbitration as set forth in Article 41 of the Prime Lease. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs, expenses, claims, counter-claims, cross-claims, losses, and liabilities incurred by Sublandlord in connection with any initiation of litigation by Sublandlord pursuant to the foregoing provisions, except to the extent such litigation is caused by Sublandlord’s default under this Sublease or, to the extent not caused by Subtenant, by Sublandlord’s default under the Prime Lease. Notwithstanding the foregoing, in the event Seller extends the indemnity rights granted in the Seller Indemnity to Subtenant pursuant to a written agreement, Sublandlord’s indemnity obligations under this Section 10(c) shall automatically terminate and be of no further force or effect.

d.             Sublandlord’s Indemnity. Sublandlord shall indemnify, defend (with counsel reasonably acceptable to Subtenant), and hold Subtenant harmless from and against any loss, cost, liability, or any third party claim or regulatory order to the extent arising from or in connection with the use, generation, treatment, storage, disposal or discharge of Hazardous Materials by Sublandlord, its agents, employees, or contractors in violation of any Environmental Law.

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12.          Security Deposit.

a.             Form of Security Deposit. Within five (5) days of the execution and delivery of this Sublease, Subtenant shall deliver to Sublandlord as collateral security (and not prepaid rent) for the payment by Subtenant of all Base Rent and Additional Rent due hereunder and the performance by Subtenant of all other obligations, covenants and agreements set forth in this Sublease a security deposit in the amount of                                             (the “Security Deposit”) in the form of an unconditional, irrevocable letter of credit (“LOC’). At any time during the Term, Subtenant shall have the right to replace the LOC with a cash security deposit in the required amount, and within three (3) business days after the receipt of such cash security deposit by Sublandlord, Sublandlord shall return the LOC, undrawn, to Subtenant.

b.             Letter of Credit Security Deposit. Any such LOC shall be issued by an LOC Bank (as hereinafter defined) selected by Subtenant and reasonably acceptable to Sublandlord. An LOC Bank is a bank that accepts deposits, maintains accounts, has an office in the City of Mountain View, California that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Subtenant represents and warrants that, at the time of issuance of any LOC hereunder by Wells Fargo Bank, such bank shall be an LOC Bank. Accordingly, Sublandlord hereby acknowledges and agrees that Wells Fargo Bank is an acceptable LOC Bank. Subtenant shall pay all expenses, points or fees incurred to obtain the LOC. The LOC shall provide that drafts will be honored on sight if accompanied by a statement signed by Sublandlord asserting either (i) that Subtenant is in default, beyond applicable notice and cure periods, under this Sublease or that Subtenant is in default under this Sublease and is not entitled to a notice and/or cure period for the applicable default, and that Sublandlord is entitled to draw upon the LOC pursuant to the terms of this Sublease, or (ii) Subtenant failed to renew or replace the LOC at least thirty (30) days prior, to its expiration date. The LOC shall provide that it is freely transferable by Sublandlord, without charge and without recourse, to the assignee or transferee of Sublandlord’s interest in the Demised Premises, and that the LOC Bank will confirm the same to Sublandlord and such assignee or transferee upon request. The LOC shall be automatically renewable on an annual basis, subject to the reduction provisions of the last sentence of Section 12(a) above, during the Term and for thirty (30) days following the expiration or earlier termination of this Sublease. If Subtenant fails to renew or replace any LOC at least thirty (30) days prior to its expiration, Sublandlord may, without prejudice to any other remedy it has and upon ten (10) days’ written notice to Subtenant, draw on all of the LOC and such drawn amount shall be held as a cash Security Deposit.

c.             Rights and Obligations of Parties. If any sum payable by Subtenant to Sublandlord shall be due and owing beyond applicable notice and cure periods, or if Sublandlord makes any payments on behalf of Subtenant due to Subtenant’s default hereunder beyond applicable notice and cure periods, or if Subtenant fails, beyond applicable notice and cure periods, to perform any of its other obligations under this Sublease, then Sublandlord, at its option, and without prejudice to ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

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13.          [MISSING PAGE 14]

14.

15.          Quiet Enjoyment. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the Base Rent and Additional Rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant’s part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the Term of this Sublease, in accordance with the terms, covenants and conditions of this Sublease, but subject to the exceptions, reservations and conditions hereof.

16.          Alterations. Except as expressly provided in Exhibit B attached hereto, Subtenant shall not make any alterations, additions, or other physical changes in or about the Demised Premises without the consent of Sublandlord, which shall not be unreasonably withheld or delayed, and Prime Landlord in accordance with Article 8 of the Prime Lease. Upon the written request of Subtenant in accordance with Section 8(e) of the Prime Lease and prior to the installation of the applicable Initial Improvements or other Alterations hereunder, Sublandlord shall request that Prime Landlord notify Sublandlord of Prime Landlord’s election to require that such Alterations be removed upon expiration or earlier termination of the Prime Lease. If Prime Landlord Delivers Sublandlord a notice of its intent to exercise, or not exercise, such election pursuant Section 8(e) of the Prime Lease, Sublandlord will promptly deliver such notice to Subtenant and such election shall be deemed to be an election by Sublandlord to require Subtenant to remove or not to remove (as stated in Prime Landlord’s election notice) such Alterations upon expiration or earlier termination of this Sublease. Any failure by Prime Landlord to notify Sublandlord of Prime Landlord’s election to require removal of such Alterations shall be deemed Prime Landlord’s election to require such removal of the Alterations pursuant to Section 8(e) of the Prime Lease, and, therefore, shall further be deemed to be an election by Sublandlord to require Subtenant to remove such Alterations upon expiration or earlier termination of this Sublease.

17.          Assignments and Further Subleases.

a.             Restriction on Transfers. Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law, a change of control transaction, or otherwise, without the prior written consent of Prime Landlord in accordance with the Prime Lease, and the consent of Sublandlord, which shall not be unreasonably withheld or delayed. Without limiting Sublandlord’s rights hereunder, Sublandlord shall in no event consent to a proposed sublease for less than a contiguous, full-floor within the Demised Premises. In the event that Subtenant shall be permitted to either assign or sublet the Demised Premises, and excluding any Permitted Transfers hereunder, all Net Profits (as defined in the next sentence) realized from such assignment or sublease shall be split equally between the Sublandlord and the Subtenant, after the Prime Landlord’s share, if any, is deducted out of such amounts pursuant to Section 11(e) of the Prime Lease. As used herein, “Net Profits” shall mean any sums received by Subtenant in excess of the amounts payable by Subtenant to Sublandlord, on a per-square-foot basis, for the applicable term pursuant to this Sublease after deducting from such excess only the actual and reasonable, third-party, out of pocket expenses incurred by

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Subtenant in connection with such assignment or subletting, together with the actual, fair market rental or sales proceeds received by Subtenant that are equitably allocable to the sale or rental of Subtenant’s personal property (but not to the furniture described on Exhibit D or the Initial Improvements) to the assignee or sublessee (all such deducted expenses and proceeds shall be referred to herein as the “Deducted and Unrelated Costs”). All Deducted and Unrelated Costs shall be amortized, on a straight-line basis, over the period commencing on the date such costs are incurred and expiring on the Expiration Date. Subtenant shall use commercially reasonable efforts to provide Sublandlord reasonable advance notice of Subtenant’s calculations of any Net Profits and Deducted and Unrelated Costs but, in all cases, shall have an obligation to provide Sublandlord such calculations on or before the date of delivery to Sublandlord of the assignment or sublease agreement for which Sublandlord’s consent is requested hereunder. As used herein, “change of control transaction” shall mean any transaction or series of transactions resulting in (i) the transfer of control of Subtenant, other than by reason of death, or, (ii) if Subtenant is a corporation, the direct or indirect change in the control of Subtenant or in the ownership by the stockholders or an affiliated group of stockholders of fifty percent (50%) or more of the outstanding stock as of the date of the execution and delivery of this Sublease. As used in this Section 17, “control” means the power to direct or cause the direction of the day-to-day management and policies of a company, whether through the ownership of voting securities, or partnership or membership interests, by contract, by interlocking boards of directors, or otherwise. Notwithstanding anything to the contrary contained in this Sublease, any transfer or issuance of stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ shall not be deemed an assignment, subletting or other transfer of this Sublease or the Demised Premises requiring Sublandlord’s consent for purposes of this Section 17.

b.             Permitted Transfers. Provided Subtenant is not then in default of its obligations under this Sublease and provides Sublandlord no less than thirty (30) days’ prior written notice of the applicable Permitted Transfer, Subtenant shall have the right to assign this Sublease without Sublandlord’s consent (but subject to Prime Landlord’s consent to the extent required under the Prime Lease) pursuant to a Permitted Transfer permitted under Section 11(g) of the Prime Lease. Notwithstanding any such assignment, the original Subtenant shall remain liable for performance and compliance with all of the terms, conditions and provisions of this Sublease. Except as expressly provided otherwise in this Section 17 above, Article 11 of the Prime Lease shall apply to and govern all assignments, and sublettings, encumbrances, and transfers of the Demised Premises or Subtenant’s interest therein, and all attempts to effect the foregoing, it being the intent of the parties that this Section 17 supplements, but does not supersede, Article 11 of the Prime Lease.

c.             Sublandlord’s Right to Transfer. In addition, Subtenant acknowledges and agrees that, as between Sublandlord and Subtenant, Sublandlord shall be entitled to freely assign this Sublease and its interest in the Demised Premises so long as such transfer is not a default under the Prime Lease, and the proposed assignee assumes in writing the obligations of Sublandlord under this Sublease that are based on or arise out of events or conditions occurring on or after the date of any such assignment. In such event, the Sublandlord named herein shall not be liable to Subtenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of any such transfer. Furthermore, Subtenant agrees to attorn to any such transferee upon all the terms and conditions of this Sublease.

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d.             Additional Conditions. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall have no right to terminate this sublease pursuant to Section 11(c) of the Prime Lease, or to recapture the Demised Premises pursuant to Section 11(d) of the Prime Lease. However, nothing in the preceding sentence shall be deemed to modify or terminate Prime Landlord’s rights with respect to Sections 11(c), (d) and (e) of the Prime Lease. For the avoidance of doubt, Sublandlord and Subtenant acknowledge and agree that Subtenant shall have no right to sublease the Demised Premises pursuant to Section 17(h) of the Prime Lease and that such provision is expressly excluded from this Sublease.

18.          Parking.

Subject to and in accordance with Article 36 of the Prime Lease, Subtenant shall be entitled to use, on a non-exclusive basis during the Term, the parking spaces available to Sublandlord within the parking facilities serving Phase I (the “Parking Facilities”). Subtenant and its agents, employees, contractors and invitees shall comply with Article 36 of the Prime Lease and all reasonable rules and regulations promulgated by Sublandlord and Prime Landlord for the safe and orderly functioning of the Parking Facilities.

19.          Cafeteria and Fitness Center Facilities.

a.             Transfer of Operation and Control. Sublandlord will continue operating the existing retail cafeteria facility within the Building 22 Cafeteria Space (the “Cafeteria”), and the fitness center facility located within the Building 22 Fitness Center Space, together with the outdoor volleyball, basketball and hockey courts within Phase I (collectively, the “Fitness Center”) until April 30, 2005 (the “Amenity Transfer Date”) in accordance with the terms of Section 5 of the Side Agreement. The terms of the Side Agreement, including without limitation, Subtenant’s obligation to pay the Monthly Fitness Center Fee as defined in Section 5(b) thereof, shall continue to govern Subtenant’s use of the Cafeteria and Fitness Center through and including the Amenity Transfer Date. Notwithstanding anything to the contrary in the Side Agreement, the Side Agreement shall automatically terminate, and the Side Agreement Term (as defined in the Side Agreement) shall automatically expire at midnight (PST) on the Amenity Transfer Date, without requiring further action on the part of Sublandlord or Subtenant. Prior to the Amenity Transfer Date, Subtenant agrees to cooperate with Sublandlord to ensure that Sublandlord’s third party contracts for the operation of the Cafeteria and Fitness Center are terminated and replaced by Subtenant’s contracts by the Building 22 Commencement Date and facilitate uninterrupted operation of the Cafeteria and Fitness Center. On the Building 22 Commencement Date, Subtenant shall assume control and operation of the Cafeteria and Fitness Center subject to the terms of this Section 19, and Sublandlord shall no longer be required to provide such amenities for the remainder of the Term.

b.             Cafeteria and Fitness Center Equipment. Provided no default, beyond applicable notice and cure periods, then exists under the terms of this Sublease, Sublandlord will convey title to the equipment located within the Cafeteria Space and the Fitness Center Space owned by Sublandlord and used in connection with Cafeteria and Fitness Center operations, all as more particularly described on Exhibit F attached hereto (hereinafter, the “Cafeteria Equipment” and the “Fitness Center Equipment,” as applicable) on the Building 22 Commencement Date at no additional cost to Subtenant. Sublandlord will convey the Cafeteria

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Equipment and Fitness Center Equipment on an “as-is”, “where-is” basis, without warranty, except as to ownership free and clear of all liens created by or through Sublandlord based on the best of Sublandlord’s then-current knowledge, pursuant to the terms of a bill of sale in substantially the form of Exhibit G attached hereto.

c.             Operations During the Amenities Period. During the four (4) year period from and after the Building 22 Commencement Date (the “Amenities Period”), Subtenant shall: (i) continuously operate the Cafeteria and Fitness Center as they currently are being operated by Sublandlord without materially changing the operating hours or making other material modifications to the Cafeteria and Fitness Center operations, and (ii) permit Sublandlord, America Online, Inc. and their respective employees (collectively, the “Sublandlord Parties”), and the Access Parties to access and use the Cafeteria and Fitness Center without charge to the Sublandlord Parties or such Access Parties subject to and in accordance with this Section 19. Notwithstanding the foregoing, Subtenant shall have the right up to two (2) times in any calendar year during the Term, upon forty-eight (48) hours’ prior notice to Sublandlord and the Access Parties, to close the Cafeteria for up to twenty-four (24) hours for Subtenant-only events. Also notwithstanding the foregoing, Subtenant shall have the option, exercisable upon delivery of at least sixty (60) days’ prior written notice to Sublandlord, to close and cease operations of the Fitness Center at any time after the end of the thirty-sixth (36th) month of the Amenities Period. Subtenant’s exercise of the foregoing option is conditioned upon Subtenant paying a termination fee to Sublandlord in the amount of $25,000.00 simultaneously with delivery of written notice of the termination. Subtenant may elect to discontinue operations of the Cafeteria and/or Fitness Center altogether or to limit usage to Subtenant’s employees, officers, directors, consultants, customers and visitors (the “Subtenant Parties”) at any time after the expiration of the Amenities Period without paying a termination fee to Sublandlord. In the event that Subtenant elects to continue operations of the Cafeteria and/or Fitness Center after the Amenities Period expires, the Sublandlord Parties may continue using such facilities subject to Sublandlord and Subtenant agreeing upon mutually acceptable terms and conditions applicable to such use prior to the expiration of the Amenities Period.

d.             Cafeteria. During the Amenities Period, the Sublandlord Parties, and the Access Parties shall have the right to use the Cafeteria on a non-exclusive basis during the Cafeteria’s regular hours of operation. Sublandlord’s employees and the Access Parties shall be required to comply with all reasonable rules and regulations with respect to the Cafeteria, as reasonably promulgated by Subtenant from time to time and shall be responsible for paying for all Cafeteria purchases when ordered. Additionally, the Sublandlord Parties, but not the Access Parties, shall receive a twenty-percent (20%) discount (“Discount”) on all Cafeteria purchases calculated based upon the published and/or public food and beverage prices charged by Subtenant. Subtenant shall have the right to request from the Sublandlord Parties reasonable identification in connection with the granting of the Discount. In addition, the Discount shall not be applicable to catering or to bulk purchases of food requested by the Sublandlord Parties. Except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, employees or contractors, Sublandlord hereby releases Subtenant and agrees to indemnify, defend and hold Subtenant harmless from and against any liability arising from the use of the Cafeteria during the Amenities Period by the Sublandlord Parties (but not the Access Parties), including, without limitation, any claims asserted or caused by the Sublandlord Parties or their invitees.

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e.             Fitness Center and Outdoor Courts. During the Amenities Period, subject to subsection (c) above, up to 100 employees of the Access Parties and up to 450 of the Sublandlord Parties shall have the right to use the Fitness Center on a non-exclusive basis during its regular hours of operation at no additional cost to the Sublandlord Parties. Subtenant shall be permitted to condition the Access Parties’ use of the Fitness Center upon the Access Parties paying a fitness center fee directly to Subtenant in an amount not to exceed the amounts specified for each Access Party on Exhibit E hereto. Sublandlord shall not be liable for payment or collection of such fitness center fees or any costs incurred by Subtenant in connection therewith, but in the event of non-payment of the fitness center fee, Subtenant shall have the right to deny the Access Parties access to the Fitness Center. The Sublandlord Parties and the Access Parties shall be required to comply with all reasonable rules and regulations as promulgated by Subtenant from time to time with respect to the Fitness Center. Except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, employees or contractors, Sublandlord hereby releases Subtenant and agrees to indemnify, defend and hold Subtenant harmless from and against any liability arising from the use of the Fitness Center during the Amenities Period by the Sublandlord Parties (but not the Access Parties), including, without limitation, any claims asserted or caused by the Sublandlord Parties or their invitees.

20.          Signage. Subject to the signage rights granted to Sublandlord, as tenant, under Article 42 of the Prime Lease and to the provisions of Article 8 of the Prime Lease, Subtenant shall have the right, at Subtenant’s sole cost and expense, to install and display its company name on the exterior of each Building, the entry doors of each Building, and within the lobby of each Building, in each case, subject to the terms of the Prime Lease and provided Subtenant has obtained the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed, and Prime Landlord pursuant to the provisions of the Prime Lease, including, without limitation, Article 42 thereof.

21.          Compliance. Subtenant covenants and agrees that Subtenant will not do anything which would constitute a default under the Prime Lease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease and which would constitute a default under the Prime Lease.

22.          Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be in accordance with the provisions of the Prime Lease, addressed:

In the case of Subtenant, prior to the Commencement Date, to:

Mercury Interactive Corporation

379 N. Whisman Road

Mountain View, California

Attn: Vice President and General Counsel

Fax: 650/584-3572

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In the case of Sublandlord, to:

c/o America Online, Inc.

22110 Pacific Boulevard

Dulles, Virginia 20166

Attn: Director of Real Estate

Fax: 703/265-1509

With a copy (default notices only) to:

c/o America Online, Inc.

22000 AOL Way

Dulles, Virginia 20166-9323

Attn: Legal Department

Fax: 703/265-1008

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received.

23.          Indemnity.

a.             Sublandlord’s Indemnity. Sublandlord agrees to perform its obligations to Prime Landlord under the Prime Lease (to the extent those obligations are not made the obligation of Subtenant hereunder and to the extent such performance is not adversely affected by a Subtenant default hereunder), including, without limitation, the obligation to pay all rent required to be paid by “Tenant” to Prime Landlord in accordance with the terms of the Prime Lease, in order to keep the Prime Lease in full force and effect during the entire Term of this Sublease; subject, however, to any earlier Termination of the Prime Lease not caused by Sublandlord or caused by Subtenant. Sublandlord shall promptly provide Subtenant copies of all default notices relative to the Demised Premises received by Sublandlord from Prime Landlord during the Term. Further, in addition to Sublandlord’s other indemnification obligations hereunder, Sublandlord agrees to indemnify, defend and hold Subtenant free and harmless from and against any and all claims and related liabilities, judgments, causes of action, damages (including reasonable attorneys’ fees), costs and expenses incurred by or claimed against Subtenant to the extent arising out of (i) any default by Sublandlord under this Sublease (through no fault of Subtenant); (ii) any default by Sublandlord of Sublandlord’s remaining obligations under the Prime Lease (through no fault of Subtenant); and/or (iii) the gross negligence or willful misconduct of Sublandlord or any of its agents, employees or contractors. Subtenant shall provide notice to Sublandlord of any claim for which it is seeking indemnification hereunder promptly after it actually becomes aware of such claim, and Sublandlord shall defend such claim with counsel reasonably acceptable to Subtenant. Subtenant shall, at Sublandlord’s sole cost and expense, cooperate with Sublandlord in the prosecution of such defense.

b.             Subtenant’s indemnity. Subtenant agrees (i) to comply with all provisions of this Sublease and, to the extent incorporated into this Sublease, the Prime Lease;

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and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Prime Lease with respect to the Demised Premises to the extent incorporated herein. In addition to Subtenant’s other indemnification obligations hereunder, Subtenant shall indemnify, defend, and hold Sublandlord free and harmless from and against any and all claims and related liabilities, judgments, causes of action, damages (including reasonable attorneys’ fees), costs and expenses incurred by or claimed against Sublandlord to the extent arising out of (i) any default by Subtenant under this Sublease (through no fault of Sublandlord); (ii) any default by Subtenant under the Prime Lease (through no fault of Sublandlord), to the extent incorporated into this Sublease; (iii) the gross negligence of willful misconduct of Subtenant or any of its agents, employees, contractors or invitees, and/or (iv) any accident, injury, or damage to any person or property occurring on or after the Delivery Date within the Demised Premises, except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, or contractors. Sublandlord shall provide notice to Subtenant of any claim for which it is seeking indemnification hereunder promptly after it actually becomes aware of such claim, and Subtenant shall defend such claim with counsel reasonably acceptable to Sublandlord. Sublandlord shall, at Subtenant’s sole cost and expense, cooperate with Subtenant in the prosecution of such defense.

The indemnification obligations set forth in this Section and elsewhere in this Sublease (and the Prime Lease to the extent incorporated herein) shall survive the expiration or earlier termination of this Sublease, and no indemnification set forth in this Sublease or, as between Sublandlord and Subtenant, the Prime Lease, shall include the obligation to indemnify either for punitive damages or, (excluding the indemnification set forth in Section 25 below), for consequential damages (e.g., lost profits or lost business opportunity). In addition, except as expressly provided otherwise in this Sublease, neither party shall have any liability to the other party hereunder for any indirect, consequential, or punitive damages. Subtenant covenants and agrees that Subtenant will not do anything which would constitute a default under the Prime Lease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease and which would constitute a default under the Prime Lease.

24.          Surrender. Not later than the Expiration Date, Subtenant shall quit and surrender to Sublandlord the Demised Premises, broom clean and in as good order and condition as they were on the Commencement Date and, to the extent excepted under the Prime Lease, excepting ordinary wear and tear, acts of God, casualty, condemnation, and alterations with respect to which neither Sublandlord nor Prime Landlord has a right to require removal, or the payment of the costs of removal, as set forth in this Sublease or the Prime Lease. In connection with the foregoing, Subtenant shall remove from the Demised Premises all of its property including, without limitation, the Furniture (subject to Section 7 above), the Fitness Equipment and the Cafeteria Equipment. In addition, and notwithstanding anything to the contrary in Section 9 of this Sublease, Subtenant hereby expressly assumes all restoration and removal obligations of “Tenant” under the Prime Lease, including, without limitation, the obligation to pay for the removal of any Alterations and other improvements from the Demised Premises to the extent Sublandlord is required to make such payments to Prime Landlord pursuant to the terms of the Prime Lease. Subtenant’s obligations to perform and observe the foregoing covenants shall survive the expiration or other termination of the Term of this Sublease. If the last day of this Sublease shall fall on a Saturday, Sunday or legal holiday, this Sublease shall expire on the last business day preceding such last day, provided, however, that if Subtenant and Prime Landlord

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have executed and delivered a direct lease with a commencement date immediately following the Expiration Date and Prime Landlord has signed and delivered to Sublandlord a written waiver of any and all obligations of Tenant under the Prime Lease to comply with the obligations described in the foregoing provisions, Subtenant shall not be required to comply with the provisions of this Section, and may remain in the Demised Premises through the last day of the term of the Prime Lease.

25.          Holdover. Subtenant shall surrender the Demised Premises on or before the Expiration Date without any delay. In the event Subtenant does not immediately surrender the Demised Premises on the Expiration Date, Subtenant’s continued possession shall be on the basis of a tenancy at the sufferance of the Sublandlord. In such event, Subtenant shall continue to comply with and perform all of the terms and obligations of this Sublease except that the Rent payable during each month or portion thereof shall be equal to One Hundred Fifty Percent (150%) of the Rent payable during the last full month prior to the expiration or termination of the Sublease, as applicable. Subtenant shall be liable to Sublandlord for, and shall indemnify and hold Sublandlord harmless against, all damage which Sublandlord suffers because of any holding over by Subtenant, including without limitation, all claims made against Sublandlord resulting from Sublandlord’s delay in delivering possession of the Demised Premises to Prime Landlord. Notwithstanding anything to the contrary contained in this Sublease, if Subtenant and Prime Landlord have executed and delivered a direct lease with a commencement date immediately following the Expiration Date and Prime Landlord has signed and delivered to Sublandlord a written waiver of Prime Landlord’s rights under Article 16 of the Prime Lease, Subtenant may remain in the Demised Premises through the last day of the term of the Prime Lease without being subject to the provisions of this Section 25.

26.          Brokers. Sublandlord and Subtenant each represent and warrant that neither has dealt with any brokers or consultants in connection with this transaction, except for (i) Roger Gage, Matt Hargrove, Mike Shellow and Janet Polanchyck, collectively of Cushman & Wakefield, Inc. of California, Sublandlord’s exclusive “Leasing Broker” for this Sublease, and (ii) Bruce McLellan of McLellan Commercial Real Estate, Inc., Subtenant’s exclusive “Tenant Broker” for this Sublease. Sublandlord shall pay all commissions due such brokers pursuant to a separate agreement with the Leasing Broker and Tenant Broker. Each party shall hold and save the other harmless of and from any and all loss, costs, damage, injury or expense arising out of or in any way related to claims for any other real estate brokers, sales persons or finder’s commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnified party or alleged introductions of the indemnifying party to the indemnified party.

27.          Confidentiality. Each party agrees to hold the material terms and conditions of this Sublease and the transactions contemplated or permitted hereby, including, without limitation, any assignment of this Sublease, strictly confidential. Accordingly, except to the extent required by law, including, without limitation, any law requiring Subtenant or Sublandlord to disclose all or certain terms of this Sublease in a filing required by the Securities and Exchange Commission or any successor thereto, or by court order (in the case of a court order, following advanced written notice to the non-disclosing party), neither party shall, without the other party’s prior written consent, release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any

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information concerning the material terms or conditions of the Sublease, or the transactions contemplated or permitted hereby, to any person or entity, including, without limitation, any other subtenant or potential subtenant of Sublandlord or other occupant of Sublandlord’s space in Mountain View, California. Notwithstanding the foregoing, each party may disclose such information to the its prospective lenders, legal and financial advisors, accountants, engineers or other persons if and to the extent such persons have a legitimate business purpose for needing such information in furtherance of, or consistent with, the transactions contemplated hereby and provided that such persons agree to hold such information strictly confidential to the same degree as if such persons were bound by the provisions of this Section 27. The terms of this Section 27 shall survive the expiration or earlier termination of this Sublease for a period of five (5) years.

28.          Prime Landlord Consent. This Sublease and the obligations of Sublandlord and Subtenant under this Sublease and the Work Letter Agreement are expressly conditioned upon receipt of the prior written consent of Prime Landlord to this Sublease, the form and content of which shall: (a) be acceptable to Sublandlord and Subtenant in their reasonably exercised discretion, (b) constitute a consent to this Sublease by Prime Landlord as required by Article 11 of the Prime Lease, and (c) contain an acknowledgement that the Demised Premises may be used by Subtenant for customer training and sales presentation purposes. Notwithstanding the foregoing, Subtenant and Sublandlord shall be deemed to have accepted, for purposes of subsection (a) above, a consent to this Sublease by Prime Landlord if such consent satisfies the conditions set forth in subsections (b)-(c), unless such consent contains additional terms that are not customary in the current Mountain View leasing market for comparable buildings and, if agreed to by Subtenant and/or Sublandlord, would materially and adversely change Subtenant’s rights or obligations hereunder. In addition, Sublandlord shall use commercially reasonable efforts, at no cost or expense to Sublandlord, to obtain a subordination, nondisturbance and attornment agreement from Prime Landlord for the benefit of Subtenant or the inclusion of subordination, nondisturbance, and attornment language within the written consent to this Sublease signed and delivered by Prime Landlord.

29.          General Provisions.

(a)           Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

(b)           Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the State of California.

(c)           Entire Agreement. This Sublease, which includes all exhibits attached hereto, contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Demised Premises and Sublandlord’s obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had

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between the parties are merged to this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Sublandlord or Subtenant to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Subtenant and Sublandlord. No surrender of possession of the Demised Premises or of any part thereof or of any remainder of the Term shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Base Rent or Additional Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Base Rent or Additional Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

(d)           Conflicts Between this Sublease and the Prime Sublease. With respect to the relationship between the Sublandlord and the Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. As between Sublandlord and Prime Landlord, nothing herein shall be construed in any way to affect the rights and obligations of the Sublandlord and the Prime Landlord under the Prime Lease.

(e)           Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

(f)            Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

(g)           Counterparts; Facsimile. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument. The parties agree and intend that a signature delivered by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

(h)           No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

30.          Release and Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Sublandlord shall use diligent efforts during the first twelve (12) months of the Term to obtain a written agreement from Prime Landlord providing that the release of subrogation provisions set forth in the last two sentences of Article 13 of the Prime Lease shall be deemed an agreement between Prime Landlord and

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Subtenant as if Subtenant were “Tenant” under the Prime Lease. In addition, subject to Section 9(a) above, the release and waiver of subrogation provisions of Article 13 of the Prime Lease shall be deemed to apply to Sublandlord and Subtenant as if they were respectively “Landlord” and “Tenant” thereunder; provided, however, for purposes of construing such release and waiver provisions as incorporated herein, the parties acknowledge and agree that Sublandlord shall have no obligation to maintain the insurance requirements of “Landlord” under the Prime Lease but rather shall be required to continue to maintain the insurance requirements of “Tenant” thereunder.

31.          Right to Cure. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, in the event that Sublandlord defaults in the performance or observance of any of Sublandlord’s obligations under the Prime Lease (to the extent not the obligation of Subtenant hereunder or caused by Subtenant’s default hereunder) or this Sublease, or fails to perform Sublandlord’s stated obligations under Section 9(b) of this Sublease and such default or failure, in Subtenant’s reasonable opinion, materially impairs the conduct by Subtenant of its business operations in the Demised Premises, then Subtenant shall give Sublandlord notice specifying in what manner Sublandlord has defaulted, and if such default shall not be cured by Sublandlord within a reasonable time, but in no event longer than thirty (30) days thereafter (except that if such default cannot be cured within said period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such period and proceeds diligently thereafter to effect the cure as quickly as reasonably practicable), then Subtenant shall be entitled, at Subtenant’s option, to cure such default and promptly collect from Sublandlord the reasonable, out-of-pocket expenses actually incurred by Subtenant in curing such default. Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Prime Lease or with any applicable governmental law, regulation or order. For the avoidance of doubt, the parties acknowledge and agree that the foregoing self-help remedies shall not be construed as exclusive remedies of Subtenant and that an- exercise of such remedies pursuant to the terms set forth herein shall not be deemed to constitute a waiver of any other remedies available to Subtenant under this Sublease or applicable law.

32.          Amendment or Modification. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease, Sublandlord shall not amend or modify the Prime Lease in any way so as to materially and adversely affect Subtenant or its interest hereunder, materially increase Subtenant’s obligations hereunder or materially restrict Subtenant’s rights hereunder, without the prior written consent of Subtenant, which may be withheld in Subtenant’s sole but reasonably exercised discretion.

33.          Representations. Sublandlord represents that, to Sublandlord’s current knowledge, (i) the copy of the Prime Lease attached hereto is a true, correct and complete copy thereof; (ii) there exist no amendments, or modifications to the Prime Lease (whether oral or written) except as attached thereto; (iii) neither Sublandlord nor Prime Landlord is in default under the provisions of the Prime Lease, nor is there any event, condition or circumstance existing which with notice, or the passage of time or both, would constitute a “default” thereunder; (iv) the Prime Lease is in full force and effect and is a valid and binding obligation of Sublandlord and of Prime Landlord, and (v) there are no pending actions, suits or proceedings before any governmental entity, court or administrative agency against Sublandlord that are

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reasonably likely to materially and adversely affect the ability of Sublandlord to perform its obligations under this Sublease or the Prime Lease. Subtenant represents, to Subtenant’s current knowledge, that there are no pending actions, suits or proceedings before any governmental entity, court or administrative agency against Subtenant that are reasonably likely to materially and adversely affect the ability of Subtenant to perform its obligations under this Sublease.

34.          Voluntary Termination. For so long as Subtenant is not in default of its obligations under this Sublease beyond any applicable notice and cure periods, Sublandlord shall not voluntarily terminate the Prime Lease or surrender the Demised Premises during the Term unless and until Prime Landlord has agreed to (i) thereafter assume all rights and obligations of “Sublandlord” under this Sublease (a “Prime Landlord Assumption”), or (ii) simultaneously enter into a direct lease with Subtenant (the “Direct Lease”) upon substantially the same terms and conditions of this Sublease, including without, limitation, the Base Rent payable by Subtenant hereunder, such that the terms and conditions of the Direct Lease do not materially and adversely change Subtenant’s rights or obligations under this Sublease. If Prime Landlord consents to a Prime Landlord Assumption, Subtenant shall attorn to Prime Landlord in connection with any such voluntary termination or surrender, and shall execute an attornment agreement in such form as may reasonably be requested by Prime Landlord and reasonably acceptable to Subtenant. The terms of this Section 34 shall not apply with respect to Sublandlord’s exercise of its termination rights in the event of casualty pursuant to Sections 22 (c) or (d) of the Prime Lease, but Sublandlord shall notify Subtenant in writing at the time Sublandlord notifies Prime Landlord of the exercise of any such termination right.

35.          Acknowledgment of Sublandlord. Sublandlord acknowledges that Subtenant intends to negotiate with Prime Landlord a Direct Lease with a commencement date immediately following the Expiration Date of this Sublease. Provided that this Sublease remains in effect as of the date on which Sublandlord’s Exercise Notice is due pursuant to Section 43 of the Prime Lease and that Subtenant is not in default of its obligations under this Sublease beyond any applicable notice and cure period as of such date, Sublandlord hereby agrees not to exercise its Option to Renew pursuant to Article 43 of the Prime Lease without the prior written consent of Subtenant, which may be withheld in Subtenant’s sole but reasonably exercised discretion.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

SUBLANDLORD:

NETSCAPE COMMUNICATIONS CORPORATION,
A DELAWARE CORPORATION

By:	/s/ Michael Bartscherer
Name:	Michael Bartscherer
Title:	Vice president, Corporate Services

SUBTENANT:

MERCURY INTERACTIVE CORPORATION,
A DELAWARE CORPORATION

By:	/s/ Anthony Zingale
Name:	Anthony Zingale
Title:	President & COO

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EXHIBIT A

OUTLINE OF DEMISED PREMISES

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4

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EXHIBIT B

WORK LETTER AGREEMENT

In consideration of the mutual covenants contained in the Sublease, of which this Exhibit B is a part, Subtenant and Sublandlord agree that the Demised Premises shall be improved as hereinafter set forth. Except as defined in this Work Agreement to the contrary, all terms utilized in this Work Agreement shall have the same meaning as the defined terms in the Sublease. The provisions of the Sublease, except where clearly inconsistent or inapplicable to this Work Agreement, are hereby incorporated into this Exhibit B.

1.             General. The purpose of this Work Agreement is to set forth how the Initial Improvements in the Demised Premises as set forth on the Construction Documents, as defined below in Section 2(c), are to be designed and constructed. Notwithstanding the terms of this Work Agreement, Subtenant acknowledges and agrees that any construction of the Initial Improvements permitted in this Exhibit B shall also be subject to the terms and provisions of the Prime Lease, including, without limitation, Article 8 thereof.

2.             Initial Improvement Plans.

(a)           Base Building Tenant Improvement Standards. Sublandlord has submitted a copy of the Tenant Improvement Standards (“Standards”) to Subtenant and Subtenant stipulates that such Standards, together with additional information Subtenant has received and/or developed, are sufficient to allow Subtenant’s contractors and consultants to prepare all necessary layout, design, engineering, and construction plans for the full and complete construction of the Initial Improvements. The Standards are listed on the attached Schedule I. Subtenant, in designing and constructing its Initial Improvements, must use materials which are equal to or better than the quality of the materials specified on Schedule I.

(b)           Development and Approval of Plans. Subtenant shall employ, at its sole cost and expense, architects, engineers and/or other design contractors (each a “Design Professional”), to prepare and deliver to Sublandlord (i) on or before December 31, 2005 for Building 22, (ii) on or before December 31, 2006 for Building 21, and (iii) on or before December 31, 2007 for Building 20, space plans, architectural plans, engineering plans, and other customary project documents (collectively, the “Project Plans”) showing in specific detail the Initial Improvements that Subtenant desires to make in the Demised Premises. Each of Subtenant’s Design Professional(s) shall be duly licensed and subject to Sublandlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, and shall be conditioned on the Design Professional’s reputation for quality of work, timeliness of performance, integrity and Sublandlord’s prior experience (if any) with such Design Professional, and to Prime Landlord’s approval in accordance with the terms of the Prime Lease. The foregoing Project Plans shall be subject to Sublandlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and to Prime Landlord’s approval pursuant to the terms of the Prime Lease. Once received by Sublandlord, Sublandlord shall (i) submit the Project Plans to the Prime Landlord for approval; and (ii) review the Project Plans and notify Subtenant, within seven (7) business days, if Sublandlord has any material objections. In the event that either Sublandlord or Prime Landlord has material objections, Subtenant shall revise

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the Project Plans only as to such objections and shall, within three (3) business days of Subtenant’s receipt of such objections, resubmit them to Sublandlord, for Sublandlord’s and Prime Landlord’s review and approval, in which event, the foregoing procedure shall be repeated until Sublandlord and Prime Landlord ultimately approve the Project Plans.

(c)           Construction Documents. As approved, the Project Plans shall be deemed the “Construction Documents.” Subtenant shall reimburse Subandlord, as Additional Rent under the Sublease, Sublandlord’s actual and reasonable costs, including any charges payable to Prime Landlord pursuant to Section 8(f) of the Prime Lease, as demonstrated by Sublandlord’s invoice(s) therefor or other reasonably-detailed documentation, incurred in connection with the preparation, review and approval of the Project Plans. Deliveries of the Project Plans (or any subpart thereof) shall be delivered by messenger service, by personal hand delivery or by overnight parcel service.

(d)           Standards for Sublandlord’s Approval. Sublandlord’s criteria for approvals of the Project Plans shall be based on reasonable criteria established from time to time by Sublandlord. Without limiting the generality of the foregoing, Sublandlord will automatically be deemed to have acted reasonably if a Sublandlord disapproval is predicated upon (i) Prime Landlord’s disapproval of the Project Plans; (ii) non-compliance with the terms of the Sublease or Prime Lease; (iii) any affect on the structural integrity of any Building, (iv) reasonably anticipated damage to any Building’s mechanical, electrical, plumbing or HVAC systems, (v) non-compliance with applicable laws, codes, regulations, or generally accepted industry standards, (vi) failure to use materials equal to or better than those required by Schedule I pertaining to Standards, and (vii) any affect on the exterior appearance of any Building (“Approved Criteria”). While Sublandlord has the right to approve the Project Plans, Sublandlord’s interest in doing so is to protect each Building’s and Sublandlord’s interests. Accordingly, Subtenant shall not rely upon Sublandlord’s approvals and Sublandlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such Project Plans, or the compliance thereof with applicable laws, statutes, codes, ordinances, rates, and regulations (collectively “Laws”), and Sublandlord shall incur no liability or cost of any kind by reason of granting such approvals.

(e)           Change Orders. In the event that Subtenant requests or approves of any changes to the Construction Documents (each, a “Change Order”), Sublandlord shall not unreasonably withhold or delay its consent to any such Change Order, but subject to the Approval Criteria listed above.

(f)            Standards of Performance. Subtenant represents and warrants that all Design Professionals and Contractors (as defined in Section 4 below) performing work relating to the Initial Improvements shall (i) comply with all Laws, (ii) be familiar with each Building (including all systems therein) and the Standards, and (iii) exercise due care and diligence in the performance of services relating to the Initial Improvements and shall perform such services in a good and workmanlike manner. In addition, the Project Plans shall clearly identify any impact of such plans on the structure, equipment, appearance, or systems of each Building.

3.             Permits. Subtenant shall be responsible for obtaining all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit

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for the Initial Improvements based upon such Construction Documents. Thereafter, Subtenant shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having authority over the construction and installation of the Initial Improvements in accordance with the approved Construction Documents and shall undertake all steps necessary to insure that the construction of the Initial Improvements is accomplished in strict compliance with all Laws applicable to such construction and the requirements and standards of any insurance underwriting board, inspection bureau, or insurance carrier insuring the Demised Premises pursuant to the Sublease.

4.             Construction. Subtenant shall employ an outside contractor or contractors of Subtenant’s choice (each a “Contractor”) to construct the Initial Improvements in substantial conformance with the Construction Documents. Each of Subtenant’s Contractor(s) and all lower-tier contractors shall be duly licensed and subject to Sublandlord’s prior written approval, which approval shall not be unreasonably withheld or delayed and shall be conditioned on the contractor’s reputation for quality of work, timeliness of performance, integrity and Sublandlord’s prior experience (if any) with such contractor, and Prime Landlord’s approval in accordance with the terms of the Prime Lease. Subtenant shall pay for the entire cost of design and construction of the Initial Improvements (including the supply of all materials thereto) and all permits, review and approval fees in connection therewith. Subtenant shall use its Contractor or Contractors to commence construction of the Initial Improvements within thirty (30) days following Sublandlord’s and Prime Landlord’s approval of the Project Plans, or following’ plan approval by the City of Mountain View, whichever is later, and shall use reasonable commercial efforts to cause the Initial Improvements to be completed no later than twelve (12) months thereafter. Subtenant, each Subtenant Contractor and the performance of all work relating to the Initial Improvements shall be subject to the following conditions:

(a)           Sublandlord and Prime Landlord and their respective agents shall each have the right to inspect the construction of the Initial Improvements during the progress thereof, at reasonable times and without unreasonable interference with the construction of the Initial Improvements, it being the intent of the parties hereto that Sublandlord shall be reasonable in its inspection of the construction of the Initial Improvements and that Sublandlord shall recognize, to the extent commercially reasonable and practicable, the necessity of field changes based on field conditions. However, neither the privilege herein granted to Sublandlord to make such inspections, nor the making of such inspections by Sublandlord, shall operate as a waiver of any rights of Sublandlord to require good and workmanlike construction and improvements erected in accordance with the Construction Documents and the Prime Lease.

(b)           The Initial Improvements shall, be constructed in accordance with the Construction Documents and the Prime Lease, and Subtenant or Subtenant’s Contractor(s) shall submit schedules of all work relating to the Initial Improvements to Sublandlord before any such Contractor may be approved by Sublandlord. Subtenant shall abide by all rules made by Prime Landlord or reasonably made by Sublandlord with respect to the use of parking and loading areas, storage of materials, and any other matter in connection with this Work Agreement, including, without limitation, the construction of the Initial Improvements.

(c)           Subtenant’s Contractors and the respective subcontractors and sub-subcontractors performing any part of the Initial Improvements shall guarantee to Subtenant and

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for the benefit of Sublandlord and Prime Landlord that the portion of the Initial Improvements for which such contractor is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Initial Improvements shall be contained in the applicable contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of Prime Landlord, Sublandlord, and Subtenant, as their respective interests may appear, and can be directly enforced by any such parties.

5.             Default. Any default by either party under the terms of this Work Agreement shall constitute a default under the Sublease. Each party shall have any and all rights to remedy such defaults of the other party pursuant to the provisions of the Sublease.

6.             Reasonable Diligence. Both Sublandlord and Subtenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Work Agreement and in proceeding with the construction and completion of the Initial Improvements in the Demised Premises.

7.             Insurance Requirements.

(a)           General Coverages. Subtenant shall require all Subtenant’s Contractors and all other lower-tier contractors (i.e., subcontractors and sub-subcontractors) to carry worker’s compensation insurance covering all of their respective employees, and to carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Subtenant as set forth in Section 10 of the Sublease.

(b)           Special Coverages. Subtenant shall carry “Builder’s All Risk” insurance in an amount approved by Sublandlord covering the construction of the Initial Improvements, and such other insurance as Sublandlord reasonably may require, it being understood and agreed that the Initial Improvements shall be insured by Subtenant pursuant to Section 10 of the Sublease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Sublandlord including, but not limited to, the requirement that all of Subtenant’s Contractors and lower-tier contractors shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Subtenant as provided in Section 10 of the Sublease.

(c)           General Terms. Certificates for all insurance carried pursuant to this Work Agreement must comply with the requirements of Section 10 of the Sublease and shall be delivered to Sublandlord before the commencement of construction of the Initial Improvements and before the Contractor’s equipment is moved into the Demised Premises. In the event that the Initial Improvements are damaged by any cause during the course of the construction thereof, Subtenant shall immediately repair the same at Subtenant’s sole cost and expense. Subtenant’s Contractors and all lower-tier contractors shall maintain all of the foregoing insurance coverage in force until the Initial Improvements are fully completed and accepted by Sublandlord, except for any Products and Completed Operation Coverage insurance required by Sublandlord, which

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is to be maintained for ten (10) years following completion of the work and acceptance by Sublandlord and Subtenant. All policies carried under this Section 7 shall insure Prime Landlord, Sublandlord, and Subtenant, as their interests may appear, as well as the Contractor. All insurance, except Workers’ Compensation, maintained by Subtenant’s Contractors and all lower-tier contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

8.             Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Initial Improvements, Subtenant shall cause a Notice of Completion to be recorded in the office of the Recorder of Santa Clara County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Sublandlord upon such recordation. If Subtenant fails to do so, Sublandlord may execute and file the same on behalf of Subtenant as Subtenant’s agent for such purpose, at Subtenant’s sole cost and expense. At the conclusion of construction, (i) Subtenant shall cause the Design Professionals and Contractors (A) to update the Construction Documents as necessary to reflect all changes made to the Construction Documents during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Sublease, and (C) to deliver to Sublandlord two (2) sets of copies of such record set of drawings and one (1) additional electronic copy (in .dwg format in accordance with AIA layering standards) within ninety (90) days following issuance of a certificate of occupancy for the Demised Premises, and (ii) Subtenant shall deliver to Sublandlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Demised Premises.

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SCHEDULE I TO

EXHIBIT B

TENANT IMPROVEMENT STANDARDS

GENERAL TENANT IMPROVEMENT STANDARDS

ACOUSTICAL CEILINGS:

2 x 4 flat white T-Bar grid with drop-in ceiling tiles (rated as required). Tenant may provide specifications for ceiling tiles, subject to Landlord’s approval. Compression post and seismic wires as required by code, All required light wires.

Open ceiling plan permitted, subject to Landlord approval.

CARPET & RESILIENT FLOORING:

Carpet:	28 oz. loop pile glue down carpet

Base:	2” to 4” rubber base (top set base at resilient floors).

Resilient:	Armstrong Stonetex

PAINT:

Two coats of paint over prime coat. Standard manufacturers are Kelly Moore, Sinclair or equal.

WALL COVERINGS:

Walls shall have a smooth finish.

Not otherwise specifically required by Landlord.

PLUMBING:

Coffee bar sinks with single handle faucets, 2 1/2 gallon under counter hot water or other arrangements acceptable to Landlord.

HVAC:

Tenant to provide design by licensed mechanical engineer based on design criteria by Super Symmetry. The design is subject to Landlord’s approval.

FIRE SPRINKLERS:

Base Building Improvements include mains and up heads at the structure. Tenant Improvements include all necessary drop heads with semi-recessed chrome heads with white escutcheons. Drop heads to be tile-centered where possible and otherwise placed in aesthetically pleasing locations.

CASEWORK:

Base cabinets with Countertops - Flush overlay construction, plastic laminate exteriors, drawers over doors, 6” drawer fronts, one selply shelf adjustable on 32 mm pins, 4” back splash, 4” painted plywood base, locking rail behind face frame between doors and drawers (no locks, unless specifically requested), 2’-3” deep, 3’-0” high, polished chrome wire pulls, hinges adjustable with 170 degrees opening, shelf span not to exceed 32”, countertops to be plywood under plastic laminate.

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Wall Cabinets - Flush overlay construction laminate exteriors, mounted from 4’-8” above finished floor to 7’-6” above finished floor, seal top with backing material, two selply shelves adjustable on 32 mm pins, 3” apron at bottom, brushed chrome wire pulls, hinges adjustable with 170 degree opening, shelf span not to exceed 32”.

Standard Plastics Laminates - Formica, Wilson art or Nevamar.

DOORS. FRAMES, HARDWARE & GLASS:

Doors:	3’-0” x 9’0” x 1-3/4” solid core, prefinished wood (wood veneer or paint grade, rated as required). Proposed upgrades shall be submitted to Landlord for approval.

Frames:	Brushed aluminum with clear finish (rated as required). Sidelight frames integral with door frame 2’-0” x 9’-0”.

Hardware:	Schlage lever hardware. Two pair butts per door. Dome floor stops. Closers, automatic flush bolts, astragals, and coordinators with finish to be mutually acceptable to Tenant and Landlord.

Glass:	1/4” clear tempered or square wired glass where required by code.

METAL FRAMING & DRYWALL

Corridor walls and demising walls for bathrooms, elevator pits and stairwell enclosures/1-Hr. construction with 3 5/8” 25 gauge metal studs, 24” on center to underside of structure with 5/8” sheetrock on each side and R-11 batt insulation full height.

Tenant demising walls/full height (slab to structure) 3 5/8” 25 gauge metal studs, 24” on center with R-l1 insulation and 5/8” type “X” sheetrock full height both sides (the height of the wall may be adjusted for return air plenium).

Tenant interior walls/ceiling height (floor to underside of acoustical ceiling), 3 5/8” 25 gauge studs, 24” on center with 5/8” sheetrock on each side and J-mold at top.

Finish: Smooth (level 4) wall.

ELECTRICAL:

Light fixtures: 2’ x 4’ three lamp fixtures with 18 cell parabolic lenses or other fixtures mutually acceptable to Tenant and Landlord.

Downlight and wall washers as accent lighting in conference rooms and reception areas as appropriate.

Exit lights: Quantity as required by code, to be specified by Tenant subject to Landlord’s approval.

Outlets and switches: Private offices receive two duplex electrical outlets, two telephone and data outlets (ring/string) and one dual light switch. Conference rooms receive four duplex

2

outlets, two telephone and data outlets (ring/string) and one dual light switch. All other rooms are addressed based on specific layouts. Any changes to the foregoing specifications shall be subject to approval by Landlord.

EXTERIOR WINDOW COVERING:

1” horizontal mini-blinds at interior of each exterior window, top lock controls. Standard typical manufactures, Levelor, Hunter-Douglas or equal. Color to be consistent throughout the Premises and acceptable to Landlord. Alternatives may be specified in some areas subject to Landlord’s approval.

CEILINGS:

Ceiling height on all floors shall be a minimum of ten feet, except as otherwise approved by Landlord.

Ail partitions shall be below the ceiling grid, except as specifically indicated in Tenant’s space plan and/or Working Drawings and approved by Landlord in Landlord’s sole discretion.

LIMITATION ON HARD WALL OFFICE:

No more than Fifty percent (50%) of the rentable floor area on any floor of any Building shall be enclosed as hard wall office, unless approved by Landlord at its sole discretion; provided, however, that Tenant may exceed this limitation if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease.

SOUND INSULATION:

Adequate sound insulation shall be provided for bathrooms, conference rooms and copy rooms.

3

SCHEDULE D-1

MINIMUM STANDARDS

FOR

TENANT IMPROVEMENTS

NETSCAPE COMMUNICATIONS CORPORATION

464 Ellis Street • Mountain View

Phase I

RESTROOMS:

•                  Walls & Floors - Dal Tile or American Olean unglazed mosaic 2”x 2” ceramic tile thinset

•                  Ceramic tile wainscot- 6’-0” high @ wet walls

•                  Stipple enamel painter gyp.bd. ceiling @ min. 9’ high.

SINK TOPS:

•                  Tile, granite or Conan

DRINKING FOUNTAIN:

•                  Haws Model HWCF8-2 Dual Heights

URINAL:

•                  American Standard Allbrook Urinal 6541.132

LAVATORY:

•                  American Standard Ovalyn Under Counter 0470.013.

FAUCET:

•                  Kohler Triton K-7113-4B

TOILETS:

•                  Wall mounted American Standard Elongated Cadet 9463-018 with Sloan 115 PYV flush valve.

4

TOILET ACCESSORIES:

• Paper towel dispenser:	Bobrick B38032
(Women’s dual)

•                  Combination Unit, Toilet Seat Cover, Toilet Tissue:

•      Bobrick B-3571 (Women’s single)

•      Bobrick B-357 (Women’s dual)

•      Bobrick B-3479 (Men’s single)

•      Bobrick B-3471 (Men’s dual)

• Liquid Soap Dispenser:	Brobrick B-822
(Counter Mounted)

• Recessed Feminine Napkin	Brobrick B-3500
Dispenser:

• Grab Bar:	Brobrick B-490-36
Brobrick B-490-48

MIRROR OVER SINKS:

•                  1/4” thick float mirror wall-to-wall from tight valance to vanity splash

P.L. TOILET PARTITIONS:

•                  Floor mounted. Additional specifications to be provided by Tenant, subject to Landlord’s approval.

JANITORIAL CLOSETS (BOTH FLOORS):

•                  Broom/mop holder

•                  Fiberglass floor sink

•                  4’-0” high Marlite wainscot behind sink

LOBBY:

•                  Elevator Finishes/Features:

•      Carpet

•      4500 lb. Front/Rear Service in Buildings 1 and 3; Front service only in Building 2

•      Wall panels - plastic laminate

•      Ceiling/Lighting - Eggcrate

CEREMONIAL STAIRWAY

•                  Carpet with or without pad

5

MISCELLANEOUS:

•                  Cafeteria & Health Club to be reviewed and approved

•                  ADA Compliance required throughout project

6

EXHIBIT C

OUTLINE OF SUBLEASED PREMISES

SECOND FLOOR

EXHIBIT C

OUTLINE OF SUBLEASED PREMISES

FIRST FLOOR

2

EXHIBIT D

WORK LETTER AGREEMENT

In consideration of the mutual covenants contained in the Sub-Sub-Sublease, of which this Exhibit D is a part, Reliant and Mercury agree that the Subleased Premises shall be improved as hereinafter set forth. Except as defined in this Work Letter Agreement (“Workletter”) to the contrary, all terms utilized in this Workletter shall have the same meaning as the defined terms in the Sub-Sublease. The provisions of the Sub-Sublease, except where clearly inconsistent or inapplicable to this Workletter, are hereby incorporated into this Exhibit D.

1.             General. The purpose of this Workletter is to set forth how the Initial Improvements in the Subleased Premises as set forth on the Construction Documents, as defined below in Section 2(c), are to be designed and constructed. Notwithstanding the terms of this Workletter, Reliant acknowledges and agrees that any construction of the Initial Improvements permitted in this Exhibit D shall also be subject to the terms and provisions of the Prime Lease, including, without limitation, Article 8 thereof. Conceptually, the Initial Improvements shall consist of construction of the following:  Conceptually, the Initial Improvements shall consist of construction of the following:  (i) first floor improvements including a testing laboratory (clinic) and restroom, not to exceed 2,300 rentable square feet, a manufacturing area with tiled floor and benches, a manufacturing room with a tiled floor and HEPA filters, and a warehouse area with a tiled floor, (ii) second floor improvements including the addition of tiled floors in several conference rooms, HEPA filters in an optics lab and the addition of a non-firewall wall to bifurcate a conference room; (iii) the addition and removal of several non-firewall walls and doors on the first and second floors, and (iv) the construction of other related improvements to be shown on the Project Plans, as defined below.

2.             Initial Improvement Plans.

a.             Base Building Tenant Improvement Standards. Mercury has submitted a copy of the Tenant Improvement Standards (“Standards”) to Reliant and Reliant stipulates that such Standards, together with additional information Reliant has received and/or developed, are sufficient to allow Reliant’s contractors and consultants to prepare all necessary layout, design, engineering, and construction plans for the full and complete construction of the Initial Improvements. The Standards are listed on the attached Schedule I. Reliant, in designing and constructing its Initial Improvements, must use materials which are equal to or better than the quality of the materials specified on Schedule I.

b.             Development and Approval of Plans. Reliant shall employ, at its sole cost and expense, architects, engineers and/or other design contractors (each a “Design Professional”), to prepare and deliver to Mercury, on or before October 1, 2005, space plans, architectural plans, engineering plans, and other customary project documents (collectively, the “Project Plans”) showing in specific detail the Initial Improvements that Reliant desires to make in the Subleased Premises. Each of Reliant’s Design Professional(s) shall be duly licensed and subject to Mercury’s prior written approval, which approval shall not be unreasonably withheld

1

or delayed, and shall be conditioned on the Design Professional’s reputation for quality of work, timeliness of performance, integrity and Mercury’s prior experience (if any) with such Design Professional, and to Master Sublandlord’s approval in accordance with the terms of the Sublease and Prime Landlord’s approval in accordance with the terms of the Prime Lease. The foregoing Project Plans shall be subject to Mercury’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and to Master Sublandlord’s approval pursuant to the terms of the Sublease and Prime Landlord’s approval pursuant to the terms of the Prime Lease. Once received by Mercury, Mercury shall (i) submit the Project Plans to Master Sublandlord and Prime Landlord for approval; and (ii) review the Project Plans and notify Reliant, within seven (7) business days, if Mercury has any material objections. In the event that Mercury, Master Sublandlord or Prime Landlord has material objections, Reliant shall revise the Project Plans only as to such objections and shall, within five (5) business days of Reliant’s receipt of such objections, resubmit them to Mercury, for Mercury’s, Master Sublandlord’s and Prime Landlord’s review and approval, in which event, the foregoing procedure shall be repeated until Mercury, Master Sublandlord and Prime Landlord ultimately approve the Project Plans.

c.             Construction Documents. As approved, the Project Plans shall be deemed the “Construction Documents.”  Reliant shall reimburse Mercury, as Additional Rent under the Sub-Sublease, for any charges payable to Master Sublandlord and Prime Landlord pursuant to Section 8(f) of the Prime Lease, as demonstrated by Master Sublandlord’s and/or Prime Landlord’s invoice(s) therefore or other reasonably-detailed documentation, incurred in connection with the preparation, review and approval of the Project Plans. Deliveries of the Project Plans (or any subpart thereof) shall be delivered by messenger service, by personal hand delivery or by overnight parcel service.

d.             Standards for Mercury’s Approval. Mercury’s criteria for approvals of the Project Plans shall be based on reasonable criteria established from time to time by Mercury. Without limiting the generality of the foregoing, Mercury will automatically be deemed to have acted reasonably if a Mercury disapproval is predicated upon (i) Master Sublandlord’s and/or Prime Landlord’s disapproval of the Project Plans; (ii) non-compliance with the terms of the Sub-Sublease, the Sublease or Prime Lease; (iii) any effect on the structural integrity of the Building, (iv) reasonably anticipated damage to the Building’s mechanical, electrical, plumbing or HVAC systems, (v) non-compliance with applicable laws, codes, regulations, or generally accepted industry standards, (vi) failure to use materials equal to or better than those required by Schedule I pertaining to Standards, and (vii) any effect on the exterior appearance of the Building (“Approved Criteria”). While Mercury has the right to approve the Project Plans, Mercury’s interest in doing so is to protect Building 20 and Mercury’s interest therein. Accordingly, Reliant shall not rely upon Mercury’s approvals and Mercury shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such Project Plans, or the compliance thereof with applicable laws, statutes, codes, ordinances, rates, and regulations (collectively “Laws”), and Mercury shall incur no liability or cost of any kind by reason of granting such approvals.

e.             Change Orders. In the event that Reliant requests or approves of any changes to the Construction Documents (each, a “Change Order”), Mercury shall not unreasonably withhold or delay its consent to any such Change Order, but subject to the Approval Criteria listed above.

2

f.              Standards of Performance. Reliant represents and warrants that all Design Professionals and Contractors (as defined in Section 4 below) performing work relating to the Initial Improvements shall (i) comply with all Laws, (ii) be familiar with the Building (including all systems therein) and the Standards, and (iii) exercise due care and diligence in the performance of services relating to the Initial Improvements and shall perform such services in a good and workmanlike manner. In addition, the Project Plans shall clearly identify any impact of such plans on the structure, equipment, appearance, or systems of the Building.

3.             Permits. Reliant shall be responsible for obtaining all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Initial Improvements based upon such Construction Documents. Thereafter, Reliant shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having authority over the construction and installation of the Initial Improvements in accordance with the approved Construction Documents and shall undertake all steps necessary to insure that the construction of the Initial Improvements is accomplished in strict compliance with all Laws applicable to such construction and the requirements and standards of any insurance underwriting board, inspection bureau, or insurance carrier insuring the Subleased Premises pursuant to the Sub-Sublease.

4.             Construction. Reliant shall employ an outside contractor or contractors of Reliant’s choice (each a “Contractor”) to construct the Initial Improvements in substantial conformance with the Construction Documents. Each of Reliant’s Contractor(s) and all lower-tier contractors shall be duly licensed and subject to Mercury’s prior written approval, which approval shall not be unreasonably withheld or delayed and shall be conditioned on the contractor’s reputation for quality of work, timeliness of performance, integrity and Mercury’s prior experience (if any) with such contractor, and Master Sublandlord’s approval in accordance with the terms of the Sublease and Prime Landlord’s approval in accordance with the terms of the Prime Lease. Reliant shall pay for the entire cost of design and construction of the Initial Improvements (including the supply of all materials thereto) and all permits, review and approval fees in connection therewith, subject to the Allowance to the extent the same may be used pursuant to the provisions below of this Workletter to reimburse Subtenant for the foregoing costs. Reliant shall cause its Contractor or Contractors to commence construction of the Initial Improvements within sixty (60) days following Mercury’s, Master Sublandlord’s and Prime Landlord’s approval of the Project Plans, or following plan approval by the City of Mountain View, whichever is later, and shall use reasonable commercial efforts to cause the Initial Improvements to be completed no later than six (6) months thereafter. Reliant, each Reliant Contractor and the performance of all work relating to the Initial Improvements shall be subject to the following conditions:

a.             Mercury, Master Sublandlord and Prime Landlord and their respective agents shall each have the right to inspect the construction of the Initial Improvements during the progress thereof, at reasonable times and without unreasonable interference with the construction of the Initial Improvements, it being the intent of the parties hereto that Mercury shall be reasonable in its inspection of the construction of the Initial Improvements and that Mercury shall recognize, to the extent commercially reasonable and practicable, the necessity of field changes based on field conditions. However, neither the privilege herein granted to Mercury to make such inspections, nor the making of such inspections by Mercury, shall operate as a waiver

3

of any rights of Mercury to require good and workmanlike construction and improvements erected in accordance with the Construction Documents, the Sub-Sublease, the Sublease and the Prime Lease.

b.             The Initial Improvements shall be constructed in accordance with the Construction Documents, the Sub-Sublease, the Sublease and the Prime Lease, and Reliant or Reliant’s Contractor(s) shall submit schedules of all work relating to the Initial Improvements to Mercury before any such Contractor may be approved by Mercury. Reliant shall abide by all rules made by Master Sublandlord or Prime Landlord or reasonably made by Mercury with respect to the use of parking and loading areas, storage of materials, and any other matter in connection with this Workletter, including, without limitation, the construction of the Initial Improvements.

c.             Reliant’s Contractors and the respective subcontractors and sub-subcontractors performing any part of the Initial Improvements shall guarantee to Reliant and for the benefit of Mercury, Master Sublandlord and Prime Landlord that the portion of the Initial Improvements for which such contractor is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Initial Improvements shall be contained in the applicable contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of Prime Landlord, Master Sublandlord, Mercury, and Reliant, as their respective interests may appear, and can be directly enforced by any such parties.

5.             Default. Any default by either party under the terms of this Workletter shall constitute a default under the Sub-Sublease. Each party shall have any and all rights to remedy such defaults of the other party pursuant to the provisions of the Sub-Sublease.

6.             Reasonable Diligence. Both Mercury and Reliant agree to use reasonable diligence in performing all of their respective obligations and duties under this Workletter and in proceeding with the construction and completion of the Initial Improvements in the Subleased Premises.

7.             Insurance Requirements.

a.             General Coverages. Reliant shall require all Reliant’s Contractors and all other lower-tier contractors (i.e., subcontractors and sub-subcontractors) to carry worker’s compensation insurance covering all of their respective employees, and to carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Reliant as set forth in Section 10 of the Sub-Sublease.

b.             Special Coverages. Reliant shall carry “Builder’s All Risk” insurance in an amount approved by Mercury covering the construction of the Initial Improvements, and such other insurance as Mercury reasonably may require, it being understood and agreed that the Initial Improvements shall be insured by Reliant pursuant to Section 10 of the Sub-Sublease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Mercury including, but

4

not limited to, the requirement that all of Reliant’s Contractors and lower-tier contractors shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Reliant as provided in Section 10 of the Sub-Sublease.

c.             General Terms. Certificates for all insurance carried pursuant to this Workletter must comply with the requirements of Section 10 of the Sub-Sublease and shall be delivered to Mercury before the commencement of construction of the Initial Improvements and before the Contractor’s equipment is moved into the Sub-Subleased Premises. In the event that the Initial Improvements are damaged by any cause during the course of the construction thereof, Reliant shall immediately repair the same as Reliant’s sole cost and expense. Reliant’s Contractors and all lower-tier contractors shall maintain all of the foregoing insurance coverage in force until the Initial Improvements are fully completed and accepted by Mercury, except for any Products and Completed Operation Coverage insurance required by Mercury, which is to be maintained for ten (10) years following completion of the work and acceptance by Mercury and Reliant. All policies carried under this Section 7 shall insure Prime; Landlord, Master Sublandlord, Mercury, and Reliant, as their interests may appear, as well as the Contractor. All insurance, except Workers’ Compensation maintained by Reliant’s Contractors and all lower-tier contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

8.             Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Initial Improvements, Reliant shall cause a Notice of Completion to be recorded in the office of the Recorder of Santa Clara County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Mercury upon such recordation. If Reliant fails to do so, Mercury may execute and file the same on behalf of Reliant as Reliant’s agent for such purpose, at Reliant’s sole cost and expense. At the conclusion of construction, (i) Reliant shall cause the Design Professionals and Contractors (a) to update the Construction Documents as necessary to reflect all changes made to the Construction Documents during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Sub-Sublease, and (C) to deliver to Mercury two (2) sets of copies of such record set of drawings and one (1) additional electronic copy (in .dwg format in accordance with AIA layering standards) within ninety (90) days following issuance of a certificate of occupancy for the Subleased Premises, and (ii) Reliant shall deliver to Mercury a copy of all warranties, guaranties, and operating manuals and information relating to the Improvements, equipment, and systems in the Subleased Premises.

9.             Initial Improvement Allowance. Provided Reliant is not then in default, beyond applicable notice and cure periods, and has not defaulted, beyond applicable notice and cure periods, in its obligations under the Sub-Sublease (the “Default Conditions”), Mercury will, commencing on the Allowance Date (as defined in this paragraph below), contribute up to Two Hundred Sixty-Five Thousand Five Hundred Ninety and No/100 Dollars ($265,590.00) (i.e., $5.00 per rentable square foot in the Subleased Premises) (the “Allowance”) to be applied

5

exclusively toward costs incurred by Reliant for the design, construction and permitting of the Initial Improvements (the “Construction Costs”), which Construction Costs expressly exclude any direct or indirect costs of Reliant’s Personal Property and Services. Following execution and delivery of the Sub-Sublease and the receipt of Master Sublandlord’s and Prime Landlord’s approval thereof, Reliant may request draws from the Allowance to pay the Construction Costs. As used herein, “Allowance Date” shall mean the date that is one (1) business day after the date Mercury obtains Master Sublandlord’s and Prime Landlord’s written consents to the Sub-Sublease. As a condition precedent to any disbursement of the Allowance by Mercury, Reliant shall furnish a written requisition for reimbursement of such Construction Costs from the Allowance, accompanied by appropriate corresponding invoices for Construction Costs from Reliant’s Contractors and Design Professionals, receipts evidencing the payment of such invoices by Reliant, and unconditional mechanics’ lien releases with respect to all contractors, subcontractors and suppliers (of any tier), performing work or supplying materials for which Reliant seeks reimbursement, or as Mercury may otherwise reasonably request. Provided that Mercury receives such requisition and supporting documentation no later than the twenty-fifth (25th) day of a calendar month, and subject to the Default Conditions, Mercury shall pay the amount of such requisition (up to the amount of the Allowance) by the thirtieth (30th) day of the immediately-succeeding calendar month. In the event the Construction Costs exceed the Allowance, such excess costs shall be borne exclusively by Reliant. In the event the cost of the Construction Costs are less than the allowance, the difference shall be retained by Mercury.

6

SCHEDULE I
TO EXHIBIT D

TENANT IMPROVEMENT STANDARDS

GENERAL TENANT IMPROVEMENT STANDARDS

ACOUSTICAL CEILINGS:

2 x 4 flat white T-Bar grid with drop-in ceiling tiles (rated as required). Tenant may provide specifications for ceiling tiles, subject to Landlord’s approval. Compression post and seismic wires as required by code. All required light wires.

Open ceiling plan permitted, subject to Landlord approval.

CARPET & RESILIENT FLOORING:

Carpet:	28 oz. loop pile glue down carpet

Base:	2” to 4” rubber base (top set base at resilient floors)

Resilient:	Armstrong Stonetex

PAINT:

Two costs of paint over prime coat. Standard manufacturers are Kelly Moore, Sinclair or equal.

WALL COVERINGS:

Walls shall have a smooth finish.

Not otherwise specifically required by Landlord.

PLUMBING:

Coffee bar sinks with single handle faucets, 2 ½ gallon under counter hot water or other arrangements acceptable to Landlord.

HVAC:

Tenant to provide design by licensed mechanical engineer based on design criteria by Super Symmetry. The design is subject to Landlord’s approval.

FIRE SPRINKLERS:

Base Building Improvements include mains and up heads at the structure. Tenant Improvements include all necessary drop heads with semi-recessed chrome heads with white escutcheons. Drop heads to be tile-centered where possible and otherwise placed in aesthetically pleasing locations.

1

CASEWORK:

Base cabinets with Countertops – Flush overlay construction, plastic laminate exteriors, drawers over doors, 6” drawer fronts, one selply shelf adjustable on 32 mm pins, 4” back splash, 4” painted plywood base, locking rail behind face frame between doors and drawers (no locks, unless specifically requested), 2’-3” deep, 3’-0” high, polished chrome wire pulls, hinges adjustable with 170 degrees opening, shelf span not to exceed 32”, countertops to be plywood under plastic laminate.

Wall Cabinets – Flush overlay construction laminate exteriors, mounted from 4’-8” above finished floor to 7’-6” above finished floor, seal top with backing material, two seply shelves adjustable on 32 mm pins, 3” apron at bottom, brushed chrome wire pulls, hinges adjustable with 170 degree opening, shelf span not to exceed 32”.

Standard Plastics Laminates – Formica, Wilsonart or Nevamar.

DOORS, FRAMES, HARDWARE & GLASS:

Doors:	3’-0” x 9’0” x 1-3/4” solid core, prefinished wood (wood veneer or paint grade, rated as required). Proposed upgrades shall be submitted to Landlord for approval.

Frames:	Brushed aluminum with clear finish (rated as required). Sidelight frames integral with door frame 2’-0” x 9’-0”.

Hardware:	Schlage lever hardware. Two pair butts per door. Dome floor stops. Closers, automatic flush bolts, astragals, and coordinators with finish to be mutually acceptable to Tenant and Landlord.

Glass:	¼” clear tempered or square wired glass where required by code.

METAL FRAMING & DRYWALL:

Corridor walls and demising walls for bathrooms, elevator pits and stairwell enclosures/1-Hr. construction with 3 5/8” 25 gauge metal studs, 24” on center to underside of structure with 5/8” sheetrock on each side and R-11 batt insulation full height.

Tenant demising walls/full height (slab to structure) 3 5/8” 25 gauge metal studs, 24” on center with R-11 insulation and 5/8” type “X” sheetrock full height both sides (the height of the wall may be adjusted for return air plenium).

Tenant interior walls/ceiling height (floor to underside of acoustical ceiling), 3 5/8” 25 gauge studs, 24” on center with 5/8” sheetrock on each side and J-mold at top.

Finish:    Smooth (level 4) wall.

2

ELECTRICAL:

Light fixtures:  2’ x 4’ three lamp fixtures with 18 cell parabolic lenses or other fixtures mutually acceptable to Tenant and Landlord.

Downlight and wall washers as accent lighting in conference rooms and reception areas as appropriate.

Exit lights:  Quantity as required by code, to be specified by Tenant subject to Landlord’s approval.

Outlets and switches:  Private offices receive two duplex electrical outlets, two telephone and data outlets (ring/string) and one dual light switch. Conference rooms receive four duplex outlets, two telephone and data outlets (ring/string) and one dual light switch. All other rooms are addressed based on specific layouts. Any changes to the foregoing specifications shall be subject to approval by Landlord.

EXTERIOR WINDOW COVERING:

1” horizontal mini-blinds at interior of each exterior window, top lock controls. Standard typical manufactures, Levelor, Hunter-Douglas or equal. Color to be consistent throughout the Premises and acceptable to Landlord. Alternatives may be specified in some areas subject to Landlord’s approval.

CEILINGS:

Ceiling height on all floors shall be a minimum of ten feet, except as otherwise approved by Landlord.

All partitions shall be below the ceiling grid, except as specifically indicated in Tenant’s space plan and/or Working Drawings and approved by Landlord in Landlord’s sole discretion.

LIMITATION ON HARD WALL OFFICE:

No more than Fifty percent (50%) of the rentable floor area on any floor of any Building shall be enclosed as hard wall office, unless approved by Landlord at its sole discretion; provided, however, that Tenant may exceed this limitation if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease.

SOUND INSULATION:

Adequate sound insulation shall be provided for bathrooms, conference rooms and copy rooms.

3

SCHEDULE D-I

MINIMUM STANDARDS
FOR
TENANT IMPROVEMENTS

NETSCAPE COMMUNICATIONS CORPORATION

464 Ellis Street • Mountain View

Phase I

RESTROOMS:

•	Walls & Floors – Dal Tile or American Olean unglazed mosaic
2” x 2” ceramic tile thinset
•	Ceramic tile wainscot – 6’-0” high @ wet walls
•	Stipple enamel painted gyp.bd. ceiling @ min. 9’ high.

SINK TOPS:

•	Tile, granite or Corian

DRINKING FOUNTAIN:

•	Haws Model HWCF8-2 Dual Heights

URINAL:

•	American Standard Allbrook Urinal 6541.132

LAVATORY:

•	American Standard Ovalyn Under Counter 0470.013.

FAUCET:

•	Kohler Triton K-7443-4B

TOILETS:

•	Wall mounted American Standard Elongated Cadet 9468-018
with Sloan 115 PYV flush valve.

1

TOILET ACCESSORIES:

•	Paper towel Dispenser:	Bobrick B38032
(Women’s dual)

•	Combination Unit, Toilet Seat Cover, Toilet Tissue:

	•	Bobrick B-3571 (Women’s single)
	•	Bobrick B-357 (Women’s dual)
	•	Bobrick B-3479 (Men’s single)
	•	Bobrick B-3471 (Men’s dual)

•	Liquid Soap Dispenser:	Bobrick B-822
(Counter Mounted)

•	Recessed Feminine Napkin:	Bobrick B-3500
Dispenser

•	Grab Bar:	Bobrick B-490-36
Bobrick B-490-48

MIRROR OVER SINKS:

•	¼” thick float mirror wall-to-wall from light valance to vanity splash.

P.L. TOILET PARTITIONS:

•	Floor mounted. Additional specifications to be provided by Tenant, subject to Landlord’s approval.

JANITORIAL CLOSETS (BOTH FLOORS):

•	Broom/mop holder
•	Fiberglass floor sink
•	4’-0” high Marlite wainscot behind sink

2

LOBBY:

•	Elevator Finishes/Features:
	•	Carpet
	•	4500 lb. Front/Rear Service in Buildings 1 and 3; Front service only in Building 2
	•	Wall panels – plastic laminate
	•	Ceiling/Lighting - Eggcrate

CEREMONIAL STAIRWAY:

•	Carpet with or without pad

MISCELLANEOUS:

•	Cafeteria & Health Club to be reviewed and approved
•	ADA Compliance required throughout project

3

EXHIBIT E

LIST OF FURNITURE

EXHIBIT E

LIST OF FURNITURE

Inventory for 464 Ellis Street, Mountain View, CA – Subleased Premises

Building 20

FIRST FLOOR:

Cubicles:  (95) 10 x 10 Consisting of:  Teknion TOS panel systems furniture

Panels:  (7) 66/60 panels and (1) 66/30 panel

Worksurfaces:  (2) 60/30 corners and (1) 60/30 straight

Components:  (1) Shelf w/task light, (1) Overhead Bin w/ task light, (1) 60x30 whiteboard element, (1) pencil drawer, (1) file, file pedestal, (1) box, box file pedestal and (1) task chair (optional)

Labs:  (2) Consisting of:  Symbiote Lab furniture

(1) room is empty – (1) consists of:  Panels:  (9) 80/48 panels, (1) 80/24 panel

Worksurfaces:  (2) 48/30 corners, (5) 48/30 str. surfaces, (1) 24/30 str. surface, (10) 48/18 str. Shelves

Conference Rooms:  (8) Consisting of:

(3-5) 60 x 30 KI tables, (1) phone table, and (8-12) chairs

SECOND FLOOR:

*Cubicles:  (68) 10 x 10 Consisting of:  Teknion TOS systems furniture

Panels:  (7) 66/60 panels and (1-2) 66/30 panels

Worksurfaces:  (2) 60/30 corners and (1) 60/30 straight

Components:  (1) Shelf w/ task light, (1) Overhead Bin w/ task light, (1) 60x30 whiteboard element, (1) pencil drawer, (1) file, file pedestal, (1) box, box file pedestal and (1) task chair (optional)

Labs:  (3) Consisting of:  Symbiote Lab furniture and/or Teknion panel furniture
(1) room is empty – (1) consists of:  Symbiote Panels:  (9) 80/48 panels, (1) 80/24 panel, (16) 62/48 panels

Worksurfaces:  (2-3) 48/30 corners, (1-5) 48/30 str. surfaces, (1) 24/30 str. surface, (4) 72/30 str. (3) 96/30 str. and (10) 48/18 str. shelves

Teknion furniture:  Panels:  (12) 66/60 panels, (1) 66/38 panel, (1) 66/24 panel

Worksurfaces:  (2) 60/30 corners, (1) 96/30 str. (7) 60/30 str. and (7) 48/24 shelves

**Conference Rooms:  (7) Consisting of:

(3-6) 80 x 30 KI tables, (1) phone table and/or (1) credenza, and (8-12) chairs

*Located in the Adjacent Space are 45 cubicles meeting the foregoing description

**Located in the Adjacent Space are 3 conference rooms meeting the foregoing description

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